Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

Dated as of October 28, 2018,

By and Among

DENBURY RESOURCES INC.,

DRAGON MERGER SUB INC.,

DR SUB LLC

and

PENN VIRGINIA CORPORATION

i

Exhibit A	Parent Charter Amendment
Exhibit B	Parent Tax Certificate
Exhibit C	Company Tax Certificate

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 28, 2018, by and among Denbury Resources Inc., a Delaware corporation (“Parent”), Dragon Merger Sub Inc., a Virginia corporation (“Merger Sub”), DR Sub LLC, a Virginia limited liability company and direct wholly owned Subsidiary of Parent (“LLC Sub”), and Penn Virginia Corporation, a Virginia corporation (the “Company”).

WHEREAS, Parent, Merger Sub and the Company intend to effect a merger (the “Merger”) of Merger Sub with and into the Company, with the Company continuing as the Surviving Corporation (as defined below) in the Merger as a wholly owned Subsidiary of Parent, in accordance with this Agreement and the Virginia Stock Corporation Act, as amended (the “VSCA”);

WHEREAS, immediately after the effectiveness of the Merger, the Surviving Corporation and LLC Sub intend to effect a merger (the “LLC Sub Merger”) of the Surviving Corporation with and into LLC Sub, with LLC Sub continuing as the surviving entity in the LLC Sub Merger as a direct wholly owned Subsidiary of Parent, in accordance with this Agreement, the VSCA and the Virginia Limited Liability Company Act, as amended (the “VLLCA”);

WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger and the LLC Sub Merger (together, the “Integrated Mergers”), taken together, qualify as a “reorganization” within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement constitutes and is adopted as a “plan of reorganization” within the meaning of Treasury Regulations §§ 1.368-2(g) and 1.368-3(a);

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (i) determined that the Merger is in the best interests of, and is advisable to, the Company and its shareholders (the “Company Shareholders”), (ii) approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement (collectively, the “Transactions”) and (iii) determined to recommend that the Company Shareholders approve this Agreement (the “Company Recommendation”);

WHEREAS, the Board of Directors of Parent (the “Parent Board”) has unanimously (i) determined that the Merger is in the best interests of, and is advisable to, Parent and its stockholders (the “Parent Stockholders”), (ii) approved and declared advisable this Agreement and the Transactions, including the Merger, the Share Issuance and the Parent Charter Amendment, and (iii) determined to recommend that the Parent Stockholders approve (A) the issuance (the “Share Issuance”) of common stock, par value $0.001 per share, of Parent (“Parent Common Stock”) pursuant to this Agreement and (B) the amendment of the Parent Charter (as hereinafter defined and substantially in the form attached hereto as Exhibit A) to increase the number of shares of Parent Common Stock authorized thereunder (the “Parent Charter Amendment,” and the recommendation referred in this clause (iii), the “Parent Recommendation”) and directed that the Share Issuance and Parent Charter Amendment be submitted to the Parent Stockholders for approval at a duly held meeting of such stockholders for such purpose;

WHEREAS, (i) the Board of Directors of Merger Sub has (a) determined that the Merger is in the best interests of, and advisable to, Merger Sub and Parent, as its sole shareholder, (b) approved and adopted this Agreement and the Transactions, including the Merger, and (c) recommended that Parent, as the sole shareholder of Merger Sub, approve this Agreement and (ii) Parent, as the sole shareholder of Merger Sub, has approved this Agreement and the Transactions;

WHEREAS, as an inducement to Parent entering into this Agreement, concurrently with the execution and delivery of this Agreement, Parent and the Company are entering into voting agreements with the Strategic Value Partners Entities, KLS Diversified Asset Management LP and each director and executive officer of the Company (the “Voting Agreements”) pursuant to which, among other things, such Persons have agreed, subject to the terms of the Voting Agreements, to vote all of its Company Common Shares in accordance with the terms of the Voting Agreements; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements hereinafter set forth, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

The Merger

SECTION 1.01 Merger of Merger Sub into the Company; Merger of the Company into LLC Sub.

(a) On the terms and subject to the conditions set forth in this Agreement and in accordance with the VSCA, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving entity in the Merger (the “Surviving Corporation”) as a wholly owned Subsidiary of Parent.

(b) Immediately following the Effective Time, on the terms and subject to the conditions set forth in this Agreement and in accordance with the VSCA and the VLLCA, the Surviving Corporation shall merge with and into LLC Sub, with LLC Sub continuing as the surviving entity in the LLC Sub Merger as a wholly owned Subsidiary of Parent. At the time of and immediately after the LLC Sub Merger, (i) all capital stock of the Surviving Corporation issued and outstanding immediately prior to the effective time of the LLC Merger shall automatically be cancelled and extinguished and will cease to exist, and no consideration will be delivered in exchange therefor, (ii) all of the membership interests of LLC Sub issued and outstanding immediately prior to the effective time shall remain outstanding following the consummation of the LLC Sub Merger and shall not be affected in any way by the LLC Sub Merger, (iii) Parent shall own all of the membership interests in LLC Sub and shall be the sole member of LLC Sub, and (iv) LLC Sub shall be treated as an entity disregarded as separate from Parent for U.S. federal income tax purposes.

(c) Without limiting the generality of the foregoing, and subject thereto, (A) at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation and (B) at the effective time of the LLC Sub Merger, all of the property, rights, privileges, powers and franchises of the Surviving Corporation and LLC Sub shall vest in LLC Sub, and all debts, liabilities and duties of the Surviving Corporation and LLC Sub shall become the debts, liabilities and duties of LLC Sub.

SECTION 1.02 Closing. The closing (the “Closing”) of the Merger shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 1000 Louisiana, 68th Floor, Houston, Texas 77002 on a date to be mutually agreed upon by Parent and the Company, which shall be no later than the second Business Day following the satisfaction or (to the extent permitted by Law) waiver by the party or parties entitled to the benefits thereof of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions), or at such other place, time and date as may be agreed in writing between Parent and the Company; provided, however, that if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature or pursuant to the terms of this Agreement are to be satisfied at or immediately prior to Closing but that remain capable of satisfaction), then, subject to the continued satisfaction or waiver of the conditions set forth in Article VII at such time, the Closing shall occur instead on the second Business Day following the final day of the Marketing Period (provided that Parent may elect in its sole discretion to terminate the Marketing Period early on no less than two Business Days’ notice to the Company). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

SECTION 1.03 Effective Time.

(a) Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall (i) file with the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) articles of merger relating to the Merger containing this Agreement attached as an exhibit thereto (the “Articles of Merger”), executed and acknowledged in accordance with the relevant provisions of the VSCA, and (ii) make all other filings required under the VSCA or by the SCC in connection with the Merger. The Merger shall become effective at the time that the SCC issues its certificate of merger with respect to the Articles of Merger, or at such later time or date as Parent and the Company shall agree in writing and specify in the Articles of Merger; provided, however, that in no event shall such time or date be more than 15 days following the filing of the Articles of Merger with the SCC (the time the Merger becomes effective being the “Effective Time”).

(b) Subject to the provisions of this Agreement, as soon as practicable after the Effective time, but no later than two Business Days following the Effective Time, (i) file with the SCC articles of merger relating to the LLC Sub Merger containing this Agreement attached as an exhibit thereto (the “LLC Sub Articles of Merger”), executed and acknowledged in accordance with the relevant provisions of the VSCA and the VLLCA, and (ii) make all other filings required under the VSCA, the VLLCA or by the SCC in connection with the LLC Sub Merger. The LLC Sub Merger shall become effective at the time that the SCC issues its certificate of merger with respect to the LLC Sub Articles of Merger, or at such later time or date as Parent and the Company shall agree in writing and specify in the LLC Sub Articles of Merger; provided, however, that in no event shall such time or date be more than 15 days following the filing of the LLC Sub Articles of Merger with the SCC.

SECTION 1.04 Effects. The Merger and the LLC Sub Merger shall have the effects set forth in this Agreement and the applicable provisions of the VSCA and the VLLCA.

SECTION 1.05 Articles of Incorporation and Bylaws.

(a) At the Effective Time, the articles of incorporation and the bylaws of the Surviving Corporation shall be amended and restated to be in the form of the articles of incorporation and bylaws of Merger Sub as of the date of this Agreement, except that the name of the Surviving Corporation shall be changed, until such articles of incorporation and bylaws are thereafter amended and restated in accordance with their respective terms and applicable Law.

(b) At the effective time of the LLC Sub Merger, the certificate of formation and the limited liability company agreement of LLC Sub as in effect immediately prior to the LLC Sub Merger will remain unchanged and will be the certificate of formation and the limited liability company agreement of LLC Sub until duly amended in accordance with the terms thereof and applicable Law.

SECTION 1.06 Directors and Officers of Surviving Corporation. The Company shall use reasonable best efforts to obtain resignations, conditioned and automatically effective upon the occurrence of the Effective Time, of each of its directors in office immediately prior to the Effective Time. The parties shall take all necessary action such that, from and after the Effective Time, the directors and officers of Merger Sub shall be the directors and officers of the Surviving Corporation, and such directors and officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the Organizational Documents of the Surviving Corporation.

ARTICLE II

Effect on the Capital Stock of the Constituent Entities; Exchange of Certificates

SECTION 2.01 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of any capital stock thereof:

(a) Cancelation of Company-Owned Shares; Conversion of Parent-Owned Shares. Each share of common stock, par value $0.01 per share, of the Company (each, a “Company Common Share”) that is owned by the Company immediately prior to the Effective Time shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor. Each Company Common Share held by any wholly owned Subsidiary of Parent (other than Merger Sub) or any wholly owned Subsidiary of the Company immediately prior to the Effective Time shall automatically be converted into a number of shares of Parent Common Stock equal to the Exchange Ratio.

(b) Conversion of Company Common Shares. Subject to Section 2.03, each Company Common Share issued and outstanding immediately prior to the Effective Time (other than shares to be canceled or converted in accordance with Section 2.01(a)) shall be converted into and shall thereafter represent the right to receive, at the election of the holder of such Company Common Shares pursuant to the procedures set forth in Section 2.02, any of the following forms of consideration (the “Merger Consideration”):

(i) Mixed Election Shares. Each Company Common Share with respect to which an election to receive a combination of stock and cash (a “Mixed Election”) has been properly made and has not been properly revoked (each, a “Mixed Consideration Election Share”) shall be converted into the right to receive the combination (which combination shall hereinafter be referred to as the “Mixed Consideration”) of (A) $25.86 in cash without interest (the “Mixed Election Cash Consideration”) and (B) 12.4000 shares of Parent Common Stock (the “Mixed Election Stock Exchange Ratio”), subject, in the case of clauses (A) and (B), to adjustment in accordance with Section 2.01(d).

(ii) Cash Election Shares. Each Company Common Share with respect to which an election to receive cash (a “Cash Election”) has been properly made and has not been properly revoked (each, a “Cash Election Share”) shall be converted (provided that the Available Cash Election Amount equals or exceeds the Cash Election Amount) into the right to receive $79.80 in cash without interest (the “Cash Election Consideration”), subject to adjustment in accordance with Section 2.01(d); provided, however, that if (A) the product of the number of Cash Election Shares and the Cash Election Consideration (such product, the “Cash Election Amount”) exceeds (B) (1) $400,000,000 minus (2) the product of the number of Mixed Consideration Election Shares and the Mixed Election Cash Consideration (such results of the calculations in this clause (B) being the “Available Cash Election Amount”), then each Cash Election Share shall be converted into the right to receive (y) an amount of cash without interest equal to the product of the Cash Election Consideration and a fraction, the numerator of which shall be the Available Cash Election Amount and the denominator of which shall be the Cash Election Amount (such fraction, the “Cash Fraction”) and (z) a number of shares of Parent Common Stock equal to the product of (1) the Exchange Ratio and (2) one (1) minus the Cash Fraction.

(iii) Stock Election Shares. Each Company Common Share with respect to which an election to receive stock consideration (a “Stock Election”) has been properly made and has not been properly revoked (each, a “Stock Election Share”) shall be converted (provided that the Cash Election Amount equals or exceeds the Available Cash Election Amount) into the right to receive 18.3454 (the “Exchange Ratio”) shares of Parent Common Stock, subject to adjustment in accordance with Section 2.01(d) (the

“Stock Election Consideration” and, together with the stock portion of the Mixed Consideration, the “Stock Consideration”); provided, however, that if the Available Cash Election Amount exceeds the Cash Election Amount and the number of No Election Shares is less than the Cash Election Shortfall Number (as defined below), then each Stock Election Share shall be converted into the right to receive (A) an amount of cash (without interest) equal to the Cash Proration Amount divided by the number of Stock Election Shares and (B) a number of shares of Parent Common Stock equal to the product of (1) the Exchange Ratio and (2) a fraction, the numerator of which shall be the Cash Election Consideration minus the amount calculated in clause (A) above and the denominator of which shall be the Cash Election Consideration. The “Cash Proration Amount” means an amount equal to (a) the Cash Election Shortfall Amount (as defined below) minus (b) the product of the number of No Election Shares and the Cash Election Consideration. For the avoidance of doubt, if the Available Cash Election Amount exceeds the Cash Election Amount but the number of No Election Shares is greater than or equal to the Cash Election Shortfall Number, each Stock Election Share shall be converted into the right to receive the Stock Election Consideration.

(iv) No Election Shares. If the Cash Election Amount equals or exceeds the Available Cash Election Amount, then each No Election Share shall be converted into the right to receive the Stock Election Consideration. If the Available Cash Election Amount exceeds the Cash Election Amount (the amount by which the Available Cash Election Amount exceeds the Cash Election Amount is referred to herein as the “Cash Election Shortfall Amount”), then (A) if the number of No Election Shares is less than or equal to an amount equal to the Cash Election Shortfall Amount divided by the Cash Election Consideration (such quotient is referred to herein as the “Cash Election Shortfall Number”), then each No Election Share shall be converted into the right to receive the Cash Election Consideration, and (B) if the number of No Election Shares is greater than the Cash Election Shortfall Number, then each No Election Share shall be converted into the right to receive (A) an amount of cash (without interest) equal to the Cash Election Shortfall Amount divided by the number of No Election Shares and (B) a number of shares of Parent Common Stock equal to the product of (1) the Exchange Ratio and (2) a fraction, the numerator of which shall be the Cash Election Consideration minus the amount calculated in clause (A) above and the denominator of which shall be the Cash Election Consideration.

All such Company Common Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such Company Common Shares (each such certificate, a “Certificate”) or Company Common Shares held in direct registration form (“Book-Entry Shares”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor, and any distributions in accordance with Section 2.03(f), in each case, without interest.

(c) Conversion of Merger Sub Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(d) Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or Company Common Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, recapitalization, split, reverse split, combination, consolidation, subdivision, reclassification or exchange of shares, or any similar event shall have occurred (or any record date occurs with respect to any of the foregoing), then the Merger Consideration, the number of shares of Parent Common Stock to be delivered in the Merger, the Mixed Consideration, the Mixed Election Stock Exchange Ratio, the Cash Election Consideration, the Stock Election Consideration and the Exchange Ratio, as the case may be, will be appropriately adjusted to provide to Parent and the holders of Company Common Shares the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this sentence shall not be construed to permit Parent or the Company to take any action with respect to its securities that is prohibited by Section 5.01(a) or 5.01(b), as applicable.

SECTION 2.02 Election Procedures.

(a) Election Form. Not less than 30 days prior to the anticipated Effective Time or on such other date as Parent and the Company mutually agree (the “Mailing Date”), the Company shall mail an election form and other appropriate and customary transmittal materials, in such form mutually acceptable to Parent and the Company (the “Election Form”), to each holder of record of Company Common Shares (other than shares of Company Common Shares described in Section 2.01(a)) as of a record date that is five Business Days prior to the Mailing Date or such other date as mutually agreed to by Parent and the Company.

(b) Choice of Election. Each Election Form shall permit the holder (or the beneficial owner through customary documentation and instructions) to specify (i) the number of Company Common Shares with respect to which such holder elects to receive the Mixed Consideration, (ii) the number of Company Common Shares with respect to which such holder elects to receive the Stock Election Consideration, (iii) the number of Company Common Shares with respect to which such holder elects to receive the Cash Election Consideration or (iv) that such holder makes no election with respect to such holder’s Company Common Shares. Any Company Common Shares with respect to which the Exchange Agent does not receive a properly completed Election Form during the period (the “Election Period”) from the Mailing Date to 5:00 p.m., New York time, on the second Business Day prior to the Effective Time or such other time as mutually agreed by Parent and the Company (the “Election Deadline”) shall be deemed to be No Election Shares. Parent shall publicly announce the anticipated Election Deadline at least five Business Days prior to the Election Deadline. If the Effective Time is delayed to a subsequent date, the Election Deadline shall be similarly delayed to a subsequent date (which shall be the second Business Day prior to the Effective Time or such other date as mutually agreed to by Parent and the Company), and Parent shall promptly announce any such delay and, when determined, the rescheduled Election Deadline. For the purposes of this Agreement, “No Election Share” means each Company Common Share for which no election to receive Mixed Consideration, Cash Election Consideration or Stock Election Consideration has been properly made in accordance with the terms of this Section 2.02 or for which such election has been properly revoked in accordance with the terms of this Section 2.02.

(c) New Holders. Parent shall make available one or more Election Forms as may reasonably be requested from time to time by all persons who become holders or beneficial owners of Company Common Shares during the Election Period, and the Company shall provide the Exchange Agent all information reasonably necessary for it to perform its duties as specified herein.

(d) Revocations; Exchange Agent. Any election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form during the Election Period. After a Cash Election, a Stock Election or a Mixed Election has been properly made with respect to any Company Common Shares, any subsequent transfer of such Company Common Shares shall automatically revoke such election. Any Election Form may be revoked or changed by the person submitting it, by written notice received by the Exchange Agent during the Election Period. In the event an Election Form is revoked during the Election Period, the Company Common Shares represented by such Election Form shall be deemed to be No Election Shares, except to the extent a subsequent election is properly made during the Election Period. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. None of Parent or the Company or the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

SECTION 2.03 Payment for Securities; Exchange.

(a) Exchange Agent. Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as exchange agent (the “Exchange Agent”) for the exchange of Company Common Shares for Merger Consideration. At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of the former holders of Company Common Shares entitled to receive Merger Consideration under Section 2.01(b), for exchange in accordance with this Article II through the Exchange Agent, (i) the number of shares of Parent Common Stock issuable to such holders and (ii) an amount of cash sufficient in order for the Exchange Agent to distribute the cash amounts described in Section 2.01(b). From time to time as needed as reasonably determined by Parent, Parent shall deposit with the Exchange Agent cash sufficient to make payments in lieu of fractional shares pursuant to Section 2.03(h). All such cash and shares of Parent Common Stock deposited with the Exchange Agent is hereinafter referred to as the “Exchange Fund.” The Exchange Agent will, pursuant to irrevocable instructions from Parent and the Company, deliver the Merger Consideration contemplated to be paid for Company Common Shares pursuant to this Agreement out of the Exchange Fund. Subject to Section 2.03(k), the Exchange Fund will not be used for any other purpose.

(b) Certificates. As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to deliver to each record holder, as of immediately prior to the Effective Time, of Certificates a notice advising such holder of the effectiveness of the Merger and a form of letter of transmittal (the “Letter of Transmittal”), which shall specify that delivery shall be effected, and risk of loss and title to any Certificates shall pass, only upon delivery of such Certificates to the Exchange Agent and shall be in customary form and agreed to by Parent and the Company prior to the Effective Time, together with instructions thereto (in customary form and agreed to by Parent and the Company prior to the Effective Time).

(c) Non-DTC Book-Entry Shares. As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to deliver to each record holder, as of immediately prior to the Effective Time, of Company Common Shares represented by Book-Entry Shares not held through the Depository Trust Company (“DTC”), (i) a notice advising such holders of the effectiveness of the Merger, (ii) a statement reflecting the number of shares of Parent Common Stock (which shall be in uncertificated book-entry form) representing, in the aggregate, the whole number of shares of Parent Common Stock, if any, that such holder has the right to receive pursuant to Section 2.01(b) (after taking into account all Company Common Shares then held by such holder) and (iii) a check in the amount equal to the aggregate amount of cash that such holder has the right to receive pursuant to Section 2.01(b) and this Article II, including cash payable in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.03(h).

(d) DTC Book-Entry Shares. With respect to Book-Entry Shares held through DTC, Parent and the Company shall cooperate to establish procedures with the Exchange Agent and DTC to ensure that the Exchange Agent will transmit to DTC or its nominees as soon as reasonably practicable on or after the Closing Date, upon surrender of Company Common Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration pursuant to Section 2.01(b) and cash in lieu of fractional shares of Parent Common Stock pursuant to Section 2.03(h), in each case, that DTC has the right to receive pursuant to this Article II.

(e) Merger Consideration Received in Connection with Exchange. After the Effective Time, upon the surrender of a Certificate for cancelation to the Exchange Agent together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to the instructions accompanying the Letter of Transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (A) the Merger Consideration into which the Company Common Shares previously represented by such Certificate have been converted pursuant to Section 2.01(b) and (B) any cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 2.03(h). With respect to Book-Entry Shares, after the Effective Time, payment of the Merger Consideration (including any cash in lieu of fractional shares of Parent Common Stock pursuant to Section 2.03(h)) shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer records of the Company as of the Effective Time. In the event of a transfer of ownership of Company Common Shares that is not registered in the transfer records of the Company, the proper number of shares of Parent Common Stock pursuant to Section 2.01(b) and cash in lieu of fractional shares which the holder has the right to receive pursuant to Section 2.03(h) may be issued to a transferee if the Certificate

(or, for Book-Entry Shares, proper evidence of such transfer) representing such Company Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Section 2.03(e), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder of such Certificates were entitled to receive pursuant to Section 2.01(b) (and cash in lieu of fractional shares pursuant to Section 2.03(h)). No interest shall be paid or shall accrue on the cash payable under this Section 2.03(e) or under Section 2.03(f) or Section 2.03(h).

(f) Treatment of Unexchanged Shares. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.03(h), until the surrender of such Certificate in accordance with this Article II. Subject to abandoned property, escheat, Tax or other applicable Law, following surrender of any such Certificate, there shall be paid to the holder of the shares of Parent Common Stock issued in exchange therefor (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.03(h) and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

(g) No Further Ownership Rights in Company Common Shares. The shares of Parent Common Stock issued and cash paid in accordance with the terms of this Article II upon conversion of any Company Common Shares (including any cash paid pursuant to Section 2.03(h)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Company Common Shares. From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Company Common Shares that were outstanding immediately prior to the Effective Time. Subject to the last sentence of Section 2.03(j), if, after the Effective Time, any Certificates or Book-Entry Shares are presented for transfer to the Surviving Corporation, Parent or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

(h) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the conversion of Company Common Shares pursuant to Section 2.01, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Parent Common Stock. Notwithstanding any other provision of this Agreement, each holder of Company Common Shares converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Company Common Shares exchanged by such holder) shall receive, in lieu thereof, cash in an amount equal to such fractional amount multiplied by the average of the volume weighted average price per share of Parent Common Stock on the New York Stock Exchange (“NYSE”) (as reported by Bloomberg, L.P. or, if not reported by Bloomberg, L.P., in another authoritative source mutually selected by Parent and the Company) on each of the five consecutive trading days ending with the last complete trading day prior to the Closing Date.

(i) Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest or other amounts received with respect thereto) that remains undistributed to the holders of Company Common Shares for six months after the Effective Time shall be delivered to Parent, upon demand, and any former holder of Company Common Shares who has not previously complied with this Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of its claim for Merger Consideration, any cash in lieu of fractional shares and any dividends and other distributions to which such holder is entitled pursuant to this Article II.

(j) No Liability. None of Parent, the Company or the Exchange Agent shall be liable to any Person in respect of any portion of the Exchange Fund delivered to any Governmental Entity pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered or transferred prior to the date on which any Merger Consideration in respect thereof would otherwise escheat to or become the property of any Governmental Entity pursuant to applicable Law, any Merger Consideration in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interests of any Person previously entitled thereto.

(k) Investment of Exchange Fund. The Exchange Agent shall invest any cash in the Exchange Fund as directed by Parent; provided, that (i) such investments shall be in (A) short term obligations of the United States with maturities of no more than 30 days or guaranteed by the United States and backed by the full faith and credit of the United States, (B) commercial paper obligations of issuers organized under the Law of a state of the United States of America, rated A1 or P1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively or (C) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, and (ii) no such investment shall have a maturity of more than 30 days. Any interest and other income resulting from such investments shall be paid to Parent; provided, however, that no investment of the Exchange Fund shall relieve Parent or the Exchange Agent from promptly making the payments required by this Article II, and following any losses from any such investment, Parent shall promptly provide additional cash funds to the Exchange Agent for the benefit of the holders of Company Common Shares at the Effective Time in the amount of such losses, which additional funds will be deemed to be part of the Exchange Fund.

(l) Withholding Rights. Notwithstanding anything in this Agreement to the contrary, Parent, the Company, Merger Sub, the Surviving Corporation, LLC Sub and the Exchange Agent (without duplication) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as may be required to be deducted and withheld under the Code or any similar provisions of state, local or foreign Tax law. Any such amounts so deducted or withheld shall be paid over to the relevant Governmental Entity by Parent, the Company, Merger Sub, the Surviving Corporation or the Exchange Agent, as the case may be, and such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(m) Lost Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any Claim that may be made against it with respect to such Certificate, the Exchange Agent (or, if subsequent to the termination of the Exchange Fund and subject to Section 2.03(i), Parent) shall deliver and pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration, any cash in lieu of fractional shares and any dividends or other distributions in respect thereof pursuant to this Section 2.03.

SECTION 2.04 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action. Parent, Merger Sub and the Surviving Corporation also shall take such further actions as may be necessary or desirable to ensure that the Exchange Agent sends out the Letters of Transmittal to the Company Shareholders and issues certificates or evidence of shares in book-entry form representing shares of Parent Common Stock to such shareholders in accordance with Section 2.03.

ARTICLE III

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub jointly and severally represent and warrant to the Company that the statements contained in this Article III are true and correct, except (i) as set forth in the Parent Reporting Documents publicly available and filed with or furnished to the SEC since January 1, 2017 (the “Filed Parent Reporting Documents”) (excluding any disclosures in the Filed Parent Reporting Documents under the heading “Risk Factors” and in any section related to forward-looking statements and in any other disclosures that are similarly predictive or forward-looking in nature (other than any historical factual information contained within such headings, statements or disclosure)) or (ii) as set forth in the disclosure letter delivered by Parent and Merger Sub to the Company prior to the execution and delivery by Parent and Merger Sub of this Agreement (the “Parent Disclosure Letter”). The Parent Disclosure Letter shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article III, and the disclosure in any section shall be deemed to qualify other sections in this Article III to the extent (and only to the extent) that it is reasonably apparent from the face of such disclosure that such disclosure also qualifies or applies to such other sections. The mere inclusion of an item in the Parent Disclosure Letter as an exception to a representation or warranty is not deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 3.01 Organization, Standing and Power. Each of Parent and each of Parent’s Subsidiaries (the “Parent Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), with all requisite entity power and authority to own, operate or lease its properties and assets and to carry on its business as now being conducted except where the failure to be so organized, existing or in good standing, or to have such power or authority, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Parent and each Parent Subsidiary is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership, operation or leasing of its properties and assets makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company, prior to execution of this Agreement, true and correct copies of the certificate of incorporation of Parent in effect as of the date of this Agreement (the “Parent Charter”), the bylaws of Parent in effect as of the date of this Agreement (the “Parent Bylaws”), the articles of incorporation of Merger Sub in effect as of the date of this Agreement (the “Merger Sub Charter”) and the bylaws of Merger Sub in effect as of the date of this Agreement (the “Merger Sub Bylaws”). Neither Parent nor Merger Sub is in material violation of any of the provisions of such Organizational Documents.

SECTION 3.02 Parent Subsidiaries.

(a) All the outstanding shares of capital stock or voting securities of, or other equity interests in, each Parent Subsidiary have been validly issued and are fully paid and nonassessable and are (other than qualifying shares and shares held by natural persons pursuant to requirements of Law of non-U.S. jurisdictions) wholly owned by Parent, by another Parent Subsidiary or by Parent and another Parent Subsidiary, free and clear of all pledges, liens, claims, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”), and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except for restrictions imposed by applicable securities Laws and, in each case, except for Permitted Liens. Section 3.02(a) of the Parent Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of the Parent Subsidiaries, together with (i) the jurisdiction of incorporation or organization, as the case may be, of each Parent Subsidiary, (ii) the type of and percentage of interest held, directly or indirectly, by Parent in each Parent Subsidiary and (iii) the names of and the type of and percentage of interest held by any Person other than Parent or a Parent Subsidiary in each Parent Subsidiary.

(b) Except for the capital stock and voting securities of, and other equity interests in, the Parent Subsidiaries, neither Parent nor any Parent Subsidiary owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity other than ordinary course investments in publicly traded securities constituting one percent or less of a class of outstanding securities of any entity.

SECTION 3.03 Capital Structure.

(a) The authorized capital stock of Parent consists of 600,000,000 shares of Parent Common Stock and 25,000,000 shares of preferred stock, par value $0.001 per share (the “Parent Preferred Stock” and, together with the Parent Common Stock, the “Parent Capital Stock”). At the close of business on October 22, 2018, (i) 462,461,903 shares of Parent Common Stock were issued and outstanding, including 8,963,790 shares of Parent Restricted Stock and 1,914,807 shares of Parent Common Stock held in Parent’s treasury, (ii) 4,663,928 shares of Parent Common Stock were issuable upon settlement of outstanding Parent Performance RSU Awards (assuming maximum levels of performance are achieved), (iii) 230,381 Parent Restricted Stock Units were issued and outstanding, (iv) 2,580,721 Parent SARs were issued and outstanding, (iv) no shares of Parent Preferred Stock were issued and outstanding, and (v) 8,892,067 shares of Parent Common Stock were reserved and available for issuance pursuant to the Parent Stock Plan. Except as set forth in this Section 3.03(a), at the close of business on October 22, 2018, no shares of capital stock or voting securities of, or other equity interests in, Parent were issued, reserved for issuance or outstanding. From the close of business on October 22, 2018 to the date of this Agreement, there have been no issuances by Parent of shares of capital stock or voting securities of, or other equity interests in, Parent, except upon the settlement of Parent Performance RSU Awards outstanding at the close of business on October 22, 2018 and disclosed in Section 3.03(a) of the Parent Disclosure Letter, and in accordance with their terms in effect at such time.

(b) All outstanding shares of Parent Capital Stock are, and all shares of Parent Capital Stock that may be issued upon the settlement of Parent Performance RSU Awards will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law (the “DGCL”), the Parent Charter, the Parent Bylaws or any Contract to which Parent or any Parent Subsidiary is a party or otherwise bound (including the Parent Stock Plans). The shares of Parent Common Stock constituting the Stock Consideration will be, when issued, (A) duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Parent Charter, the Parent Bylaws or any Contract to which Parent or any Parent Subsidiary is a party or otherwise bound and (B) issued in compliance with applicable securities Laws. Except as set forth above in this Section 3.03 or pursuant to this Agreement, there are not issued, reserved for issuance or outstanding, and there are no outstanding obligations of Parent or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (x) any capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary or any securities of Parent or any Parent Subsidiary convertible into or exchangeable or exercisable for any capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary, (y) any warrants, calls, options or other rights to acquire from Parent or any Parent Subsidiary, or any other obligation of Parent or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary or (z) any rights issued by or other obligations of Parent or any Parent Subsidiary that are linked in any way to the price of any capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary, the value of Parent, any Parent Subsidiary or any part of Parent or any Parent Subsidiary or any dividends or other distributions declared or paid on any capital stock or voting securities of, or other equity interests in, Parent or any Parent

Subsidiary. Except pursuant to the Parent Stock Plans, there are not any outstanding obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary or any securities, interests, warrants, calls, options or other rights referred to in clause (x), (y) or (z) of the immediately preceding sentence. There are no debentures, bonds, notes or other Indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the Parent Stockholders may vote (collectively, “Parent Voting Debt”). Neither Parent nor any Parent Subsidiary is a party to any voting agreement with respect to the voting of any capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary. Except for this Agreement, neither Parent nor any Parent Subsidiary is a party to any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of Parent or any Parent Subsidiary.

(c) The authorized capital stock of Merger Sub consists solely of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the outstanding shares of capital stock of Merger Sub have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding capital stock of Merger Sub is, and as of immediately prior to the Effective Time will be, owned by Parent or a Parent Subsidiary. Merger Sub has no outstanding option, warrant, right or any other agreement pursuant to which any Person other than Parent may acquire any equity security of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has, and prior to the Effective Time, will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions, including the Merger.

SECTION 3.04 Authority; Execution and Delivery; Enforceability.

(a) Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions, including the Merger, subject, in the case of the Share Issuance and Parent Charter Amendment, to the receipt of the Parent Stockholder Approval.

(b) The Parent Board has adopted resolutions, by unanimous vote at a meeting duly called at which a quorum of directors of Parent was present, (i) determining that the Merger is in the best interests of Parent and the Parent Stockholders, (ii) approving this Agreement and the Transactions, including the Merger, the Share Issuance and the Parent Charter Amendment, and (iii) recommending that the Parent Stockholders vote in favor of approval of the Share Issuance and the Parent Charter Amendment, and directing that the Share Issuance and Parent Charter Amendment be submitted to the Parent Stockholders for approval at a duly held meeting of such stockholders for such purpose (the “Parent Stockholders Meeting”). Such resolutions have not been amended or withdrawn as of the date of this Agreement.

(c) The Board of Directors of Merger Sub has adopted resolutions, by unanimous vote at a meeting duly called at which a quorum of directors of Merger Sub was present, approving and adopting this Agreement and determining that entering into this Agreement is in the best interests of Merger Sub and its shareholder, and Parent, as the sole shareholder of Merger Sub, has approved this Agreement and the Transactions. Such resolutions have not been amended or withdrawn as of the date of this Agreement.

(d) Except for (i) the approval of the Share Issuance by the affirmative vote of the holders of a majority of the shares of Parent Common Stock represented in person or by proxy at the Parent Stockholders Meeting, as required by section 312.03 of the NYSE Listed Company Manual and (ii) the approval of the Parent Charter Amendment by the affirmative vote of holders of a majority of the outstanding shares of Parent Common Stock entitled to vote thereon (the approvals described in clauses (i) and (ii) collectively are referred to herein as the “Parent Stockholder Approval”), no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize, adopt or approve this Agreement or to consummate the Transactions (except for the filing of the appropriate merger documents as required by the VSCA).

(e) Each of Parent and Merger Sub has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation, enforceable against Parent and Merger Sub in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

SECTION 3.05 No Conflicts; Consents.

(a) The execution and delivery by Parent and Merger Sub of this Agreement does not, and the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation of the Transactions will not, violate, conflict with, result in a breach of any provision of or the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination, cancellation or amendment under, give rise to an obligation to make an offer to purchase or redeem any Indebtedness or capital stock, voting securities or other equity interests under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Parent or any Parent Subsidiary under, any provision of (i) the Parent Charter, the Parent Bylaws, the Merger Sub Charter or the Merger Sub Bylaws as currently in effect, (ii) any Contract to which Parent or any Parent Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order or decree of a Governmental Entity (“Judgment”) or statute, law (including common law), ordinance, rule or regulation, including the rules and regulations of the NYSE (“Law”), in each case applicable to Parent or any Parent Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any matters that, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) No consent, waiver or Permit (“Consent”) of or from, or registration, declaration, notice or filing made to or with, any federal, national, state, provincial or local, whether domestic or foreign, government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, whether domestic, foreign or supranational (a “Governmental Entity”), is required to be obtained or made by or with respect to Parent or any Parent Subsidiary in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Merger and the other Transactions, other than (i) (A) the filing with the SEC of the Joint Proxy Statement in definitive form, (B) the filing with the SEC, and the declaration of effectiveness under the Securities Act of 1933 (the “Securities Act”), of the registration statement on Form S-4 in connection with the issuance by Parent of the Stock Consideration, in which the Joint Proxy Statement will be included as a prospectus (the “Form S-4”), and (C) the filing with the SEC of such reports and other filings under, and such other compliance with, the Securities Exchange Act of 1934 (the “Exchange Act”) and the Securities Act, as may be required in connection with this Agreement and the Transactions, (ii) compliance with and filings and the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (iii) the filing of the Articles of Merger with, and the issuance of a certificate of merger by, the SCC and appropriate documents with the relevant authorities of the other jurisdictions in which Parent and the Company are qualified to do business, (iv) such Consents, registrations, declarations, notices or filings as are required to be made or obtained under the securities or “blue sky” Laws of various states in connection with the issuance of the Stock Consideration, (v) such Consents of or from, or registrations, declarations, notices or filings to or with the NYSE as are required to permit the consummation of the Merger and the listing of the shares of Parent Common Stock to be issued as Stock Consideration and (vi) such other matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

SECTION 3.06 Reporting Documents; Undisclosed Liabilities.

(a) Parent has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by Parent with the SEC since January 1, 2017 (such documents, together with any exhibits and schedules thereto and other information incorporated therein as they have been supplemented, modified or amended since the time of filing, excluding the Joint Proxy Statement and the Form S-4, being collectively referred to as the “Parent Reporting Documents”).

(b) Each Parent Reporting Document (i) at the time filed, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto at the time of such filing, and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of Parent included in the Parent Reporting Documents complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, as indicated in the notes thereto, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and except as indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC).

(c) Neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected in financial statements prepared in accordance with GAAP, except for: (i) liabilities reflected or reserved against in Parent’s consolidated balance sheets (or the notes thereto) included in the Parent Reporting Documents, (ii) normal and recurring liabilities that have been incurred by Parent or any Subsidiary since June 30, 2018 in the ordinary course of business consistent with prior practice, (iii) liabilities incurred in connection with the Transactions, and (iv) liabilities which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d) With respect to each annual report on Form 10-K and each quarterly report on Form 10-Q included in the Parent Reporting Documents, the chief executive officer and chief financial officer of Parent have made all certifications required by the Sarbanes–Oxley Act of 2002 (“SOX”) and any related rules and regulations promulgated by the SEC, and the statements contained in any such certifications are true and correct as of their respective dates. As of the date hereof, Parent has not received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certificates. As of the date hereof, there are no outstanding or unresolved comments received by Parent from the SEC with respect to any of the Parent Reporting Documents. As of the date hereof, to the Knowledge of Parent, none of the Parent Reporting Documents is the subject of ongoing SEC review or investigation.

(e) The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) utilized by Parent are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of Parent, as appropriate, to allow timely decisions regarding required disclosure and to enable the principal executive officer and principal financial officer of Parent to make the certifications required under the Exchange Act with respect to such reports.

SECTION 3.07 Information Supplied. None of the information supplied or to be supplied by Parent or any Parent Subsidiary for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is declared effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to each of the Parent Stockholders and the Company Shareholders or at the time of each of the Parent Stockholders Meeting and the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that no representation is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

SECTION 3.08 Absence of Certain Changes or Events.

(a) Since June 30, 2018, there has not occurred any Parent Material Adverse Effect or any fact, circumstance, effect, change, event or development that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect;

(b) From June 30, 2018, to the date of this Agreement, each of Parent and each Parent Subsidiary has conducted its respective business in the ordinary course in all material respects. Neither Parent nor any of its Subsidiaries has taken, or agreed, committed, arranged, authorized or entered into any understanding to take, any action that, if taken after the date of the Agreement, would (without the Company’s prior written consent) have constituted a breach of any of the covenants set forth in Sections 5.01(a)(i), (iv), (v), (vi), (x), (xii) or (xiv) (solely as it relates to the foregoing Sections 5.01(a)(i), (iv), (v), (vi), (x) or (xii)).

SECTION 3.09 Taxes.

(a) Each of Parent and each Parent Subsidiary has timely filed, taking into account any extensions of time for filing, all material Tax Returns required to have been filed and such Tax Returns are accurate and complete in all material respects. Each of Parent and each Parent Subsidiary has paid all material Taxes that are due and payable by it (other than Taxes that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP in the financial statements included in the Filed Parent Reporting Documents). There is no outstanding material Claim, assessment or deficiency against Parent or any Parent Subsidiary for any Tax that has been asserted or threatened in writing by any Governmental Entity (except for any such Claim, assessment or deficiency that is being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP in the financial statements included in the Filed Parent Reporting Documents). All material withholding Tax requirements imposed on or with respect to Parent or any of the Parent Subsidiaries have been satisfied in full.

(b) There are no material disputes, audits, examinations, investigations or Proceedings pending or threatened in writing in respect of any Taxes or Tax Return of Parent or any Parent Subsidiary. No requests for waivers of the time to assess any material Taxes are pending or in force.

(c) Other than for Taxes not yet due and payable or that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP in the financial statements included in the Filed Parent Reporting Documents, there are no Liens with respect to material Taxes against any of the properties or assets of Parent or any Parent Subsidiary. No written or, to the Knowledge of Parent, other claim has been received by Parent or any Parent Subsidiary from a Governmental Entity in a jurisdiction in which Parent or any Parent Subsidiary does not file Tax Returns stating that Parent or any Parent Subsidiary is or may be subject to material taxation by such jurisdiction. Neither Parent nor any Parent Subsidiary is a party to or is otherwise bound by any material Tax sharing, allocation or indemnification Contract (other than (i) a Contract exclusively between or among Parent and wholly owned Parent Subsidiaries or (ii) any Tax sharing, allocation or indemnification provisions contained in any Contract entered into in the ordinary course of business and not primarily relating to Taxes (e.g., leases, credit agreements or other commercial agreements)). Neither Parent nor any Parent Subsidiary has any material liability for Taxes of any Person (other than Parent or any Parent Subsidiary) under Treasury Regulations § 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or successor.

(d) Neither Parent nor any Parent Subsidiary has participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction,” as defined in Treasury Regulations § 1.6011-4(b)(2).

(e) Neither Parent nor any Parent Subsidiary has constituted a “distributing corporation” or a “controlled corporation” (or a successor thereto) in a distribution of stock intended to qualify for tax-free treatment under section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) as part of a “plan” or “series of related transactions” (within the meaning of section 355(e) of the Code) in conjunction with the Transactions.

(f) Parent is not an “investment company” within the meaning of section 368(a)(2)(F) of the Code.

(g) After reasonable diligence, neither Parent nor any Parent Subsidiary is aware of the existence of any fact, or has taken or agreed to take any action, that could reasonably be expected to prevent the Integrated Mergers, taken together, from qualifying as a “reorganization” within the meaning of section 368(a) of the Code.

SECTION 3.10 Employee Benefits.

(a) Section 3.10(a) of the Parent Disclosure Letter sets forth a true and complete list of each material Parent Benefit Plan.

(b) With respect to each material Parent Benefit Plan, Parent has made available to the Company true and correct copies, to the extent applicable, of (i) such Parent Benefit Plan, including any material amendment thereto, and if applicable a summary plan description thereof, (ii) each trust, insurance, annuity or other funding Contract related thereto, (iii) the most recent audited financial statements and actuarial or other valuation reports prepared with respect thereto, (iv) the two most recent annual reports on Form 5500 required to be filed with the IRS with respect thereto and the two most recent annual information returns required to be filed with any Governmental Entity and (v) the most recently received IRS determination letter or opinion.

(c) Except as has not had and would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, each Parent Benefit Plan (and any related trust or other funding vehicle) has been maintained in compliance with its terms and applicable Law (including ERISA and the Code). Each Parent Benefit Plan that is intended to be “qualified” within the meaning of section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS, and, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, there are no circumstances or any events that have occurred that would reasonably be expected to cause the loss of such qualification status of any such Parent Benefit Plan. Except as has not had and would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, there are no pending or, to the Knowledge of Parent, threatened claims by, on behalf of or against any Parent Benefit Plan or any trust related thereto that could result in any liability to Parent or any of the Parent Subsidiaries, and no audit or other Proceeding by a Governmental Entity is pending or, to the Knowledge of Parent, threatened with respect to any Parent Benefit Plan.

(d) During the previous six years, neither Parent, any of its Subsidiaries nor any of their respective ERISA Affiliates has maintained, sponsored, participated in or contributed to (or been obligated to maintain, sponsor, participate in or contribute to), (i) an employee benefit plan subject to section 412 of the Code or section 302 or Title IV of ERISA, (ii) a “multiemployer plan” (as defined in section 3(37) of ERISA), or (iii) a “multiple employer plan” as defined in section 210 of ERISA or section 413(c) of the Code. No material liability under section 302 or Title IV of ERISA or section 412 of the Code has been incurred by Parent that has not been satisfied in full (other than any liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course of business, all of which have been timely paid) and no condition exists that could reasonably be expected to result in any such material liability to Parent. Parent has not been required to post any security under ERISA or section 436 of the Code with respect to any Parent Benefit Plan, and no fact or event exists that could reasonably be expected to give rise to any such lien or requirement to post any such security with respect to any Parent Benefit Plan.

(e) Except as has not had and would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, neither Parent or any of its Subsidiaries has any liability for providing health, medical or life insurance or other welfare benefits (whether or not insured) with respect to any Parent Personnel (or any of their beneficiaries) after retirement or other termination of employment, other than coverage or benefits (i) required to be provided under Part 6 of Title I of ERISA, section 4980(B)(f) of the Code or any other applicable Law or (ii) the full cost of which is borne by such Parent Personnel (or any of their beneficiaries).

(f) None of the execution and delivery of this Agreement, the performance by either party of its obligations hereunder or the consummation of the Transactions, including the Merger (alone or in combination with any other event) will (i) accelerate the time of payment or vesting, or trigger any payment or funding, of any material compensation or benefit or trigger any other material obligation under any Parent Benefit Plan, or (ii) result in any amount failing to be deductible under section 280G of the Code. No Parent Benefit Plan provides for the gross-up or reimbursement of Taxes under section 4999 of the Code or section 409A of the Code.

(g) The representations and warranties in this Section 3.10 are the sole and exclusive representations and warranties of Parent relating to Parent Benefit Plans (including their compliance with any applicable Law) or ERISA, and no other representation or warranty of Parent in this Agreement shall be construed to relate to Parent Benefit Plans (including their compliance with any applicable Law) or ERISA

SECTION 3.11 Labor and Employment Matters.

(a) Neither Parent nor any Parent Subsidiary is a party to any collective bargaining agreement or other Contract with any labor union or similar organization (“Collective Bargaining Agreements”) with respect to any current or former employees of Parent or any Parent Subsidiary. Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, (i) there is no pending or, to the Knowledge of Parent, threatened strike, lockout, slowdown or work stoppage by or with respect to any current or former employees of Parent or any Parent Subsidiary, (ii) to the Knowledge of Parent, there are no activities or Proceedings of any labor union or similar organization to organize any employees of Parent or any Parent Subsidiary and no demand for recognition as the exclusive bargaining representative of any employees has been made by or on behalf of any labor union or other similar organization, and (iii) no employees of Parent or any Parent Subsidiary are represented by any labor union or other similar organization with respect to their employment with Parent or any Parent Subsidiary. There is no material unfair labor practice pending or, to the Knowledge of Parent, threatened against or involving Parent or any Parent Subsidiary.

(b) Except for instances of noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, Parent and the Parent Subsidiaries are in compliance with all applicable Laws relating to labor and employment, including, without limitation, those relating to labor management relations, wages, hours, overtime, non-discrimination, non-retaliation, sexual harassment, civil rights, affirmative action, work authorization, recordkeeping, immigration, safety and health and continuation coverage under group health plans. To the Knowledge of Parent, no employee of Parent or any Parent Subsidiary is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation: (i) to Parent or any Parent Subsidiary or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by Parent or any Parent Subsidiary or (B) to the knowledge or use of trade secrets or proprietary information. To the Knowledge of Parent, in the last five years, no allegations of sexual harassment have been made against (i) any officer of Parent or any Parent Subsidiary or (ii) an employee of Parent or any Parent Subsidiary at a level of Vice President or above.

SECTION 3.12 Litigation. As of the date of this Agreement, there is no suit, action or other Proceeding pending or, to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary that, individually or in the aggregate, has had and would reasonably be expected to have a Parent Material Adverse Effect, nor is there any Judgment outstanding against or, to the Knowledge of Parent, written demand or investigation by any Governmental Entity involving Parent or any Parent Subsidiary or any of their respective properties or assets that, individually or in the aggregate, has had and would reasonably be expected to have a Parent Material Adverse Effect.

SECTION 3.13 Compliance with Applicable Laws. Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, Parent and the Parent Subsidiaries are in, and since January 1, 2017 have been in, compliance with all applicable Laws and the Parent Permits. To the Knowledge of Parent, except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, as of the date of this Agreement, there is no demand or investigation by or before any Governmental Entity pending or, to the Knowledge of Parent, threatened alleging that Parent or any Parent Subsidiary is not in compliance with any applicable Law or Parent Permit. This Section 3.13 does not relate to Tax matters or environmental matters, which are the subjects of Section 3.09 and Section 3.16, respectively.

SECTION 3.14 Rights-of-Way. Each of Parent and the Parent Subsidiaries has such Consents, easements, rights-of-way, Permits and licenses from each Person (collectively “Rights-of-Way”) as are sufficient to conduct its business in the manner currently conducted, except for such Rights-of-Way the absence of which have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and the Parent Subsidiaries has fulfilled and performed all its material obligations with respect to such Rights-of-Way and conduct their business in a manner that does not violate any of the Rights-of-Way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except for such violations, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All pipelines operated by Parent and the Parent Subsidiaries are subject to Rights-of-Way or are located on real property owned or leased by Parent, and there are no gaps (including any gap arising as a result of any breach by Parent or any of its Subsidiaries of the terms of any Rights-of-Way) in the Rights-of-Way other than gaps that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 3.15 Oil and Gas Matters.

(a) Except as has not had and would not reasonably be expected to have a Parent Material Adverse Effect, and except for property (i) sold or otherwise disposed of in the ordinary course of business since the date of the reserve report prepared by DeGolyer and MacNaughton (the “Parent Independent Petroleum Engineers”) relating to Parent interests referred to therein as of December 31, 2017 (the “Parent Reserve Report”) or (ii) reflected in the Parent Reserve Report or in the Filed Parent Reporting Documents as having been sold or otherwise disposed of, other than sales or dispositions after the date hereof in accordance with Section 5.01, Parent and the Parent Subsidiaries have good and defensible title to all Oil and Gas Properties forming the basis for the reserves reflected in the Parent Reserve Report and in each case as attributable to interests owned by Parent and the Parent Subsidiaries, free and clear of all conditions, encroachments, easements, rights of way, restrictions and Liens, except for Permitted Liens and conditions, encroachments, easements, rights of way, restrictions or Liens which, individually or in the aggregate, would not reasonably be expected to materially impair the continued use and operation of the Oil and Gas Properties to which they relate by Parent and each Parent Subsidiary. For purposes of the foregoing sentence, “good and defensible title”

means that title of Parent and the Parent Subsidiaries in and to the Oil and Gas Properties set forth on the Parent Reserve Report that, as of the Closing Date, and subject to Permitted Liens (1) entitles Parent (or one or more of the Parent Subsidiaries, as applicable) to receive (after satisfaction of all Production Burdens applicable thereto), not less than the net revenue interest percentage shown for such Oil and Gas Property in the Parent Reserve Report, except, in each case, (i) any decreases in connection with those operations in which Parent or a Parent Subsidiary may elect after the date hereof to be a non-consenting co-owner, and (ii) any decreases resulting from the establishment or amendment, after the date hereof, of pools or units, and (iii) decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries, (2) as to any Well, obligates Parent (or one or more of the Parent Subsidiaries, as applicable), in the aggregate, to bear a working interest no greater than the working interest shown for such Well in the Parent Reserve Report, except (i) increases that are accompanied by at least a proportionate increase in Parent’s and the Parent Subsidiaries’ aggregate net revenue interest therein, and (ii) for increases resulting from contribution requirements with respect to defaulting or non-consenting co-owners under applicable operating agreements or Laws that are accompanied by at least a proportionate increase in Parent’s and the Parent Subsidiaries’ aggregate net revenue interest therein and (3) is free and clear of all Liens, conditions, encroachments, easements, rights of way, restrictions, burdens and/or irregularities which, individually or in the aggregate, would not reasonably be expected to materially impair the continued use and operation of the Oil and Gas Properties to which they relate in the conduct of the business of Parent and each Parent Subsidiary as presently conducted.

(b) Except for any such matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, the factual, non-interpretive data supplied to the Parent Independent Petroleum Engineers, by or on behalf of Parent and its Subsidiaries that was material to such firm’s estimates of proved oil and gas reserves attributable to the Oil and Gas Properties of Parent and its Subsidiaries in connection with the preparation of the Parent Reserve Report was, as of the time provided, accurate in all respects. Except for any such matters that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, the oil and gas reserve estimates of Parent set forth in the Parent Reserve Report are derived from reports that have been prepared by the Parent Independent Petroleum Engineers, and such reserve estimates fairly reflect, in all respects, the oil and gas reserves of Parent at the dates indicated therein and are in accordance with SEC guidelines applicable thereto applied on a consistent basis throughout the periods involved. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, as of the date of this Agreement there has been no change in respect of the matters addressed in the Parent Reserve Report that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) all rentals, shut-ins and similar payments owed to any Person or individual under (or otherwise with respect to) any Oil and Gas Leases of Parent or any Parent Subsidiary have been properly and timely paid, (ii) all Production Burdens with respect to any Oil and Gas Properties owned or held by Parent or any of the Parent Subsidiaries have been timely and properly paid (in each case, except such

Production Burdens (x) as are being currently paid prior to delinquency in the ordinary course of business or (y) the amount or validity of which is being contested in good faith by appropriate proceeding and for which appropriate reserves have been established) and (iii) none of Parent or any of the Parent Subsidiaries (and, to Parent’s Knowledge, no third-party operator) has violated any provision of, or taken or failed to take any act that, with or without notice, lapse of time, or both, would constitute a default under the provisions of any Oil and Gas Lease (or entitle the lessor thereunder to cancel or terminate such Oil and Gas Lease) included in the Oil and Gas Properties owned or held by Parent or any of the Parent Subsidiaries.

(d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, all proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties of Parent and the Parent Subsidiaries are being received by them in a timely manner other than awaiting preparation and approval of division order title opinions for recently drilled Wells.

(e) All of the Wells and all water, CO2, injection or other wells located on the Oil and Gas Leases of Parent and its Subsidiaries or otherwise associated with an Oil and Gas Property of Parent or the Parent Subsidiaries have been drilled, completed and operated within the limits permitted by the applicable contracts entered into by Parent or any of the Parent Subsidiaries related to such wells and applicable Law, and all drilling and completion (and plugging and abandonment) of such wells and all related development, production and other operations have been conducted in compliance with all applicable Law except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(f) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, none of the Oil and Gas Properties of Parent or the Parent Subsidiaries is subject to any preferential purchase, consent or similar right that would become operative as a result of the consummation of the Transactions.

SECTION 3.16 Environmental Matters. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, (a) each of Parent and each Parent Subsidiary has been and is in compliance with all applicable Environmental Laws, and neither Parent nor any Parent Subsidiary has received any written communication alleging that Parent or any Parent Subsidiary is in violation of, or has any liability under, any Environmental Law; (b) each of Parent and each Parent Subsidiary possesses and is in compliance with all Permits required under Environmental Laws (“Environmental Permits”) for the conduct of its respective operations and all such Environmental Permits are valid and in good standing; (c) there are no Environmental Claims pending or, to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary; (d) neither Parent nor any Parent Subsidiary is subject to any Judgment pursuant to or in connection with any Environmental Law; (e) there has been no Release of any Hazardous Material at any of the properties that are owned, leased or operated by Parent or any Parent Subsidiary, or to the Knowledge of Parent, any properties formerly owned, leased or operated by Parent or any Parent Subsidiary, that would reasonably be expected to form the basis of any Environmental Claim against Parent or any Parent Subsidiary; and (f) neither Parent nor any Parent Subsidiary has retained or assumed, either contractually or by operation of Law, any liabilities or obligations that would reasonably be expected to form the basis of any Environmental Claim against Parent or any Parent Subsidiary.

SECTION 3.17 Contracts.

(a) Except with respect to Contracts solely among Parent and any wholly owned Parent Subsidiary or Parent Subsidiaries, or solely among any wholly owned Parent Subsidiaries, Section 3.17(a) of the Parent Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of:

(i) each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act);

(ii) each loan and credit agreement or other Contract pursuant to which any Indebtedness for borrowed money in excess of $10,000,000 of Parent or any Parent Subsidiary is outstanding or may be incurred;

(iii) each material partnership, joint venture or similar agreement to which Parent or any Parent Subsidiary is a party relating to the formation, creation, operation, management or control of any partnership or joint venture, in each case material to Parent and the Parent Subsidiaries, taken as a whole, other than any customary joint operating agreements, unit agreements or participation agreements affecting the Oil and Gas Properties of Parent or any Parent Subsidiary; and

(iv) other than in the ordinary course, each Contract to which Parent or any Parent Subsidiary is a party involving the future disposition, acquisition, license, use, distribution or outsourcing of assets, properties, rights or services with a fair market value in excess of $30,000,000.

Each Contract of the type described in this Section 3.17 is referred to herein as a “Parent Material Contract”.

(b) A complete and correct copy of each of the Parent Material Contracts existing as of the date of this Agreement has been made available to the Company prior to the date hereof. Except for matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, (i) each Parent Material Contract is a valid, binding and legally enforceable obligation of Parent or one of the Parent Subsidiaries, as the case may be, and, to the Knowledge of Parent, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity, (ii) each such Parent Material Contract is in full force and effect (except for expiration in accordance with the terms thereof) and (iii) neither Parent nor any Parent Subsidiary is (with or without notice or lapse of time, or both) in breach or default under any such Parent Material Contract and, to the Knowledge of Parent, no other party to any such Parent Material Contract is, as of the date of this Agreement, (with or without notice or lapse of time, or both) in breach or default thereunder, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Parent or its Subsidiaries, or, to the Knowledge of Parent, any other party thereto. There are no disputes pending or, to the Knowledge of Parent, threatened with respect to any Parent Material Contract and neither Parent nor any of its Subsidiaries has received any written notice of the intention of any other party to any Parent Material Contract to terminate for default, convenience or otherwise any Parent Material Contract, nor to the Knowledge of Parent, is any such party threatening to do so, in each case except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 3.18 Derivative Transactions.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, all Derivative Transactions entered into by Parent or any of the Parent Subsidiaries or for the account of any of its customers as of the date of this Agreement were entered into in accordance with applicable Laws, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Parent and the Parent Subsidiaries, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and each of the Parent Subsidiaries have duly performed in all respects all of their respective obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and there are no breaches, violations, collateral deficiencies, requests for collateral or demands for payment, or defaults or allegations or assertions of such by any party thereunder.

(c) The Filed Parent Reporting Documents accurately summarize, in all material respects, the outstanding positions under any Derivative Transaction of Parent and the Parent Subsidiaries, including Hydrocarbon and financial positions under any Derivative Transaction of Parent attributable to the production and marketing of Parent and the Parent Subsidiaries, as of the dates reflected therein.

SECTION 3.19 Properties.

(a) Except where the failure to do so, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, Parent or a Parent Subsidiary has good, valid and defensible title to, and marketable and insurable fee simple interest in or a valid leasehold interest in, each of the material real properties (except for any of Parent’s or any Parent Subsidiaries’ Oil and Gas Properties, which are subject to Section 3.15 and shall not constitute a Parent Property for the purposes of this Agreement) reflected as an asset on the most recent balance sheet of Parent included in the Parent Reporting Documents (each, a “Parent Property”), in each case free and clear of all conditions, encroachments, easements, rights of way, restrictions and Liens, except for Permitted Liens and conditions, encroachments, easements, rights of way, restrictions or Liens which do not, individually or in the aggregate, materially impair and would not reasonably be expected to materially impair the continued use and operation of the real properties to which they relate in the conduct of the business of Parent and each Parent Subsidiary as presently conducted. Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, neither Parent nor any Parent Subsidiary has received notice to the effect that there are any condemnation, expropriation or other Proceedings that are pending or, to the Knowledge of Parent, threatened with respect to any material portion of any of the Parent Properties. Except for the owners of the properties in which Parent or a Parent Subsidiary has a leasehold interest, no Person other than Parent or a Parent Subsidiary has any ownership interest in any of the Parent Properties owned by Parent or a Parent Subsidiary.

(b) Each of Parent and each Parent Subsidiary has complied with the terms of all leases pursuant to which Parent or a Parent Subsidiary has a leasehold interest in the Parent Properties (the “Parent Leases”), and all such Parent Leases are in full force and effect, except for such noncompliance or failure to be in full force and effect that, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Except as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, to the Knowledge of Parent, there are no disputes between Parent or any Parent Subsidiary and any landlord under the Parent Leases, nor are there any claims or events of default or threats of any claims or events of default with respect to any Parent Lease.

SECTION 3.20 Intellectual Property. Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, (i) each of Parent and each Parent Subsidiary owns, or is validly licensed or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted, free and clear of all Liens (other than Permitted Liens), (ii) as of the date of this Agreement, no suits, actions or other Proceedings are pending or, to the Knowledge of Parent, threatened that Parent or any Parent Subsidiary is infringing, misappropriating or otherwise violating the rights of any Person with respect to any Intellectual Property, (iii) the operation of the business of each of Parent and each Parent Subsidiary as presently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property of any Person and has not, since September 12, 2016, infringed, misappropriated or otherwise violated any Intellectual Property of any Person, (iv) as of the date of this Agreement, to the Knowledge of Parent, no Person is infringing, misappropriating or otherwise violating the rights of Parent or any Parent Subsidiary with respect to any Intellectual Property owned by Parent or any Parent Subsidiary, (v) Parent and each Parent Subsidiary have taken reasonable measures to protect the confidentiality of trade secrets and confidential information used in the businesses of each of Parent and each Parent Subsidiary as presently conducted, and (vi) each of Parent and each Parent Subsidiary protects the operation and security of their software and systems (and the data therein) and there have been no breaches or outages of same. The Intellectual Property used in or necessary for the conduct of the business of each of Parent and each Parent Subsidiary will continue to be owned by or licensed to Parent or the respective Parent Subsidiary, as applicable, on identical terms and conditions immediately following the consummation of the Transactions, as are in effect immediately prior to such consummation, in all material respects.

SECTION 3.21 Permits. Each of Parent and each Parent Subsidiary has, and at all times since January 1, 2017 has had, all requisite power and authority and possesses all governmental franchises, licenses, permits, authorizations, variances, exemptions, orders, registrations, clearances and approvals (collectively, “Permits”) necessary to enable each of Parent and each Parent Subsidiary to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted (collectively, the “Parent Permits”), except where the failure to have such power or authority or to possess the Parent Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. All Parent Permits are in full force and effect and no suspension or cancellation of any of the Parent Permits is pending or, to the Knowledge of Parent, threatened, and Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to be in full force and effect, such suspension or cancellation or such failure to so comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 3.22 Insurance. Parent and its Subsidiaries have obtained and maintained in full force and effect insurance, underwritten by financially reputable insurance companies, in such amounts, on such terms and covering such risks as is reasonably adequate and customary for their business and operations. Except in each case as has not had and as would not have a Parent Material Adverse Effect, as of the date of this Agreement, (i) all material insurance policies of Parent and the Parent Subsidiaries are in full force and effect and (ii) all premiums due thereon have been paid.

SECTION 3.23 Brokers’ Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than Guggenheim Securities, LLC (the “Parent Financial Advisor”), the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the Transactions based upon arrangements made by or on behalf of Parent or any Parent Subsidiary.

SECTION 3.24 Opinion of Financial Advisor. The Parent Board has received an opinion from the Parent Financial Advisor to the effect that, as of the date of such opinion, subject to the qualifications, assumptions and limitations set forth therein, the Merger Consideration is fair from a financial point of view to Parent. A signed copy of the written opinion of the Parent Financial Advisor rendered to the Parent Board will be delivered to the Company, solely for informational purposes, promptly following receipt thereof by Parent.

SECTION 3.25 Regulatory Matters.

(a) Neither Parent nor any Parent Subsidiary is required to be registered as an investment company under the Investment Company Act of 1940 (the “Investment Company Act”).

(b) All natural gas pipeline systems and related facilities constituting Parent’s and the Parent Subsidiaries’ properties are (i) “gathering facilities” that are exempt from regulation by the U.S. Federal Energy Regulatory Commission under the Natural Gas Act of 1938 and (ii) not subject to rate regulation or comprehensive nondiscriminatory access regulation under the Laws of any state or other local jurisdiction.

SECTION 3.26 Related Party Transactions. As of the date of this Agreement, neither Parent nor any of its Subsidiaries is party to any transaction or arrangement under which any (i) present or former executive officer or director of Parent or any of its Subsidiaries, (ii) beneficial owner of 5% or more of the Parent Common Stock or (iii) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing is a party to any actual or proposed loan, lease or other Contract or transaction with or binding upon Parent or any of its Subsidiaries or owns or has any interest in any of their respective properties or assets, in each case that have not been disclosed by Parent pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act (any Contract, transaction or other arrangement of the type described in this sentence, a “Parent Related Party Transaction”) in the Parent Reporting Documents.

SECTION 3.27 Parent Ownership of Company Common Shares. Neither Parent nor any Parent Subsidiary owns any capital stock of the Company or any Company Subsidiary. In the past three years, neither Parent nor any Parent Subsidiary has been the “beneficial owner” (as such term is defined in Article 14 of the VSCA) of more than 10% of any class of the outstanding voting shares of the Company.

SECTION 3.28 Financing. Parent has delivered to the Company true, complete and accurate fully executed copies of (a) a debt commitment letter (the “Commitment Letter”), dated as of the date hereof, between JPMorgan Chase Bank, N.A. (the “Lender”) and Parent, and (b) the related fee letter (the “Fee Letter” and, together with the Commitment Letter, the “Debt Letters”) redacted in a customary manner solely with respect to the fees, pricing caps and certain economic terms (including economic flex terms), which redacted information does not adversely affect the amount, availability or conditionality of the funding of the Financing, in each case, including all exhibits, schedules, annexes and amendments to such letters in effect as of the date hereof, pursuant to which and subject to the terms and conditions thereof, the Lender has committed to lend the amounts set forth therein to Parent (the provision of such funds as set forth therein, the “Financing”) for the purposes set forth in such Commitment Letter. The Commitment Letter (i) has not been amended, restated or otherwise modified or waived prior to the execution and delivery of this Agreement, and the respective commitments contained in the Commitment Letter have not been withdrawn, rescinded, amended, restated or otherwise modified in any respect prior to the execution and delivery of this Agreement and (ii) to the Knowledge of Parent, no such withdrawal, rescission, amendment, restatement, modification or waiver is contemplated (other than any such amendment, modification, or restatement to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who have not executed the Commitment Letter as of the date hereof). As of the date of this Agreement, the Commitment Letter is in full force and effect and constitutes the legal, valid and binding obligation of each of Parent and the other parties thereto, subject in each case to the bankruptcy and principles of equity exceptions. There are no conditions precedent or contingencies directly or indirectly related to the funding of the Financing pursuant to the Commitment Letter, other than as expressly set forth in the Commitment Letter. At the Closing, assuming the accuracy of the representations and warranties in Article IV and the satisfaction of the conditions precedent set forth in Article VII, after giving effect to the Financing, Parent and Merger Sub will have sufficient funds to pay all of Parent’s and Merger Sub’s obligations under this Agreement, including the payment of the aggregate Merger Consideration and all fees and expenses expected to be incurred in connection therewith. As of the date of this Agreement, no event has occurred or circumstance exists which, with or without notice, lapse of time or both, would reasonably be expected to constitute a breach or default on the part of Parent under the Commitment Letter or any other party to the Commitment Letter or, to the Knowledge of Parent, otherwise result in any portion of the Financing to be unavailable. As of the date of this Agreement there are no side letters or other agreements, Contracts, arrangements or understandings (written or oral) directly or indirectly related to the funding of the Financing that could affect the availability of the Financing other than as expressly set forth in the Commitment Letter. Parent has paid in full any and all commitment fees and other fees required to be paid on or prior to the date hereof under the terms of the Commitment Letter and will pay all other commitment fees and other fees as required to be paid at Closing under the terms of the Commitment Letter upon the Closing. As of the date of this Agreement, Parent is not aware of any fact, event or other occurrence that, with or without notice, lapse of time or both could reasonably be expected to result in any of the conditions in the Commitment Letter not being satisfied.

SECTION 3.29 Solvency. Assuming the accuracy, in all material respects, of the representations and warranties of the Company in Article IV that relate to Solvency, after giving effect to the Merger and the other transactions contemplated by this Agreement, the payment of all amounts required to be paid in connection with the consummation of the transactions contemplated in this Agreement and the payment of all related fees and expenses, Parent and its consolidated Subsidiaries (including the Surviving Corporation) shall be Solvent as of the Closing Date and as of the Effective Time.

SECTION 3.30 No Additional Representations.

(a) Parent acknowledges that, except for the representations and warranties of the Company expressly set forth in Article IV, none of the Company or the Company Subsidiaries nor any of their respective Representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Parent or any of its Representatives, and that Parent is not executing or authorizing the execution of this Agreement in reliance upon any such representation or warranty not explicitly set forth in Article IV. Without limiting the generality of the foregoing, Parent acknowledges that none of the Company or the Company Subsidiaries nor any of their respective Representatives or any other Person has made any express or any implied representations or warranties to Parent with respect to (i) the Company or the Company Subsidiaries, their respective businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Company or the Company Subsidiaries or (ii) any material, documents or information relating to the Company or the Company Subsidiaries furnished or provided to Parent or its Representatives or made available to Parent or its Representatives in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions, except as expressly and specifically covered by a representation or warranty set forth in Article IV.

(b) Parent has received from the Company and its Representatives certain projections and other forecasts, including projected financial statements, cash flow items and other data of the Company and the Company Subsidiaries and certain business plan information of the Company and the Company Subsidiaries. Parent acknowledges that there are uncertainties inherent in attempting to make such projections and other forecasts and plans and accordingly is not relying on them, that Parent is familiar with such uncertainties, that Parent is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and other forecasts and plans so furnished to it, and that Parent and its Representatives shall have no Claim against any Person with respect thereto. Accordingly, Parent acknowledges that, without limiting the generality of this Section 3.30, neither the Company nor any Person acting on behalf of the Company has made any representation or warranty with respect to such projections and other forecasts and plans.

ARTICLE IV

Representations and Warranties of the Company

The Company represents and warrants to Parent and Merger Sub that the statements contained in this Article IV are true and correct, except (i) as set forth in the Company Reporting Documents publicly available and filed with or furnished to the SEC since January 1, 2017 (the “Filed Company Reporting Documents”) (excluding any disclosures in the Filed Company Reporting Documents under the heading “Risk Factors” and in any section related to forward-looking statements and in any other disclosures that are similarly predictive or forward-looking in nature (other than any historical factual information contained within such headings, statements or disclosure)) or (ii) as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub prior to the execution and delivery by the Company of this Agreement (the “Company Disclosure Letter”). The Company Disclosure Letter shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article IV, and the disclosure in any section shall be deemed to qualify other sections in this Article IV to the extent (and only to the extent) that it is reasonably apparent from the face of such disclosure that such disclosure also qualifies or applies to such other sections. The mere inclusion of an item in the Company Disclosure Letter as an exception to a representation or warranty is not deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 4.01 Organization, Standing and Power. Each of the Company and each of the Company’s Subsidiaries (the “Company Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), with all requisite entity power and authority to own, operate or lease its properties and assets and to carry on its business as now being conducted except where the failure to be so organized, existing or in good standing, or to have such power or authority, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership, operation or leasing of its properties and assets makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent and Merger Sub, prior to execution of this Agreement, true and correct copies of the articles of incorporation of the Company in effect as of the date of this Agreement (the “Company Charter”) and the bylaws of the Company in effect as of the date of this Agreement (the “Company Bylaws”), as well as the Organizational Documents of each of the Company Subsidiaries. Neither the Company nor any Company Subsidiary is in material violation of any of the provisions of such Organizational Documents.

SECTION 4.02 Company Subsidiaries.

(a) All the outstanding shares of capital stock or voting securities of, or other equity interests in, each Company Subsidiary have been validly issued and are fully paid and nonassessable and are (other than qualifying shares and shares held by natural persons pursuant to requirements of Law of non-U.S. jurisdictions) wholly owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all Liens, and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests) except for restrictions imposed by applicable securities Laws and, in each case, except for Permitted Liens. Section 4.02(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of the Company Subsidiaries, together with (i) the jurisdiction of incorporation or organization, as the case may be, of each Company Subsidiary, (ii) the type of and percentage of interest held (including capital account balances for any entity treated as a partnership for income tax purposes from the most recently filed relevant Tax Return), directly or indirectly, by the Company in each Company Subsidiary, (iii) the names of and the type of and percentage of interest held (including capital account balances for any entity treated as a partnership for income tax purposes from the most recently filed relevant Tax Return) by any Person other than the Company or a Company Subsidiary in each Company Subsidiary and (iv) the classification for U.S. federal income tax purposes of each Company Subsidiary.

(b) Except for the capital stock and voting securities of, and other equity interests in, the Company Subsidiaries, neither the Company nor any Company Subsidiary owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity other than ordinary course investments in publicly traded securities constituting one percent or less of a class of outstanding securities of any entity.

SECTION 4.03 Capital Structure.

(a) The authorized capital stock of the Company consists of 45,000,000 Company Common Shares, and 5,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock” and, together with the Company Common Shares, the “Company Capital Stock”). At the close of business on October 22, 2018, (i) 15,073,776 Company Common Shares were issued and outstanding, none of which were subject to vesting or other forfeiture conditions or repurchase by the Company, (ii) no Company Common Shares were held in the Company’s treasury, (iii) no shares of the Company Preferred Stock were issued and outstanding, and (iv) 638,461 Company Common Shares were reserved and available for issuance pursuant to the Company Stock Plan, of which (A) 214,551 shares were issuable upon settlement of outstanding Company RSU Awards, and (B) 178,142 shares were issuable upon settlement of outstanding Company PSU Awards (assuming maximum levels of performance are achieved). Except as set forth in this Section 4.03, at the close of business on October 22, 2018, no shares of capital stock or voting securities of, or other equity interests in, the Company were issued, reserved for issuance or outstanding. From the close of business on October 22, 2018, to the date of this Agreement, there have been no issuances by the Company of shares of capital stock or voting securities of, or other equity interests in, the Company, other than the issuance of Company Common Shares upon the settlement of the Company RSU Awards and Company PSU Awards, in each case outstanding at the close of business on October 22, 2018 and disclosed in Section 4.03(a) of the Company Disclosure Letter, and in accordance with their terms in effect at such time.

(b) All outstanding shares of Company Capital Stock are, and all shares of Company Capital Stock that may be issued upon the settlement of Company RSU Awards and Company PSU Awards will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the VSCA, the Company Charter, the Company Bylaws or any Contract to which Company or any Company Subsidiary is a party or otherwise bound (including the Company Stock Plan). Except as set forth above in this Section 4.03, there are not issued, reserved for issuance or outstanding, and there are no outstanding obligations of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (x) any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, (y) any warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, or any other obligation of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary or (z) any rights issued by or other obligations of the Company or any Company Subsidiary that are linked in any way to the price of any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, the value of the Company, any Company Subsidiary or any part of the Company or any Company Subsidiary or any dividends or other distributions declared or paid on any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary. Except pursuant to the Company Stock Plan, there are not any outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary or any securities, interests, warrants, calls, options or other rights referred to in clause (x), (y) or (z) of the immediately preceding sentence. There are no debentures, bonds, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote (collectively, “Company Voting Debt”). Neither the Company nor any Company Subsidiary is a party to any voting agreement with respect to the voting of any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary (other than the Company Credit Facilities). Except for this Agreement and, with respect to the Company Subsidiaries, the Company Credit Facilities, neither the Company nor any Company Subsidiary is a party to any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of the Company or any Company Subsidiary. All Company RSU Awards and Company PSU Awards outstanding as of the date of this Agreement may, pursuant to their terms, be treated in accordance with Section 6.04.

SECTION 4.04 Authority; Execution and Delivery; Enforceability.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions, including the Merger, subject, in the case of the Merger, to the receipt of the Company Shareholder Approval.

(b) The Company Board has adopted resolutions, by unanimous vote at a meeting duly called at which a quorum of directors of the Company was present, (i) approving and adopting this Agreement, (ii) determining that entering into this Agreement and the consummation of the Transactions, including the Merger, is in the best interests of the Company and its shareholders, and (iii) recommending that the Company Shareholders approve this Agreement and directing that this Agreement be submitted to the Company Shareholders for approval at a duly held meeting of such shareholders for such purpose (the “Company Shareholders Meeting”). Such resolutions have not been amended or withdrawn as of the date of this Agreement.

(c) Except for the approval of this Agreement by the affirmative vote of the holders of more than two-thirds (2/3) of all the votes entitled to be cast at the Company Shareholders Meeting (the “Company Shareholder Approval”), no other corporate proceedings on the part of the Company are necessary to authorize, adopt or approve this Agreement or to consummate the Transactions (except for the filing of the appropriate merger documents as required by the VSCA).

(d) The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

(e) Assuming the accuracy of Parent’s and Merger Sub’s representations and warranties in Section 3.27, the Company and the Company Board have taken all actions required to be taken by them to exempt this Agreement, the Merger and the other Transactions from Article 14 and Article 14.1 of the VSCA, and there are no other anti-takeover statutes or regulations applicable to this Agreement, the Merger or the other Transactions.

SECTION 4.05 No Conflicts; Consents.

(a) The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations hereunder and the consummation of the Transactions will not, violate, conflict with, result in a breach of any provision of or the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination, cancellation or amendment under, give rise to an obligation to make an offer to purchase or redeem any Indebtedness or capital stock, voting securities or other equity interests under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter or the Company Bylaws as currently in effect, (ii) any Contract (other than the Company Credit Facilities) to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.05(b), any Judgment or Law, in each case applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any matters that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) No Consent of or from, or registration, declaration, notice or filing made to or with, any Governmental Entity is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery, and performance of this Agreement by the Company or the consummation by the Company of the Merger and the other Transactions, other than (i) (A) the filing with the SEC of the Joint Proxy Statement in definitive form, (B) the filing with the SEC, and the declaration of effectiveness under the Securities Act, of the Form S-4 and (C) the filing with the SEC of such reports and other filings under, and such other compliance with, the Exchange Act and the Securities Act, as may be required in connection with this Agreement and the Transactions, (ii) compliance with and filings and the expiration or early termination of the applicable waiting period under the HSR Act, (iii) the filing of the Articles of Merger with, and the issuance of a certificate of merger by, the SCC and appropriate documents with the relevant authorities of the other jurisdictions in which Parent, Merger Sub and the Company are qualified to do business, (iv) such Consents, registrations, declarations, notices or filings as are required to be made or obtained under the securities or “blue sky” Laws of various states in connection with the issuance of the Stock Consideration, (v) such Consents of or from, or registrations, declarations, notices or filings to or with NASDAQ as are required to permit the consummation of the Merger and the listing of the shares of Parent Common Stock to be issued as Stock Consideration, (vi) filings required to release any Liens under the Company Credit Facilities to the extent required to be released upon consummation of the Merger, and (vii) such other matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

SECTION 4.06 Reporting Documents; Undisclosed Liabilities.

(a) The Company has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by the Company with the SEC since January 1, 2017 (such documents, together with any exhibits and schedules thereto and other information incorporated therein as they have been supplemented, modified or amended since the time of filing, excluding the Joint Proxy Statement and the Form S-4, being collectively referred to as the “Company Reporting Documents”).

(b) Each Company Reporting Document (i) at the time filed, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto at the time of such filing, and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of the Company included in the Company Reporting Documents complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP (except, as indicated in the notes thereto, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and except as indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC).

(c) Neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected in financial statements prepared in accordance with GAAP, except for: (i) liabilities reflected or reserved against in the Company’s consolidated balance sheets (or the notes thereto) included in the Company Reporting Documents, (ii) normal and recurring liabilities that have been incurred by the Company or any Subsidiary since June 30, 2018 in the ordinary course of business consistent with prior practice, (iii) liabilities incurred in connection with the Transactions, and (iv) liabilities which would not reasonably be expected to have, individually or in the aggregate a Company Material Adverse Effect.

(d) With respect to each annual report on Form 10-K and each quarterly report on Form 10-Q included in the Company Reporting Documents, the chief executive officer and chief financial officer of the Company have made all certifications required by SOX and any related rules and regulations promulgated by the SEC, and the statements contained in any such certifications are true and correct as of their respective dates. As of the date hereof, the Company has not received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certificates. As of the date hereof, there are no outstanding or unresolved comments received by the Company from the SEC with respect to any of the Company Reporting Documents. As of the date hereof, to the Knowledge of the Company, none of the Company Reporting Documents is the subject of ongoing SEC review or investigation.

(e) The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) utilized by the Company are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of the Company, as appropriate, to allow timely decisions regarding required disclosure and to enable the principal executive officer and principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

SECTION 4.07 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is declared effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to each of the Parent Stockholders and the Company Shareholders or at the time of each of the Parent Stockholders Meeting and the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent for inclusion or incorporation by reference therein.

SECTION 4.08 Absence of Certain Changes or Events.

(a) Since June 30, 2018, there has not occurred any Company Material Adverse Effect or any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had and would reasonably be expected to have a Company Material Adverse Effect; and

(b) From June 30, 2018, to the date of this Agreement, (i) each of the Company and each Company Subsidiary has conducted its respective business in the ordinary course in all material respects, (ii) there has not been any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, including the Oil and Gas Properties of the Company and its Subsidiaries, whether or not covered by insurance, and (iii) neither the Company nor any of its Subsidiaries has taken, or agreed, committed, arranged, authorized or entered into any understanding to take, any action that, if taken after the date of this Agreement, would (without Parent’s prior written consent) have constituted a breach of any of the covenants set forth in Sections 5.01(b)(i), (ii), (v), (vi), (vii), (viii) (xvi), (xviii) or (xx) (solely as it relates to the foregoing Sections 5.01(b)(i), (ii), (v), (vi), (vii), (viii) or (xvi)).

SECTION 4.09 Taxes.

(a) Each of the Company and each Company Subsidiary has timely filed, taking into account any extensions of time for filing, all material Tax Returns required to have been filed by it, and such Tax Returns are accurate and complete in all material respects. Each of the Company and each Company Subsidiary has paid all material Taxes that are due and payable by it (other than Taxes that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP in the financial statements included in the Filed Company Reporting Documents). There is no outstanding material Claim, assessment or deficiency against the Company or any Company Subsidiary for any Tax that has been asserted or threatened in writing by any Governmental Entity (except for any such Claim, assessment or deficiency that is being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP in the financial statements included in the Filed Company Reporting Documents). All material withholding Tax requirements imposed on or with respect to the Company or any of the Company Subsidiaries have been satisfied in full.

(b) There are no material disputes, audits, examinations, investigations or Proceedings pending or threatened in writing in respect of any Taxes or Tax Return of the Company or any Company Subsidiary. No requests for waivers of the time to assess any material Taxes are pending or in force.

(c) Other than for Taxes not yet due and payable or that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP in the financial statements included in the Filed Company Reporting Documents, there are no Liens with respect to material Taxes against any of the properties or assets of the Company or any Company Subsidiary. No written or, to the Knowledge of the Company, other claim has been received by the Company or any Company Subsidiary from a Governmental Entity in a jurisdiction in which the Company or any Company Subsidiary does not file Tax Returns stating that the Company or any Company Subsidiary is or may be subject to material taxation by such jurisdiction. Neither the Company nor any Company Subsidiary is a party to or is otherwise bound by any material Tax sharing, allocation or indemnification Contract (other than (i) a Contract exclusively between or among the Company and wholly owned Company Subsidiaries or (ii) any Tax sharing, allocation or indemnification provisions contained in any Contract entered into in the ordinary course of business and not primarily relating to Taxes (e.g., leases, credit agreements or other commercial agreements)). Neither the Company nor any Company Subsidiary has any material liability for Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations § 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or successor.

(d) Neither the Company nor any Company Subsidiary has participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction,” as defined in Treasury Regulations § 1.6011-4(b)(2).

(e) Neither the Company nor any Company Subsidiary has constituted a “distributing corporation” or a “controlled corporation” (or a successor thereto) in a distribution of stock intended to qualify for tax-free treatment under section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) as part of a “plan” or “series of related transactions” (within the meaning of section 355(e) of the Code) in conjunction with the Transactions.

(f) The Company is not an “investment company” within the meaning of section 368(a)(2)(F) of the Code.

(g) After reasonable diligence, neither the Company nor any Company Subsidiary is aware of the existence of any fact, or has taken or agreed to take any action, that could reasonably be expected to prevent the Integrated Mergers, taken together, from qualifying as a “reorganization” within the meaning of section 368(a) of the Code.

SECTION 4.10 Employee Benefits.

(a) Section 4.10(a) of the Company Disclosure Letter sets forth a true and complete list of each material Company Benefit Plan.

(b) With respect to each material Company Benefit Plan, the Company has made available to Parent true and complete copies, to the extent applicable, of (i) such Company Benefit Plan, including any material amendment thereto, and a summary plan description thereof, (ii) each trust, insurance, annuity or other funding Contract related thereto, (iii) the most recent audited financial statements and actuarial or other valuation reports prepared with respect thereto, (iv) the two most recent annual reports on Form 5500 required to be filed with the IRS with respect thereto and the two most recent annual information returns required to be filed with any Governmental Entity and (v) the most recently received IRS determination letter or opinion.

(c) Except as has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Company Benefit Plan (and any related trust or other funding vehicle) has been maintained in compliance with its terms and applicable Law (including ERISA and the Code). Each Company Benefit Plan that is intended to be “qualified” within the meaning of section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS, and, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no circumstances or any events that have occurred that would reasonably be expected to cause the loss of such qualification status of any such Company Benefit Plan. Except as has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no pending or, to the Knowledge of the Company, threatened claims by, on behalf of or against any Company Benefit Plan or any trust related thereto that could result in any liability to the Company or any of the Company Subsidiaries, and no audit or other Proceeding by a Governmental Entity is pending or, to the Knowledge of the Company, threatened with respect to any Company Benefit Plan.

(d) During the previous six years, neither the Company, any of its Subsidiaries nor any of their respective ERISA Affiliates has maintained, sponsored, participated in or contributed to (or been obligated to maintain, sponsor, participate in or contribute to), (i) an employee benefit plan subject to section 412 of the Code or section 302 or Title IV of ERISA, (ii) a “multiemployer plan” (as defined in section 3(37) of ERISA), or (iii) a “multiple employer plan” as defined in section 210 of ERISA or section 413(c) of the Code. No material liability under section 302 or Title IV of ERISA or section 412 of the Code has been incurred by the Company that has not been satisfied in full (other than any liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course of business, all of which have been timely paid) and no condition exists that could reasonably be expected to result in any such material liability to the Company. The Company has not been required to post any security under ERISA or section 436 of the Code with respect to any Company Benefit Plan, and no fact or event exists that could reasonably be expected to give rise to any such lien or requirement to post any such security with respect to any Company Benefit Plan.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has any liability for providing health, medical or life insurance or other welfare benefits (whether or not insured) with respect to any Company Personnel (or any of their beneficiaries) after retirement or other termination of employment, other than coverage or benefits (i) required to be provided under Part 6 of Title I of ERISA, section 4980(B)(f) of the Code or any other applicable Law or (ii) the full cost of which is borne by such Company Personnel (or any of their beneficiaries).

(f) None of the execution and delivery of this Agreement, the performance by either party of its obligations hereunder or the consummation of the Transactions, including the Merger (alone or in combination with any other event) will (i) accelerate the time of payment or vesting, or trigger any payment or funding, of any material compensation or benefit or trigger any other material obligation under any Company Benefit Plan, or (ii) result in any amount failing to be deductible under section 280G of the Code. No Company Benefit Plan provides for the gross-up or reimbursement of Taxes under section 4999 of the Code or section 409A of the Code.

(g) The representations and warranties in this Section 4.10 are the sole and exclusive representations and warranties of the Company relating to Company Benefit Plans (including their compliance with any applicable Law) or ERISA, and no other representation or warranty of the Company in this Agreement shall be construed to relate to Company Benefit Plans (including their compliance with any applicable Law) or ERISA.

SECTION 4.11 Labor and Employment Matters.

(a) Neither the Company nor any Company Subsidiary is a party to any Collective Bargaining Agreements with respect to any current or former employees of the Company or any Company Subsidiary. Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) there is no pending or, to the Knowledge of the Company, threatened strike, lockout, slowdown or work stoppage by or with respect to any current or former employees of the Company or any Company Subsidiary, (ii) to the Knowledge of the Company, there are no activities or Proceedings of any labor union or similar organization to organize any employees of the Company or any Company Subsidiary, and no demand for recognition as the exclusive bargaining representative of any employees has been made by or on behalf of any labor union or similar organization, and (iii) no employees of the Company or any Company Subsidiary are represented by any labor union or similar organization with respect to their employment with the Company or any Company Subsidiary. There is no material unfair labor practice pending or, to the Knowledge of the Company, threatened against or involving the Company or any Company Subsidiary.

(b) Except for instances of noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries are in compliance with all applicable Laws relating to labor and employment, including, without limitation, those relating to labor management relations, wages, hours, overtime, non-discrimination, non-retaliation, sexual harassment, civil rights, affirmative action, work authorization, recordkeeping, immigration, safety and health and continuation coverage under group health plans. To the Knowledge of the Company, no employee of the Company or any Company Subsidiary is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation: (i) to the Company or any Company Subsidiary or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company or any Company Subsidiary or (B) to the knowledge or use of trade secrets or proprietary information. To the Knowledge of the Company, in the last five years, no allegations of sexual harassment have been made against (i) any officer of the Company or any Company Subsidiary or (ii) an employee of the Company or any Company Subsidiary at a level of Vice President or above.

SECTION 4.12 Litigation. As of the date of this Agreement, there is no suit, action or other Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary that, individually or in the aggregate, has had and would reasonably be expected to have a Company Material Adverse Effect, nor is there any Judgment outstanding against or, to the Knowledge of the Company, written demand or investigation by any Governmental Entity involving the Company or any Company Subsidiary or any of their respective properties or assets that, individually or in the aggregate, has had and would reasonably be expected to have a Company Material Adverse Effect.

SECTION 4.13 Compliance with Applicable Laws. Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries are in, and since January 1, 2017 have been in, compliance with all applicable Laws and the Company Permits. To the Knowledge of the Company, except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, there is no demand or investigation by or before any Governmental Entity pending or, to the Knowledge of the Company, threatened alleging that the Company or any Company Subsidiary is not in compliance with any applicable Law or Company Permit. This Section 4.13 does not relate to Tax matters or environmental matters, which are the subjects of Section 4.09 and Section 4.16, respectively.

SECTION 4.14 Rights-of-Way. Each of the Company and the Company Subsidiaries has such Rights-of-Way as are sufficient to conduct its business in the manner currently conducted, except for such Rights-of-Way the absence of which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has fulfilled and performed all its material obligations with respect to such Rights-of-Way and conducts its business in a manner that does not violate any of the Rights-of-Way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except for such violations, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All pipelines operated by the Company and the Company Subsidiaries are subject to Rights-of-Way or are located on real property owned or leased by the Company, and there are no gaps (including any gap arising as a result of any breach by the Company or any of the Company Subsidiaries of the terms of any Rights-of-Way) in the Rights-of-Way other than gaps that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 4.15 Oil and Gas Matters.

(a) Except as has not had and would not reasonably be expected to have a Company Material Adverse Effect, and except for property (i) sold or otherwise disposed of in the ordinary course of business since the date of the reserve report prepared by DeGolyer and MacNaughton (the “Company Independent Petroleum Engineers”) relating to the Company interests referred to therein as of December 31, 2017 (the “Company Reserve Report”), (ii) reflected in the Company Reserve Report or in the Filed Company Reporting Documents as having been sold or otherwise disposed of, other than sales or dispositions after the date hereof in accordance with Section 5.01, or (iii) acquired since the date of the Company Reserve Report, all Oil and Gas Properties of the Company and the Company Subsidiaries are reflected in the Company Reserve Report. Except for properties described in clause (i) or (ii) of the preceding sentence, the Company and the Company Subsidiaries have Defensible Title in all material respects to all Oil and Gas Properties reflected in the Company Reserve Report.

(b) Except for any such matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, the factual, non-interpretive data supplied to the Company Independent Petroleum Engineers by or on behalf of the Company and the Company Subsidiaries that was material to such firm’s estimates of oil and gas reserves attributable to the Oil and Gas Properties of the Company and the Company Subsidiaries in connection with the preparation of the Company Reserve Report was, as of the time provided, accurate in all respects. Except for any such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the oil and gas reserve estimates of the Company set forth in the Company Reserve Report are derived from reports that have been prepared by the Company Independent Petroleum Engineers, and such reserve estimates fairly reflect, in all respects, the oil and gas reserves of the Company at the dates indicated therein and are in accordance with SEC guidelines applicable thereto applied on a consistent basis throughout the periods involved. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, as of the date of this Agreement there has been no change in respect of the matters addressed in the Company Reserve Report that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all rentals, shut-ins and similar payments owed to any Person or individual under (or otherwise with respect to) any Oil and Gas Leases of the Company or any Company Subsidiary have been properly and timely paid, (ii) all Production Burdens with respect to any Oil and Gas Properties owned or held by the Company or any of the Company Subsidiaries have been timely and properly paid (in each case, except such Production Burdens (x) as are being currently paid prior to delinquency in the ordinary course of business or (y) the amount or validity of which is being contested in good faith by appropriate proceeding and for which appropriate reserves have been established) and (iii) none of the Company or any of the Company Subsidiaries (and, to Company’s Knowledge, no third-party operator) has violated any provision of, or taken or failed to take any act that, with or without notice, lapse of time, or both, would constitute a default under the provisions of any Oil and Gas Lease (or entitle the lessor thereunder to cancel or terminate such Oil and Gas Lease) included in the Oil and Gas Properties owned or held by the Company or any of the Company Subsidiaries.

(d) All material proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties of the Company and the Company Subsidiaries are being received by them in a timely manner other than awaiting preparation and approval of division order title opinions for recently drilled Wells. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the Closing Date, neither the Company nor any Company Subsidiary is obligated by virtue of a take or pay payment, advance payment, production payment or other similar payment (other than Production Burdens) established in any Oil and Gas Leases to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to the Company’s or any Company Subsidiary’s interest in any Oil and Gas Properties at some future time without receiving payment therefor at or after the time of delivery.

(e) All of the Wells and all water, CO2, injection or other wells located on the Oil and Gas Leases of the Company and the Company Subsidiaries or otherwise associated with an Oil and Gas Property of the Company or the Company Subsidiaries have been drilled, completed and operated in all material respects within the limits permitted by the applicable contracts entered into by the Company or any of the Company Subsidiaries related to such wells and applicable Law, and all drilling and completion (and plugging and abandonment) of such wells and all related development, production and other operations have been conducted in all material respects in compliance with all applicable Law. No Wells located on the Oil and Gas Leases of the Company and the Company Subsidiaries are subject to any material penalty on allowables or otherwise produced any material volumes in excess of its applicable allowables.

(f) None of the material Oil and Gas Properties of the Company or the Company Subsidiaries is subject to any preferential purchase, consent or similar right that would become operative as a result of the consummation of the Merger and the other Transactions.

(g) Other than Wells that have been plugged and abandoned in all material respects in accordance with all applicable Laws, there are no dry holes, or shut in or otherwise inactive Wells that are located on lands burdened by the Oil and Gas Leases or on lands pooled or unitized therewith that the Company or any Company Subsidiary is currently obligated by applicable Law to plug and abandon.

(h) Except as reflected in the Company’s consolidated balance sheets (or the notes thereto) included in the Company Reporting Documents, to the Knowledge of the Company, as of the date hereof there are no material Imbalances.

SECTION 4.16 Environmental Matters. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (a) each of the Company and each Company Subsidiary has been and is in compliance with all applicable Environmental Laws, and neither the Company nor any Company Subsidiary has received any written communication alleging that the Company or any Company Subsidiary is in violation of, or has any liability under, any Environmental Law; (b) each of the Company and each Company Subsidiary possesses and is in compliance with all Environmental Permits required for the conduct of its respective operations and all such Environmental Permits are valid and in good standing; (c) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary; (d) neither the Company nor any Company Subsidiary is subject to any Judgment pursuant to or in connection with any Environmental Law; (e) there has been no Release of any Hazardous Material at any of the properties that are owned, leased or operated by the Company or any Company Subsidiary, or to the Knowledge of the Company, at any properties formerly owned, leased or operated by the Company or any Company Subsidiary, that would reasonably be expected to form the basis of any Environmental Claim against the Company or any Company Subsidiary; and (f) neither the Company nor any Company Subsidiary has retained or assumed, either contractually or by operation of Law, any liabilities or obligations that would reasonably be expected to form the basis of any Environmental Claim against the Company or any Company Subsidiary.

SECTION 4.17 Contracts.

(a) Except with respect to Contracts solely among the Company and any wholly owned Company Subsidiary or Company Subsidiaries, or solely among any wholly owned Company Subsidiaries, Section 4.17(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of:

(i) each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act);

(ii) each non-competition Contract or similar Contract containing terms that expressly limit or otherwise restrict the ability of the Company or any Company Subsidiary to compete in any line of business or in any geographic area, in a manner that would be reasonably likely to be material to the Company and the Company Subsidiaries, taken as a whole;

(iii) each loan and credit agreement or other Contract pursuant to which any Indebtedness for borrowed money in excess of $5,000,000 of the Company or any Company Subsidiary is outstanding or may be incurred;

(iv) each partnership, joint venture or similar agreement to which the Company or any Company Subsidiary is a party relating to the formation, creation, operation, management or control of any partnership or joint venture, in each case material to the Company and the Company Subsidiaries, taken as a whole, other than any customary joint operating agreements, unit agreements or participation agreements affecting the Oil and Gas Properties of the Company or any Company Subsidiary;

(v) each joint development agreement, exploration agreement, participation, farmout, farmin or program agreement or similar contract requiring the Company or any of its Subsidiaries to make expenditures that would reasonably be expected to be in excess of $5,000,000 in the aggregate during the 12-month period following the date of this Agreement, other than customary joint operating agreements and continuous development obligations under Oil and Gas Leases;

(vi) each Contract for any material Derivative Transaction;

(vii) any Contract that provides for the sale by the Company or any of the Company Subsidiaries of Hydrocarbons that (A) has a remaining term of greater than 60 days and does not allow the Company or such Company Subsidiary to terminate it without penalty on 60 days’ notice, or (B) contains a “take-or-pay” clause or any similar material prepayment or forward sale arrangement or obligation (excluding “gas balancing” arrangements associated with customary joint operating agreements) to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor;

(viii) other than in the ordinary course, each Contract to which the Company or any Company Subsidiary is a party involving the future disposition or acquisition of assets or properties with a fair market value in excess of $5,000,000;

(ix) each Contract that is a transportation or processing agreement to which the Company or any Company Subsidiary is a party involving the transportation or processing of more than 50 MMcf of gaseous Hydrocarbons per day, or 5,000 barrels of liquid Hydrocarbons per day;

(x) each Contract to which the Company or any Company Subsidiary is a party for the purchase, sale or option of minerals or mineral rights having a value in excess of $5,000,000;

(xi) each Contract with any supplier or vendor under which the Company or any Company Subsidiary is obligated to purchase goods or services (other than transportation or processing services) involving consideration in excess of $5,000,000 (except with respect to the purchase of items of inventory in the ordinary course of business consistent with past practice) or that is not terminable without penalty upon notice of 90 days or less;

(xii) each Collective Bargaining Agreement to which the Company or any of its Subsidiaries is a party or is subject;

(xiii) each Contract involving the pending acquisition or sale of (or option to purchase or sell) assets or properties of the Company or its Subsidiaries, taken as a whole, having a purchase price in excess of $5,000,000, other than contracts involving the acquisition or sale of (or option to purchase or sell) Hydrocarbons in the ordinary course of business;

(xiv) each Contract for lease of personal property or real property (other than Oil and Gas Properties) involving aggregate payments in excess of $15,000,000 in any calendar year that are not terminable without penalty within 60 days, other than contracts related to drilling rigs;

(xv) each Contract under which the Company or any of its Subsidiaries has advanced or loaned any amount of money to any of the following: (x) an executive officer or director of the Company or any Subsidiary of the Company; (y) a beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the Company Common Shares; or (z) an Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the Persons described in the foregoing clauses (x) or (y);

(xvi) each Contract that contains any “most favored nation” or most favored customer provision, call or put option, preferential right or right of first or last offer, negotiation or refusal, in each case other than those contained in (A) any agreement in which such provision is solely for the benefit of the Company or any of the Company Subsidiaries, (B) customary royalty pricing provisions in Oil and Gas Leases or (C) customary preferential rights in joint operating agreements, unit agreements or participation agreements affecting the business or the Oil and Gas Properties of the Company or any of the Company Subsidiaries, to which the Company or any of the Company Subsidiaries or any of their respective Affiliates is subject, and is material to the business of the Company and its Subsidiaries, taken as a whole; and

(xvii) each Contract relating to a Company Related Party Transaction.

Each Contract of the type described in this Section 4.17(a) is referred to herein as a “Company Material Contract.”

(b) A complete and correct copy of each of the Company Material Contracts existing as of the date of this Agreement has been made available to Parent prior to the date hereof. Except for matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) each Company Material Contract is a valid, binding and legally enforceable obligation of the Company or one of the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity, (ii) each such Company Material Contract is in full force and effect (except for expiration in accordance with the terms thereof) and (iii) neither the Company nor any Company Subsidiary is (with or without notice or lapse of time, or both) in breach or default under any such Company Material Contract and, to the Knowledge of the Company, no other party to any such Company Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or its Subsidiaries, or, to the Knowledge of the Company, any other party thereto. There are no disputes pending or, to the Knowledge of the Company, threatened with respect to any Company Material Contract and neither the Company nor any of its Subsidiaries has received any written notice of the intention of any other party to any Company Material Contract to terminate for default, convenience or otherwise any Company Material Contract, nor to the Knowledge of the Company, is any such party threatening to do so, in each case except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 4.18 Derivative Transactions.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Derivative Transactions entered into by the Company or any of the Company Subsidiaries or for the account of any of its customers as of the date of this Agreement were entered into in accordance with applicable Laws, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and the Company Subsidiaries, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of the Company Subsidiaries have duly performed in all respects all of their respective obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and there are no breaches, violations, collateral deficiencies, requests for collateral or demands for payment, or defaults or allegations or assertions of such by any party thereunder.

(c) The Filed Company Reporting Documents accurately summarize, in all material respects, the outstanding positions under any Derivative Transaction of the Company and the Company Subsidiaries, including Hydrocarbon and financial positions under any Derivative Transaction of the Company attributable to the production and marketing of the Company and the Company Subsidiaries, as of the dates reflected therein. Section 4.18(c) of the Company Disclosure Letter lists, as of the date of this Agreement, all Derivative Transactions to which the Company or any of the Company Subsidiaries is a party.

SECTION 4.19 Properties.

(a) Except where the failure to do so, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company or a Company Subsidiary has good, valid and defensible title to, and defensible and insurable fee simple interest in or a valid leasehold interest in, each of the material real properties (except for any of the Company’s or any Company Subsidiaries’ Oil and Gas Properties, which are subject to Section 4.15 and shall not constitute a Company Property for the purposes of this Agreement) the Company owns or leases, as applicable (each, a “Company Property”), in each case free and clear of all conditions, encroachments, easements, rights of way, restrictions and Liens, except for Permitted Liens and conditions, encroachments, easements, rights of way, restrictions or Liens which do not, individually or in the aggregate, materially impair and would not reasonably be expected to materially impair the continued use and operation of the real properties to which they relate in the conduct of the business of the Company and each Company Subsidiary as presently conducted. Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has received notice to the effect that there are any condemnation, expropriation or other Proceedings that are pending or, to the Knowledge of the Company, threatened with respect to any material portion of any of the Company Properties. Except for the owners of the properties in which the Company or a Company Subsidiary has a leasehold interest, no Person other than the Company or a Company Subsidiary has any ownership interest in any of the Company Properties owned by the Company or a Company Subsidiary.

(b) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any Company Subsidiary has leased, subleased or otherwise granted to any Person the right to use or occupy any Company Property or any portion thereof, (ii) there are no outstanding options, rights of first offer or rights of first refusal to purchase or lease any Company Property or any portion thereof or interest therein, (iii) there are no boundary disputes relating to any Company Property and no encroachments materially and adversely affecting the use of any Company Property and (iv) with respect to each Company Property, all material buildings, structures, fixtures and improvements are in all respects adequate and sufficient and in satisfactory condition to support the operations of the Company and each Company Subsidiary as presently conducted.

(c) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) policies of title insurance or updates or endorsements have been issued, insuring Company’s or the applicable Company Subsidiary’s fee simple title to each of the Company Properties listed on Section 4.19(c) of the Company Disclosure Letter owned by the Company or a Company Subsidiary, in amounts at least equal to the purchase price paid for ownership of such Company Property, (ii) there has not been any Claim made against any such policy that has not been resolved and (iii) there is no suit, action or other Proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary challenging the Company’s or the applicable Company Subsidiary’s fee simple title to each of the Company Properties owned by the Company or a Company Subsidiary.

(d) Each of the Company and each Company Subsidiary has complied with the terms of all leases pursuant to which the Company or a Company Subsidiary has a leasehold interest in the Company Properties (the “Company Leases”), and all such Company Leases are in full force and effect, except for such noncompliance or failure to be in full force and effect that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, there are no disputes between the Company or any Company Subsidiary and any landlord under the Company Leases, nor are there any claims or events of default or threats of any claims or events of default with respect to any Company Lease.

SECTION 4.20 Intellectual Property. Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) each of the Company and each Company Subsidiary owns, or is validly licensed or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted, free and clear of all Liens (other than

Permitted Liens), (ii) as of the date of this Agreement, no suits, actions or other Proceedings are pending or, to the Knowledge of the Company, threatened that the Company or any Company Subsidiary is infringing, misappropriating or otherwise violating the rights of any Person with respect to any Intellectual Property, (iii) the operation of the business of each of the Company and each Company Subsidiary as presently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property of any Person and has not, since September 12, 2016, infringed, misappropriated or otherwise violated any Intellectual Property of any Person, (iv) as of the date of this Agreement, to the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating the rights of the Company or any Company Subsidiary with respect to any Intellectual Property owned by the Company or any Company Subsidiary, (v) the Company and each Company Subsidiary have taken reasonable measures to protect the confidentiality of trade secrets and confidential information used in the businesses of each of the Company and each Company Subsidiary as presently conducted, and (vi) each of the Company and each Company Subsidiary protects the operation and security of their software and systems (and the data therein) and there have been no breaches or outages of same. The Intellectual Property used in or necessary for the conduct of the business of each of the Company and each Company Subsidiary will continue to be owned by or licensed to the Company or respective Company Subsidiary, as applicable, on identical terms and conditions immediately following the consummation of the Transactions, as are in effect immediately prior to such consummation, in all material respects.

SECTION 4.21 Permits. Each of the Company and each Company Subsidiary has, and at all times since January 1, 2017 has had, all requisite power and authority and possesses all Permits necessary to enable each of the Company and each Company Subsidiary to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted (collectively, the “Company Permits”), except where the failure to have such power or authority or to possess the Company Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. All Company Permits are in full force and effect and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, and the Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to be in full force and effect or failure to so comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 4.22 Insurance. The Company and its Subsidiaries have obtained and maintained in full force and effect insurance, underwritten by financially reputable insurance companies, in such amounts, on such terms and covering such risks as is reasonably adequate and customary for their business and operations. Section 4.22 of the Company Disclosure Letter sets forth a complete and correct list of all insurance policies maintained by the Company and each of its Subsidiaries for the last three years. Except in each case as has not had and would not have a Company Material Adverse Effect, as of the date of this Agreement, (i) all material insurance policies of the Company and the Company Subsidiaries are in full force and effect and (ii) all premiums due thereon have been paid. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, no written notice of cancellation or termination has been received with respect to any material insurance policy of the Company.

SECTION 4.23 Brokers’ Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than Jefferies LLC (the “Company Financial Advisor”), the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary. The estimated aggregate amount of such fees and expenses has been disclosed to Parent by the Company prior to the date of this Agreement.

SECTION 4.24 Opinion of Financial Advisor. The Company Board has received an opinion from the Company Financial Advisor to the effect that, as of the date of such opinion, subject to the qualifications, assumptions and limitations set forth therein, the Merger Consideration is fair from a financial point of view to the holders of Company Common Shares. A signed copy of the written opinion of the Company Financial Advisor rendered to the Company Board will be delivered to Parent and Merger Sub, solely for informational purposes, promptly following receipt thereof by the Company.

SECTION 4.25 Regulatory Matters.

(a) Neither the Company nor any Company Subsidiary is required to be registered as an investment company under the Investment Company Act.

(b) All natural gas pipeline systems and related facilities constituting the Company’s and the Company Subsidiaries’ properties are (i) “gathering facilities” that are exempt from regulation by the U.S. Federal Energy Regulatory Commission under the Natural Gas Act of 1938 and (ii) not subject to rate regulation or comprehensive nondiscriminatory access regulation under the Laws of any state or other local jurisdiction.

SECTION 4.26 Related Party Transactions. As of the date of this Agreement, neither the Company nor any of the Company Subsidiaries is party to any transaction or arrangement under which any (i) present or former executive officer or director of the Company or any of its Subsidiaries, (ii) beneficial owner of 5% or more of the Company Common Shares or (iii) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing is a party to any actual or proposed loan, lease or other Contract or transaction with or binding upon the Company or any of its Subsidiaries or owns or has any interest in any of their respective properties or assets, in each case that have not been disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act (any Contract, transaction or other arrangement of the type described in this sentence, a “Company Related Party Transaction”) in the Company Reporting Documents.

SECTION 4.27 Bankruptcy. Other than the Chapter 11 Cases, there are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is the subject of any pending, contemplated or threatened insolvency proceeding of any character. Neither the Company nor any of its Subsidiaries has made an assignment for the benefit of creditors or taken any action with a view to or that could constitute a valid basis for the institution of any such insolvency proceedings. The Company and each of its Subsidiaries are, individually and on a consolidated basis, solvent.

SECTION 4.28 No Additional Representations.

(a) The Company acknowledges that, except for the representations and warranties of Parent and Merger Sub expressly set forth in Article III, none of Parent, Merger Sub or the Parent Subsidiaries nor any of their respective Representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to the Company or any of its Representatives, and that the Company is not executing or authorizing the execution of this Agreement in reliance upon any such representation or warranty not explicitly set forth in Article III. Without limiting the generality of the foregoing, the Company acknowledges that none of Parent, Merger Sub or the Parent Subsidiaries nor any of their respective Representatives or any other Person has made any express or any implied representations or warranties to the Company with respect to (i) Parent, Merger Sub or the Parent Subsidiaries, their respective businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Parent, Merger Sub or the Parent Subsidiaries or (ii) any material, documents or information relating to Parent, Merger Sub or the Parent Subsidiaries furnished or provided to the Company or its Representatives or made available to the Company or its Representatives in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions, except as expressly and specifically covered by a representation or warranty set forth in Article III.

(b) The Company has received from Parent, Merger Sub and their Representatives certain projections and other forecasts, including projected financial statements, cash flow items and other data of Parent, Merger Sub and the Parent Subsidiaries and certain business plan information of Parent, Merger Sub and the Parent Subsidiaries. The Company acknowledges that there are uncertainties inherent in attempting to make such projections and other forecasts and plans and accordingly is not relying on them, that the Company is familiar with such uncertainties, that the Company is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and other forecasts and plans so furnished to it, and that the Company and its Representatives shall have no Claim against any Person with respect thereto. Accordingly, the Company acknowledges that, without limiting the generality of this Section 4.28, neither Parent nor any Person acting on behalf of Parent has made any representation or warranty with respect to such projections and other forecasts and plans.

ARTICLE V

Covenants Relating to Conduct of Business

SECTION 5.01 Conduct of Business.

(a) Conduct of Business by Parent. Except for matters set forth in Section 5.01(a) of the Parent Disclosure Letter or otherwise expressly permitted or expressly required by this Agreement or with the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, Parent shall, and shall cause each Parent Subsidiary to, use reasonable best efforts to (i) conduct its business in the ordinary course and (ii) preserve intact its business organization, goodwill and assets, to keep available the services of its current officers and preserve its existing relationships with Governmental Entities and its significant customers, suppliers, licensors, licensees, distributors, lessors and others having significant business dealings with Parent and the Parent Subsidiaries. In addition, and without limiting the generality of the foregoing, except for matters set forth in Section 5.01(a) of the Parent Disclosure Letter or otherwise expressly permitted or expressly required by this Agreement or with the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, Parent shall not, and shall cause each Parent Subsidiary not to, do any of the following:

(i) (A) declare, set aside or pay any dividends on, or make any other distributions, whether in cash, stock or property or any combination thereof, in respect of, any of its capital stock, voting securities or other equity interests, other than dividends and distributions by a direct or indirect wholly owned Parent Subsidiary, (B) other than with respect to a wholly owned Parent Subsidiary, split, reverse split, combine, consolidate, subdivide or reclassify any of its capital stock, voting securities or other equity interests, or securities convertible into or exchangeable or exercisable for any capital stock, voting securities or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, voting securities or other equity interests, other than as permitted by Section 5.01(a)(ii), or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary or any securities of Parent or any Parent Subsidiary convertible into or exchangeable or exercisable for any capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary, or any warrants, calls, options or other rights to acquire any such capital stock, voting securities or other equity interests, other than (1) the withholding of shares of Parent Common Stock to satisfy tax obligations with respect to awards granted pursuant to the Parent Stock Plans and (2) the acquisition by Parent of awards granted pursuant to the Parent Stock Plans in connection with the forfeiture of such awards;

(ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien other than Permitted Liens (A) any shares of capital stock of Parent or any Parent Subsidiary (other than, in the case of a wholly owned Parent Subsidiary, to Parent or another wholly owned Parent Subsidiary), (B) any other voting securities of or other equity interests in Parent or any Parent Subsidiary, (C) any securities convertible into or exchangeable or exercisable for any capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary, (D) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary, (E) any rights issued by Parent or any Parent Subsidiary that are linked in any way to the price of any class of Parent Capital Stock, or other equity interest in Parent, or any shares of capital stock of, or other equity interest in, any Parent Subsidiary, the value of Parent, any Parent Subsidiary or any part of Parent or any Parent Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of, or other equity interest in, Parent or any Parent Subsidiary or (F) any Parent Voting Debt, in each case other than (1) issuances and sales of Parent Common Stock, securities convertible into or exchangeable or exercisable for Parent Common Stock, through any private or public registered offering, acquisition or other transaction, from time to time, of up to 7.5% in the aggregate for all such issuances and sales of the shares of Parent Common Stock issued and outstanding as of the date of this Agreement, (2) issuances of awards under the Parent Stock Plan in the ordinary course of business, (3) the issuance of shares of Parent Common Stock upon the lapse of any restrictions on any Parent Performance RSU Awards, in accordance with their terms, and (4) the issuance, delivery, sale, grant, pledge, encumbrance or subjecting to any Lien of any of the foregoing (A) through (F) of a Parent Subsidiary, in favor of or to Parent or a wholly owned Parent Subsidiary;

(iii) amend (whether by merger, consolidation or otherwise) the Parent Charter (other than the Parent Charter Amendment), the Parent Bylaws, the Merger Sub Charter or the Merger Sub Bylaws (other than ministerial changes);

(iv) make any change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or Law (after the date of this Agreement);

(v) directly or indirectly acquire or agree to acquire in any transaction (whether by means of merger, share exchange, consolidation, tender offer, asset purchase or otherwise) any equity interest in or business of any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity or division thereof or any properties or assets other than (A) the acquisition or lease of Oil and Gas Properties or other assets in the ordinary course of business consistent with past practice or (B) acquisitions of strategic investments as to which the aggregate amount of the consideration paid or transferred by Parent, Merger Sub and the Parent Subsidiaries in connection with all such transactions would not exceed $30,000,000;

(vi) directly or indirectly sell, lease, transfer, farmout, license, encumber with Liens (except for Permitted Liens and for Liens which do not, individually or in the aggregate, materially impair and would not reasonably be expected to materially impair the continued use and operation of the assets or properties to which they relate in the conduct of the business of Parent and each Parent Subsidiary as presently conducted), discontinue or otherwise dispose of, or agree to sell, lease, transfer, farmout, license, encumber with Liens (except for Permitted Liens and for Liens which do not, individually or in the aggregate, materially impair and would not reasonably be expected to materially impair the continued use and operation of the assets or properties to which they relate in the conduct of the business of Parent and each Parent Subsidiary as presently conducted), discontinue or otherwise dispose of, any portion of its assets or properties; other than (A) sales, leases or dispositions for which the consideration is less than $30,000,000 in the aggregate, (B) the sale of Hydrocarbons or CO2 in the ordinary course of business, or (C) the sale or other disposition of equipment that is surplus, obsolete or replaced in the ordinary course of business;

(vii) make any loans or advances to any other Person, other than (i) routine expense advances to its employees in the ordinary course of business consistent with past practice, (ii) loans or advances in the form of trade credit granted to customers in the ordinary course of business, and (iii) pursuant to customary provisions in joint operating agreements;

(viii) incur, create or assume any Indebtedness other than the incurrence, creation or assumption of any Indebtedness permitted under or that is in compliance with the Parent Indentures or the Parent Credit Agreement;

(ix) enter into any new line of business outside of its existing business;

(x) adopt a plan of complete or partial liquidation or dissolution;

(xi) take any actions or omit to take any actions that are reasonably likely to (A) result in any of the conditions set forth in Article VII not being satisfied, (B) result in new or additional required approvals from any Governmental Entity in connection with the Transactions or (C) prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions, including the Merger;

(xii) other than in the ordinary course of business consistent with past practice, (A) change any material method of Tax accounting, (B) make, change or rescind any material election relating to Taxes (including any election for any joint venture, partnership, limited liability company or other investment where Parent or any Parent Subsidiary has the authority to make such binding election in its discretion, but excluding any election that must be made periodically and is made consistent with past practice), or (C) settle or compromise any material audit, assessment, Tax claim or other controversy relating to Taxes for an amount materially in excess of the amount accrued or reserved with respect thereto on the financial statements of Parent included in the Filed Parent Reporting Documents;

(xiii) enter into or amend any Parent Related Party Transaction; or

(xiv) enter into any Contract, commitment or arrangement to do any of the foregoing.

(b) Conduct of Business by the Company. Except for matters set forth in Section 5.01(b) of the Company Disclosure Letter or otherwise expressly permitted or expressly required by this Agreement or with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary to, use reasonable best efforts to (i) conduct its business in the ordinary course and (ii) preserve intact its business organization, goodwill and assets, to keep available the services of its current officers and preserve its existing relationships with Governmental Entities and its significant customers, suppliers, licensors, licensees, distributors, lessors and others having significant business dealings with the Company and the Company Subsidiaries. In addition, and without limiting the generality of the foregoing, except for matters set forth in Section 5.01(b) of the Company Disclosure Letter or otherwise expressly permitted or expressly required by this Agreement or with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, the Company shall not, and shall cause each Company Subsidiary not to, do any of the following:

(i) (A) declare, set aside or pay any dividends on, or make any other distributions, whether in cash, stock or property or any combination thereof, in respect of, any of its capital stock, voting securities or other equity interests, other than dividends and distributions by a direct or indirect wholly owned Company Subsidiary, (B) other than with respect to a wholly owned Company Subsidiary, split, reverse split, combine, consolidate, subdivide or reclassify any of its capital stock, voting securities or other equity interests, or securities convertible into or exchangeable or exercisable for any capital stock, voting securities or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, voting securities or other equity interests, other than as permitted by Section 5.01(b)(ii), or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, or any warrants, calls, options or other rights to acquire any such capital stock, voting securities or other equity interests, other than (1) the withholding of Company Common Shares to satisfy tax obligations with respect to awards granted pursuant to the Company Stock Plan outstanding as of the date hereof or otherwise in accordance with this Agreement and (2) the acquisition by the Company of awards granted pursuant to the Company Stock Plan prior to the date hereof or otherwise in accordance with this Agreement in connection with the forfeiture of such awards;

(ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (A) any shares of capital stock of the Company or any Company Subsidiary (other than, in the case of a wholly owned Company Subsidiary, to the Company or another wholly owned Company Subsidiary), (B) any other voting securities of or other equity interests in the Company or any Company Subsidiary, (C) any securities convertible into or exchangeable or exercisable for any capital stock or voting securities of, or other equity interests in, the Company or any Company

Subsidiary, (D) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, (E) any rights issued by the Company or any Company Subsidiary that are linked in any way to the price of any class of the Company Capital Stock, or other equity interest in the Company, or any shares of capital stock of, or other equity interest in, any Company Subsidiary, the value of the Company, any Company Subsidiary or any part of the Company or any Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of, or other equity interest in, the Company or any Company Subsidiary or (F) any Company Voting Debt, in each case other than (1) the issuance of shares of the Company Common Shares upon the settlement of Company RSU Awards and Company PSU Awards, in each case outstanding on the date of this Agreement and in accordance with their terms on the date of this Agreement or issued after the date of this Agreement in accordance with this Agreement, (2) the delivery of Reserved Shares in accordance with the Chapter 11 Plan and as set forth in Section 5.01(b)(ii) of the Company Disclosure Letter, (3) the issuance, delivery, sale, grant, pledge, encumbrance or subjecting to any Lien of any of the foregoing (A) through (F) of a Company Subsidiary, in favor of or to the Company or a wholly owned Company Subsidiary and (4) as collateral securing obligations under the Company Credit Facilities;

(iii) amend (whether by merger, consolidation or otherwise) the Company Charter or the Company Bylaws or amend the Organizational Documents of any Company Subsidiary (other than ministerial changes);

(iv) except as required by applicable Law or as required by a Company Benefit Plan in accordance with its terms as in effect as of the date hereof, (A) grant to any Company Personnel any increase in compensation (including incentive, severance, change-in-control or retention compensation) other than ordinary course increases granted to any Company Personnel who are not officers of the Company, provided that the aggregate amount of such increases shall not exceed the amount set forth in Section 5.01(b)(iv) of the Company Disclosure Letter, (B) establish, enter into, materially modify or terminate any Company Benefit Plan (or any plan or agreement that would be a Company Benefit Plan if in existence on the date of this Agreement), (C) take any action to accelerate the time of vesting or payment of any material compensation or benefits under any Company Benefit Plan, (D) except as may be required by GAAP, materially change any actuarial or other assumptions used to calculate funding obligations with respect to any material Company Benefit Plan or materially change the manner in which contributions to such plans are made or the basis on which such contributions are determined, (E) hire or promote (in each case, other than to fill an open position in the ordinary course or to replace any employee of the Company or any Company Subsidiary with an Annual Compensation Opportunity less than or equal to $175,000 whose employment terminates on or after the date hereof) or terminate the employment (other than for cause) of any employee of the Company or any Company Subsidiary, (F) enter into, terminate, amend, extend, renew or replace any Collective Bargaining Agreement, or (G) recognize or certify any labor union, works council or other similar organization or group of employees of the Company or any Company Subsidiary as the bargaining representative for any employees of the Company or any Company Subsidiary;

(v) make any change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or Law (after the date of this Agreement);

(vi) directly or indirectly acquire or agree to acquire in any transaction (whether by means of merger, share exchange, consolidation, tender offer, asset purchase or otherwise) any equity interest in or business of any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity or division thereof or any properties or assets other than (A) the acquisition or lease of Oil and Gas Properties for which the consideration is less than $20,000,000 individually or in the aggregate, (B) strategic investments as to which the aggregate amount of the consideration paid or transferred by the Company and the Company Subsidiaries in connection with all such transactions would not exceed $10,000,000 individually or in the aggregate or (C) asset swaps of substantially equivalent value for which the value of the consideration or properties subject to such transaction is less than $5,000,000 individually, or $20,000,000 in the aggregate;

(vii) directly or indirectly sell, lease, transfer, swap, farmout, license, surrender, encumber with Liens (except for Permitted Liens), discontinue or otherwise dispose of, or agree to sell, lease, transfer, farmout, license, surrender, encumber with Liens (except for Permitted Liens), discontinue or otherwise dispose of, any portion of its assets or properties; other than (A) sales, leases, swaps or dispositions for which the consideration is less than $10,000,000 in the aggregate, (B) the sale of Hydrocarbons in the ordinary course of business, or (C) the sale or other disposition of equipment that is surplus, obsolete or replaced in the ordinary course of business;

(viii) authorize or make capital expenditures that are in the aggregate greater than 110% of the aggregate amount of capital expenditures scheduled to be made in the capital expenditure budget set forth in Section 5.01(b)(viii) of the Company Disclosure Letter; provided, however, that the Company or any Company Subsidiary may make such expenditures (i) to repair damage resulting from insured casualty events where there is a reasonable basis for a claim of insurance or (ii) in response to any emergency, whether caused by war, terrorism, weather events, public health events, outages or otherwise;

(ix) make any loans or advances to any other Person, other than (i) routine expense advances to its employees in the ordinary course of business consistent with past practice, (ii) loans or advances in the form of trade credit granted to customers in the ordinary course of business, (iii) pursuant to customary provisions in joint operating agreements and (iv) intercompany loans or advances between the Company or any of its wholly owned Subsidiaries;

(x) waive, settle, release, assign, or compromise or offer to waive, settle, release, assign or compromise any pending or threatened adverse suit, action, or other Proceeding, whether civil, criminal, administrative or investigative, other than settlements, releases or compromises (or offers therefor) that (A) with respect to the payment of monetary damages, involve only the payment of monetary damages that do not exceed $5,000,000 in the aggregate and (B) with respect to any non-monetary terms and conditions therein, as would not result in any material restriction on the future activity or conduct of the Company or its Subsidiaries or a finding or admission of a violation of Law or criminal wrongdoing by the Company or its Subsidiaries;

(xi) incur, create or assume any Indebtedness, other than (A) guarantees by the Company of Indebtedness of any wholly owned Company Subsidiary and guarantees by any Company Subsidiary of Indebtedness of the Company or any other wholly owned Company Subsidiary, (B) Indebtedness incurred under the Company’s revolving credit facility (as existing on the date of this Agreement but after giving effect to the Borrowing Base Increase Agreement and Amendment No. 5 to Credit Agreement dated as of October 26, 2018) in the ordinary course of business consistent with past practice, or (C) any necessary hedges;

(xii) cancel, modify (other than any such modification that is in the ordinary course of business consistent with past practice) or waive any debts or claims held by the Company or any of its Subsidiaries having in each case a value in excess of $5,000,000 in the aggregate;

(xiii) except as expressly permitted in this Section 5.01(b) and other than in the ordinary course of business consistent with past practice, (A) waive, release, or assign any material rights or claims under any Company Material Contract, (B) renew, materially modify or terminate any Company Material Contract, other than intercompany transactions, or (C) renew or enter into any Contract (other than Contracts entered into or in connection with any action taken in compliance with or permitted under this Section 5.01(b)) that would be a Company Material Contract if it had been entered into prior to the date of this Agreement;

(xiv) fail to use reasonable best efforts to maintain, with financially reputable insurance companies, insurance in such amounts and against such risks and losses as is maintained by it at present;

(xv) enter into any new line of business outside of its existing business;

(xvi) adopt a plan of complete or partial liquidation or dissolution;

(xvii) take any actions or omit to take any actions that would or would reasonably be expected to (A) result in any of the conditions set forth in Article VII not being satisfied, (B) result in new or additional required approvals from any Governmental Entity in connection with the Transactions or (C) prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions, including the Merger;

(xviii) other than in the ordinary course of business consistent with past practice, (A) change any material method of Tax accounting, (B) make, change or rescind any material election relating to Taxes (including any election for any joint venture, partnership, limited liability company or other investment where the Company or any Company Subsidiary has the authority to make such binding election in its discretion, but excluding any election that must be made periodically and is made consistent with past practice), or (C) settle or compromise any material audit, assessment, Tax claim or other controversy relating to Taxes for an amount materially in excess of the amount accrued or reserved with respect thereto on the financial statements of the Company included in the Filed Company Reporting Documents;

(xix) enter into or amend any Company Related Party Transaction; or

(xx) enter into any Contract, commitment or arrangement to do any of the foregoing.

(c) No Control of Parent’s Business. The Company acknowledges and agrees that (i) nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct the operations of Parent, Merger Sub or any Parent Subsidiary prior to the Effective Time and (ii) prior to the Effective Time, Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Parent Subsidiaries’ respective operations.

(d) No Control of the Company’s Business. Parent acknowledges and agrees that (i) nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or any Company Subsidiary prior to the Effective Time and (ii) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries’ respective operations.

SECTION 5.02 No Solicitation by Parent; Parent Board Recommendation.

(a) From the date hereof until the earlier of the Effective Time or the date of the termination of this Agreement in accordance with Article VIII, Parent shall, and shall cause the Parent Subsidiaries and its and their respective directors, officers, and employees and use its reasonable best efforts to cause its and their respective Representatives to, (i) immediately cease and cause to be terminated all discussions or negotiations with any Person conducted heretofore with respect to any Parent Takeover Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a Parent Takeover Proposal, (ii) promptly (and in any event within 24 hours) request the prompt return or destruction of all confidential information previously furnished to any such Person or its Representatives and use reasonable best efforts to obtain the return or the destruction of such confidential information and (iii) immediately terminate all physical and electronic data room access previously granted to any such Person or its Representatives.

(b) From the date hereof until the earlier of the Effective Time or the date of the termination of this Agreement in accordance with Article VIII, Parent shall not, and it shall cause the Parent Subsidiaries and its and their respective directors, officers, and employees and use its reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly, (i) solicit, initiate, or knowingly encourage or facilitate (including by way of furnishing or affording access to any non-public information) any Parent Takeover Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a Parent Takeover Proposal, (ii) furnish any non-public information regarding Parent or any Parent Subsidiary or afford access to the business, properties, books or records of Parent or any Parent Subsidiary to any Person (other than the Company or its directors, officers, employees, affiliates or Representatives) in connection with or in response to any Parent Takeover Proposal or any inquiries, proposals or offers that could reasonably be expected to lead to a Parent Takeover Proposal, or (iii) enter into or participate in any discussions or negotiations with any Person with respect to any Parent Takeover Proposal or any inquiry, proposal or offer that may reasonably be expected to lead to a Parent Takeover Proposal. Notwithstanding the foregoing, at any time prior to, but not after, obtaining the Parent Stockholder Approval, in response to an unsolicited, bona fide, written, Parent Takeover Proposal made after the date hereof, that did not result from or arise in connection with a material breach of this Section 5.02 and that the Parent Board determines in good faith (after consultation with outside counsel and its financial advisor) constitutes or is reasonably be expected to lead to a Superior Parent Proposal, and that the failure to do so would be inconsistent with the fiduciary duties owed by the Parent Board to the Parent Stockholders under applicable Law, Parent may (and may authorize its directors, officers, employees and Representatives to) (x) furnish information with respect to Parent and the Parent Subsidiaries to the Person making such Parent Takeover Proposal and its Representatives and financing sources (provided that all such information has previously been provided to the Company or is provided to the Company prior to or substantially concurrently with the time it is provided to such Person) pursuant to a customary confidentiality agreement that is not less restrictive of such Person than the Confidentiality Agreement (provided that such confidentiality agreement shall not be required to prohibit such counterparty from making any private proposal to the Parent Board) and that does not prohibit Parent from complying with the provisions of this Section 5.02, including the provision of any information to the Company in accordance with this Section 5.02 (a “Parent Acceptable Confidentiality Agreement”), and (y) participate in discussions regarding the terms of such Parent Takeover Proposal and the negotiation of such terms with, and only with, the Person making such Parent Takeover Proposal (and such Person’s Representatives and financing sources). Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.02 by any of Parent’s directors, officers, employees or Representatives, any Parent Subsidiary or any of their respective directors, officers, employees or Representatives shall constitute a breach of this Section 5.02 by Parent.

(c) Parent shall notify the Company orally and in writing if (i) Parent receives a Parent Takeover Proposal in which the Person making such Parent Takeover Proposal requests that Parent terminate this Agreement or otherwise not consummate the Transactions, including the Merger or (ii) Parent determines to begin providing information or commence discussions or negotiations concerning a Parent Takeover Proposal pursuant to the penultimate sentence of Section 5.02(b) (such Parent Takeover Proposals described in clauses (i) or (ii) being “Disclosable Parent Takeover Proposals”). With respect to a Disclosable Parent Takeover Proposal described in clause (ii) of the preceding sentence, Parent shall notify the Company in writing prior to providing any such information or commencing any such discussions or negotiations. Parent shall promptly (and in any event within 24 hours) after its receipt of any Disclosable Parent Takeover Proposal or information relating to Parent or any Parent Subsidiary in connection with a Disclosable Parent Takeover Proposal, notify the Company (orally and in writing) of such Disclosable Parent Takeover Proposal, inquiry or request (including providing the identity of the Person making or submitting such Disclosable Parent Takeover Proposal, inquiry or request), and, (i) if it is in writing, a copy of such Disclosable Parent Takeover Proposal, inquiry or request and any related draft agreements and (ii) if oral, a reasonably detailed written summary thereof, including the financial and other terms thereof, in each case including any modifications thereto. Parent shall keep the Company informed in all material respects on a prompt basis (and in any event within 24 hours) with respect to any material development regarding the status or terms of any such Disclosable Parent Takeover Proposal (including any change to the terms of any such Disclosable Parent Takeover Proposal) or inquiry or request. Parent shall provide to the Company as soon as practicable after receipt or delivery thereof (and in any event within 24 hours) copies of all correspondence and other written materials sent by or provided to Parent or its Representatives to or from any Person making a Disclosable Parent Takeover Proposal, as applicable, with respect to any material development regarding the status or terms of any such Disclosable Parent Takeover Proposal.

(d) Except as set forth below, neither the Parent Board nor any committee thereof shall (i) (A) withdraw (or modify or qualify in any manner adverse to the Company), or propose publicly to withdraw (or modify or qualify in any manner adverse to the Company), the Parent Recommendation, (B) fail to include the Parent Recommendation in the Joint Proxy Statement or (C) adopt, approve, recommend or declare advisable, or propose publicly to adopt, approve, recommend or declare advisable, any Parent Takeover Proposal (any action in this clause (i) being referred to as a “Parent Adverse Recommendation Change”), (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, or allow Parent or any of its Affiliates to execute or enter into, any Acquisition Agreement (other than a Parent Acceptable Confidentiality Agreement) constituting a Parent Takeover Proposal, or requiring Parent to abandon, terminate, delay or fail to consummate the Transactions, (iii) in the case of a Parent Takeover Proposal that is structured as a tender offer or exchange offer for outstanding Parent Common Stock, fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by the Parent Stockholders on or prior to ten Business Days after commencement of such tender offer or exchange offer, or (iv) if a Parent Takeover Proposal shall have been publicly announced (other than pursuant to the foregoing clause (iii)) or publicly known (including through media reports and/or market rumors), fail to publicly reaffirm the Parent Recommendation within five Business Days after the Company so requests in writing.

(e) Notwithstanding the foregoing, at any time prior to, but not after, obtaining the Parent Stockholder Approval, in response to an unsolicited, bona fide, written, Parent Takeover Proposal that did not result from or arise in connection with a breach of this Section 5.02, the Parent Board may make a Parent Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 8.01(h); provided, however, that the Parent Board may not make any such Parent Adverse Recommendation Change unless and until: (i) the Parent Board determines in good faith (after consultation with outside legal counsel and its financial advisor) that such Parent Takeover Proposal is a Superior Parent Proposal; (ii) the Parent Board

determines in good faith (after consultation with outside legal counsel) that the failure to take such action in response to such Superior Parent Proposal would be inconsistent with the fiduciary duties owed by the Parent Board to the Parent Stockholders under applicable Law; (iii) Parent provides the Company with written notice of such proposed action and the basis thereof five Business Days in advance, which notice shall set forth in writing that the Parent Board intends to take such action, and include a copy of the available proposed Parent Takeover Proposal (a “Parent Notice of Superior Proposal”); (iv) after giving such Parent Notice of Superior Proposal and prior to effecting such Parent Adverse Recommendation Change or terminating this Agreement, Parent negotiates (and causes its officers, employees, financial advisor and outside legal counsel to negotiate) in good faith with the Company (to the extent the Company wishes to negotiate) to make such adjustments or revisions to the terms of this Agreement as would permit the Parent Board not to effect a Parent Adverse Recommendation Change or terminate this Agreement in response thereto; and (v) at the end of the five Business Day period, prior to taking action to effect a Parent Adverse Recommendation Change, the Parent Board takes into account any adjustments or revisions to the terms of this Agreement proposed by the Company in writing and any other information offered by the Company in response to the Parent Notice of Superior Proposal and determines in good faith (after consultation with outside legal counsel and its financial advisor) that the Parent Takeover Proposal remains a Superior Parent Proposal and that the failure to effect a Parent Adverse Recommendation Change in response to such Superior Parent Proposal would be inconsistent with the duties owed by the Parent Board to the Parent Stockholders under applicable Law; provided, that any amendment to the financial terms or any other material term of such Superior Parent Proposal shall require a new Parent Notice of Superior Proposal, except that references to the five Business Day period above shall be deemed to be references to the longer of the remaining Business Days in the initial five Business Day period and a new three Business Day period.

(f) Notwithstanding anything in this Agreement to the contrary, prior to, but not after, obtaining the Parent Stockholder Approval, in response to a Parent Intervening Event that did not arise from or in connection with a material breach of this Agreement by Parent, the Parent Board may make a Parent Adverse Recommendation Change; provided, however, that the Parent Board may not make any such Parent Adverse Recommendation Change unless and until: (i) the Parent Board determines in good faith (after consultation with outside legal counsel and its financial advisor) that the failure to effect a Parent Adverse Recommendation Change in response to such Parent Intervening Event would be inconsistent with the fiduciary duties owed by the Parent Board to the Parent Stockholders under applicable Law; (ii) Parent provides the Company with written notice of such proposed action and the basis thereof five Business Days in advance, which notice shall set forth in writing that the Parent Board intends to take such action and includes a reasonable description of the facts and circumstances of the Parent Intervening Event (a “Parent Notice of Intervening Event”); (iii) after giving such Parent Notice of Intervening Event and prior to effecting such Parent Adverse Recommendation Change, Parent negotiates (and causes its officers, employees, financial advisor and outside legal counsel to negotiate) in good faith with the Company (to the extent the Company wishes to negotiate) to make such adjustments or revisions to the terms of this Agreement as would permit the Parent Board not to effect a Parent Adverse Recommendation Change in response thereto; and (iv) at the end of the five Business Day period, prior to taking action to effect a Parent Adverse Recommendation Change, the Parent Board takes into account any adjustments or revisions to the terms of this Agreement proposed by the Company in writing and any other information offered by the Company in response to the Parent Notice of Intervening Event and determines in good faith (after consultation with outside legal counsel and its financial advisor) that the failure to effect a Parent Adverse Recommendation Change in response to such Parent Intervening Event would be inconsistent with the duties owed by the Parent Board to the Parent Stockholders under applicable Law.

(g) Nothing contained in this Section 5.02 shall prohibit Parent from after consultation with its outside legal counsel, making such disclosures as the Parent Board thereof determines in good faith are necessary to comply with Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act; provided, however, that if such disclosure has the effect of withdrawing or adversely modifying or qualifying the Parent Recommendation, such disclosure shall be deemed to be a Parent Adverse Recommendation Change and the Company shall have the right to terminate this Agreement as set forth in Section 8.01(f); provided further, that (i) issuing a “stop-look-and-listen communication” pursuant to Rule 14d-9(f) promulgated under the Exchange Act or taking and disclosing to Parent stockholders positions required by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, in each case after the commencement of a tender offer (within the meaning of Rule 14d-2 promulgated under the Exchange Act), and (ii) issuing a statement in connection with a Parent Takeover Proposal that does not involve the commencement of a tender offer (within the meaning of Rule 14d-2 promulgated under the Exchange Act), so long as the statement includes no more information than would be required for a “stop-look-and-listen communication” under Rule 14d-9(f) promulgated under the Exchange Act if such provision was applicable shall not be deemed to be a Parent Adverse Recommendation Change.

SECTION 5.03 No Solicitation by the Company; Company Board Recommendation.

(a) From the date hereof until the earlier of the Effective Time or the date of the termination of this Agreement in accordance with Article VIII, the Company shall, and shall cause the Company Subsidiaries and its and their respective directors, officers, and employees and use its reasonable best efforts to cause its and their respective Representatives to, (i) immediately cease and cause to be terminated all discussions or negotiations with any Person conducted heretofore with respect to any Company Takeover Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a Company Takeover Proposal, (ii) promptly (and in any event within 24 hours) request the prompt return or destruction of all confidential information previously furnished to any such Person or its Representatives and use reasonable best efforts to obtain the return or the destruction of such confidential information and (iii) immediately terminate all physical and electronic data room access previously granted to any such Person or its Representatives.

(b) From the date hereof until the earlier of the Effective Time or the date of the termination of this Agreement in accordance with Article VIII, the Company shall not, and it shall cause the Company Subsidiaries and its and their respective directors, officers, and employees and use its reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly, (i) solicit, initiate, or knowingly encourage or facilitate (including by way of furnishing or affording access to any non-public information) any Company Takeover Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a

Company Takeover Proposal, (ii) furnish any non-public information regarding the Company or any Company Subsidiary or afford access to the business, properties, books or records of the Company or any Company Subsidiary to any Person (other than Parent or its directors, officers, employees, affiliates or Representatives) in connection with or in response to any Company Takeover Proposal or any inquiries, proposals or offers that could reasonably be expected to lead to a Company Takeover Proposal, or (iii) enter into or participate in any discussions or negotiations with any Person (other than Parent or its Representatives) with respect to any Company Takeover Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a Company Takeover Proposal. Notwithstanding the foregoing, at any time prior to, but not after, obtaining the Company Shareholder Approval, in response to an unsolicited, bona fide, written, Company Takeover Proposal made after the date hereof that did not result from or arise in connection with a material breach of this Section 5.03 and that the Company Board determines in good faith (after consultation with outside counsel and its financial advisor) constitutes or is reasonably expected to lead to a Superior Company Proposal, and that the failure to do so would be inconsistent with the fiduciary duties owed by the Company Board to the Company Shareholders under applicable Law, the Company may (and may authorize its directors, officers, employees and Representatives to), subject to compliance with Section 5.03(g), (x) furnish information with respect to the Company and the Company Subsidiaries to the Person making such Company Takeover Proposal and its Representatives and financing sources (provided that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrently with the time it is provided to such Person) pursuant to a customary confidentiality agreement that is not less restrictive of such Person than the Confidentiality Agreement (provided that such confidentiality agreement shall not be required to prohibit such counterparty from making any private proposal to the Company Board) and that does not prohibit the Company from complying with the provisions of this Section 5.03, including the provision of any information to Parent in accordance with this Section 5.03 (a “Company Acceptable Confidentiality Agreement”), and (y) participate in discussions regarding the terms of such Company Takeover Proposal and the negotiation of such terms with, and only with, the Person making such Company Takeover Proposal (and such Person’s Representatives and financing sources). Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.03 by any of the Company’s directors, officers, employees or Representatives, any Company Subsidiary or any of their respective directors, officers, employees or Representatives shall constitute a breach of this Section 5.03 by the Company.

(c) The Company shall promptly (and in any event within 24 hours) after its receipt of any Company Takeover Proposal or any inquiry or request for discussions or negotiations regarding a Company Takeover Proposal or information relating to the Company or any Company Subsidiary in connection with a Company Takeover Proposal, notify Parent (orally and in writing) of such Company Takeover Proposal, inquiry or request (including providing the identity of the Person making or submitting such Company Takeover Proposal, inquiry or request), and, (i) if it is in writing, a copy of such Company Takeover Proposal, inquiry or request and any related draft agreements and (ii) if oral, a reasonably detailed written summary thereof, including the financial and other terms thereof, in each case including any modifications thereto. The Company shall notify Parent in writing if the Company determines to begin providing information or to commence discussions or negotiations concerning a Company Takeover Proposal, prior to providing any such information or commencing any such discussions or negotiations. The Company shall keep Parent informed in all material respects on a prompt basis (and in any event within 24 hours) with respect to any material development regarding the status or terms of any such Company Takeover Proposal (including any change to the terms of any such Company Takeover Proposal) or inquiry or request. The Company shall provide to Parent as soon as practicable after receipt or delivery thereof (and in any event within 24 hours) copies of all correspondence and other written materials sent by or provided to the Company or its Representatives to or from any Person making a Company Takeover Proposal, as applicable, with respect to any material development regarding the status or terms of any such Company Takeover Proposal.

(d) Except as set forth below, neither the Company Board nor any committee thereof shall (i) (A) withdraw (or modify or qualify in any manner adverse to Parent), or propose publicly to withdraw (or modify or qualify in any manner adverse to Parent), the Company Recommendation, (B) fail to include the Company Recommendation in the Joint Proxy Statement or (C) adopt, approve, recommend or declare advisable, or propose publicly to adopt, approve, recommend or declare advisable, any Company Takeover Proposal (any action in this clause (i) being referred to as a “Company Adverse Recommendation Change”), (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, or allow the Company or any of its Affiliates to execute or enter into, any Acquisition Agreement (other than a Company Acceptable Confidentiality Agreement) constituting or that could reasonably be expected to lead to a Company Takeover Proposal, or requiring the Company to abandon, terminate, delay or fail to consummate the Transactions, (iii) in the case of a Company Takeover Proposal that is structured as a tender offer or exchange offer for outstanding Company Common Shares, fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by the Company Shareholders on or prior to ten Business Days after commencement of such tender offer or exchange offer, or (iv) if a Company Takeover Proposal shall have been publicly announced (other than pursuant to the foregoing clause (iii)) or publicly known (including through media reports and/or market rumors), fail to publicly reaffirm the Company Recommendation within five Business Days after Parent so requests in writing.

(e) Notwithstanding the foregoing, at any time prior to, but not after, obtaining the Company Shareholder Approval, in response to an unsolicited, bona fide, written, Company Takeover Proposal that did not result from or arise in connection with a breach of this Section 5.03, the Company Board may make a Company Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 8.01(i); provided, however, that the Company Board may not make any such Company Adverse Recommendation Change or terminate this Agreement unless and until: (i) the Company Board determines in good faith (after consultation with outside legal counsel and its financial advisor) that such Company Takeover Proposal is a Superior Company Proposal; (ii) the Company Board determines in good faith (after consultation with outside legal counsel) that the failure to take such action in response to such Superior Company Proposal would be inconsistent with the fiduciary duties owed by the Company Board to the Company Shareholders under applicable Law; (iii) the Company provides Parent with written notice of such proposed action and the basis thereof five Business Days in advance, which notice shall set forth in writing that the Company Board intends to take such action and include a copy of the available proposed Company Takeover Proposal (a “Company Notice of Superior Proposal”); (iv) after giving such Company Notice of Superior Proposal and prior to effecting such Company Adverse Recommendation Change or terminating this Agreement, the Company negotiates (and causes its officers, employees, financial advisor and outside legal counsel to negotiate) in good faith with Parent (to the extent Parent wishes to negotiate) to make such adjustments or revisions to the terms of this Agreement as would permit the Company Board not to effect a Company Adverse Recommendation Change or terminate this Agreement in response thereto; and (v) at the end of the five Business Day period, prior to taking action to effect a Company Adverse Recommendation Change or terminate this Agreement, the Company Board takes into account any adjustments or revisions to the terms of this Agreement proposed by Parent in writing and any other information offered by Parent in response to the Company Notice of Superior Proposal and determines in good faith (after consultation with outside legal counsel and its financial advisor) that the Company Takeover Proposal remains a Superior Company Proposal and that the failure to effect a Company Adverse Recommendation Change or terminate this Agreement in response to such Superior Company Proposal would be inconsistent with the duties owed by the Company Board to the Company Shareholders under applicable Law; provided, that any amendment to the financial terms or any other material term of such Superior Company Proposal shall require a new Company Notice of Superior Proposal, except that references to the five Business Day period above shall be deemed to be references to the longer of the remaining Business Days in the initial five Business Day period and a new three Business Day period.

(f) Notwithstanding anything in this Agreement to the contrary, prior to, but not after, obtaining the Company Shareholder Approval, in response to a Company Intervening Event that did not arise from or in connection with a material breach of this Agreement by the Company, the Company Board may make a Company Adverse Recommendation Change; provided, however, that the Company Board may not make any such Company Adverse Recommendation Change unless and until: (i) the Company Board determines in good faith (after consultation with outside legal counsel and its financial advisor) that the failure to effect a Company Adverse Recommendation Change in response to such Company Intervening Event would be inconsistent with the fiduciary duties owed by the Company Board to the Company Shareholders under applicable Law, (ii) the Company provides Parent with written notice of such proposed action and the basis thereof five Business Days in advance, which notice shall set forth in writing that the Company Board intends to take such action and includes a reasonable description of the facts and circumstances of the Company Intervening Event (a “Company Notice of Intervening Event”); (iii) after giving such Company Notice of Intervening Event and prior to effecting such Company Adverse Recommendation Change, the Company negotiates (and causes its officers, employees, financial advisor and outside legal counsel to negotiate) in good faith with Parent (to the extent Parent wishes to negotiate) to make such adjustments or revisions to the terms of this Agreement as would permit the Company Board not to effect a Company Adverse Recommendation Change in response thereto; and (iv) at the end of the five Business Day period, prior to taking action to effect a Company Adverse Recommendation Change, the Company Board takes into account any adjustments or revisions to the terms of this Agreement proposed by Parent in writing and any other information offered by Parent in response to the Company Notice of Intervening Event and determines in good faith (after consultation with outside legal counsel and its financial advisor) that the failure to effect a Company Adverse Recommendation Change in response to such Company Intervening Event would be inconsistent with the duties owed by the Company Board to the Company Shareholders under applicable Law.

(g) During the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the Effective Time and termination of this Agreement in accordance with Article VIII, the Company shall not (and it shall cause the Company Subsidiaries not to) terminate, amend, modify or waive any provision of any confidentiality, “standstill” or similar agreement to which it or any of the Company Subsidiaries is a party and shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by seeking to obtain injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof; provided, that, prior to, but not after, the time the Company Shareholder Approval is obtained, if the Company Board determines in good faith, after consultation with its outside legal counsel that the failure to take such action would be inconsistent with its fiduciary duties owed by the Company Board to the Company Shareholders under applicable Law, the Company may waive any such “standstill” or similar provision solely to the extent necessary to permit a third party to make a Company Takeover Proposal, on a confidential basis, to the Company Board; provided, however, that the Company shall advise Parent prior to taking such action, including identifying the identity of the third Person who has received such a waiver. The Company represents and warrants to Parent that it has not taken any action that (i) would be prohibited by this Section 5.03(g) or (ii) but for the ability to avoid actions inconsistent with the fiduciary duties owed by the Company Board to the Company Shareholders under applicable Law, would have been prohibited by this Section 5.03(g) during the 30 days prior to the date of this Agreement.

(h) Nothing contained in this Section 5.03 shall prohibit the Company from after consultation with its outside legal counsel, making such disclosures as the Company Board thereof determines in good faith are necessary to comply with Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act; provided, however, that if such disclosure has the effect of withdrawing or adversely modifying or qualifying the Company Recommendation, such disclosure shall be deemed to be a Company Adverse Recommendation Change and Parent shall have the right to terminate this Agreement as set forth in Section 8.01(e); provided further, that (i) issuing a “stop-look-and-listen communication” pursuant to Rule 14d-9(f) promulgated under the Exchange Act or taking and disclosing to Company stockholders positions required by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, in each case after the commencement of a tender offer (within the meaning of Rule 14d-2 promulgated under the Exchange Act), and (ii) issuing a statement in connection with a Company Takeover Proposal that does not involve the commencement of a tender offer (within the meaning of Rule 14d-2 promulgated under the Exchange Act), so long as the statement includes no more information than would be required for a “stop-look-and-listen communication” under Rule 14d-9(f) promulgated under the Exchange Act if such provision was applicable shall not be deemed to be a Company Adverse Recommendation Change.

ARTICLE VI

Additional Agreements

SECTION 6.01 Preparation of the Form S-4 and the Joint Proxy Statement; Parent Stockholders Meeting and Company Shareholders Meeting.

(a) As promptly as practicable after the date of this Agreement, Parent and the Company shall jointly prepare and cause to be filed with the SEC a joint proxy statement relating to the Parent Stockholders Meeting and the Company Shareholders Meeting (together with any amendments or supplements thereto, the “Joint Proxy Statement”) and Parent shall prepare and cause to be filed with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus, and Parent and the Company shall use their respective reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of Parent and the Company shall furnish all information concerning itself and its Affiliates to the other, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4 and Joint Proxy Statement and each of Parent and the Company shall use reasonable best efforts to cause the Form S-4 and the Joint Proxy Statement to comply with the rules and regulations promulgated by the SEC. Each of Parent and the Company shall use reasonable best efforts to cause all documents that it is responsible for filing with the SEC in connection with the Transactions to comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Each of Parent and the Company shall promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4 or Joint Proxy Statement and shall provide the other with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand. Each of Parent and the Company shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Form S-4 or Joint Proxy Statement. Notwithstanding the foregoing, prior to filing the Form S-4 (or any amendment or supplement thereto) or mailing the Joint Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of Parent and the Company (i) shall provide the other an opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) shall include in such document or response all comments reasonably proposed by the other and (iii) shall not file or mail such document or respond to the SEC prior to receiving the approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed. Each of Parent and the Company shall advise the other, promptly after receipt of notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification of the Stock Consideration for offering or sale in any jurisdiction, and each of Parent and the Company shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of Parent and the Company shall also take any other action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act and any applicable foreign or state securities or “blue sky” Laws in connection with the Merger and the issuance of the Stock Consideration.

(b) If prior to the Effective Time, any event occurs with respect to Parent or any Parent Subsidiary, or any change occurs with respect to other information supplied by Parent for inclusion in the Joint Proxy Statement or the Form S-4, which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Form S-4, Parent shall promptly notify the Company of such event, and Parent and the Company shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Joint Proxy Statement or the Form S-4 and, as required by Law, in disseminating the information contained in such amendment or supplement to the Parent Stockholders and the Company Shareholders. Nothing in this Section 6.01(b) shall limit the obligations of any party under Section 6.01(a).

(c) If prior to the Effective Time, any event occurs with respect to the Company or any Company Subsidiary, or any change occurs with respect to other information supplied by the Company for inclusion in the Joint Proxy Statement or the Form S-4, which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Form S-4, the Company shall promptly notify Parent of such event, and Parent and the Company shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Joint Proxy Statement or the Form S-4 and, as required by Law, in disseminating the information contained in such amendment or supplement to the Parent Stockholders and the Company Shareholders. Nothing in this Section 6.01(c) shall limit the obligations of any party under Section 6.01(a).

(d) Parent shall, as soon as reasonably practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold the Parent Stockholders Meeting for the purpose of seeking the Parent Stockholder Approval. Parent shall use its reasonable best efforts to (x) cause the Joint Proxy Statement to be mailed to the Parent Stockholders and (y) hold the Parent Stockholders Meeting as soon as reasonably practicable after the Form S-4 is declared effective under the Securities Act, in each case in accordance with applicable Law, the Parent Charter and the Parent Bylaws. Parent shall, through the Parent Board, recommend to its stockholders that they give the Parent Stockholder Approval, shall include such recommendation in the Joint Proxy Statement and shall use reasonable best efforts to solicit the Parent Stockholder Approval (which shall include hiring a proxy solicitor), except to the extent that the Parent Board has made a Parent Adverse Recommendation Change as permitted by Section 5.02(e) or Section 5.02(f). Except as expressly contemplated by the immediately preceding sentence and subject to Parent’s right to terminate this Agreement pursuant to Section 8.01(h), Parent agrees that its obligations pursuant to this Section 6.01 shall not be affected by the commencement, public proposal, public disclosure or communication to Parent of any Parent Takeover Proposal or by the making of any Parent Adverse Recommendation Change by the Parent Board. Notwithstanding anything to the contrary contained in this Agreement, Parent (i) shall be required to adjourn or postpone the Parent Stockholders Meeting (A) to the extent necessary to ensure that any required supplement or amendment to the Joint Proxy Statement is provided to the Parent Stockholders or (B) if, as of the time for which the Parent Stockholders Meeting is scheduled, there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Parent Stockholders Meeting or (ii) may, and at the Company’s request shall, adjourn or postpone the Parent Stockholders Meeting if, as of the time for which the Parent Stockholders Meeting is scheduled, there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to obtain the Parent Stockholder Approval; provided, however, that unless otherwise agreed to by the parties, the Parent Stockholders Meeting shall not be adjourned or postponed to a date that is more than 30 days after the date for which the meeting was previously scheduled (it being understood that such Parent Stockholders Meeting shall be adjourned or postponed every time the circumstances described in the foregoing clauses (i)(A) and (i)(B) exist, and such Parent Stockholders Meeting may be adjourned or postponed every time the circumstances described in the foregoing clause (ii) exist); and provided further that the Parent Stockholders Meeting shall not be adjourned or postponed to a date on or after two Business Days prior to the End Date. In the event that during the five Business Days prior to the date that the Parent Stockholders Meeting is then scheduled to be held, Parent delivers a notice of an intent to make a Parent Adverse Recommendation Change, the Company may direct Parent to postpone the Parent Stockholders Meeting for up to six Business Days and Parent shall promptly, and in any event no later than the next Business Day, postpone the Parent Stockholders Meeting in accordance with the Company’s direction, subject to Parent’s right to postpone the Parent Stockholders Meeting for a longer period pursuant to the immediately preceding sentence. If requested by the Company, Parent shall promptly provide the Company with all voting tabulation reports relating to the Parent Stockholders Meeting that have been prepared by Parent or Parent’s transfer agent, proxy solicitor or other Representative.

(e) The Company shall, as soon as reasonably practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold the Company Shareholders Meeting for the purpose of seeking the Company Shareholder Approval. The Company shall use its reasonable best efforts to (x) cause the Joint Proxy Statement to be mailed to the Company Shareholders and (y) hold the Company Shareholders Meeting as soon as reasonably practicable after the Form S-4 is declared effective under the Securities Act, in each case in accordance with applicable Law, the Company Charter and the Company Bylaws. The Company shall, through the Company Board, recommend to its shareholders that they give the Company Shareholder Approval, shall include such recommendation in the Joint Proxy Statement and shall use reasonable best efforts to solicit the Company Shareholder Approval (which shall include hiring a proxy solicitor), except to the extent that the Company Board has made a Company Adverse Recommendation Change as permitted by Section 5.03(e) or Section 5.02(f). Except as expressly contemplated by the immediately preceding sentence and subject to the Company’s right to terminate this Agreement pursuant to Section 8.01(i), the Company agrees that its obligations pursuant to this Section 6.01 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal or by the making of any Company Adverse Recommendation Change by the Company Board. Notwithstanding anything to the contrary contained in this Agreement, the Company (i) shall be required to adjourn or postpone the Company Shareholders Meeting (A) to the extent necessary to ensure that any required supplement or amendment to the Joint Proxy Statement is provided to the Company Shareholders or (B) if, as of the time for which the Company Shareholders Meeting is scheduled, there are insufficient Company Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Company Shareholders Meeting or (ii) may, and at Parent’s request shall, adjourn or postpone the Company Shareholders Meeting if, as of the time for which the Company Shareholders Meeting is scheduled, there are insufficient Company Common Shares represented (either in person or by proxy) to obtain the Company Shareholder Approval; provided, however, that unless otherwise agreed to by the parties, the Company Shareholders Meeting shall not be adjourned or postponed to a date that is more than 30 days after the date for which the meeting was previously scheduled (it being understood that such Company Shareholders Meeting shall be adjourned or postponed every time the circumstances described in the foregoing clauses (i)(A) and (i)(B) exist, and such Company Shareholders Meeting may be adjourned or postponed every time the circumstances described in the foregoing clause (ii) exist); and provided further that the Company Shareholders Meeting shall not be adjourned or postponed to a date on or after two Business Days prior to the End Date. In the event that during the five Business Days prior to the date that the Company Shareholders Meeting is then scheduled to be held, the Company delivers a notice of an intent to make a Company Adverse Recommendation Change, Parent may direct the Company to postpone the Company Shareholders Meeting for up to six Business Days and the Company shall promptly, and in any event no later than the next Business Day, postpone the Company Shareholders Meeting in accordance with Parent’s direction, subject to the Company’s right to postpone the Company Shareholders Meeting for a longer period pursuant to the immediately preceding sentence. If requested by Parent, the Company shall promptly provide Parent with all voting tabulation reports relating to the Company Shareholders Meeting that have been prepared by the Company or the Company’s transfer agent, proxy solicitor or other Representative.

(f) Each of Parent and the Company shall use their reasonable best efforts to hold the Parent Stockholders Meeting and the Company Shareholders Meeting, respectively, at the same time and on the same date as the other party.

SECTION 6.02 Access to Information; Confidentiality. Subject to applicable Law, each of Parent, Merger Sub and the Company shall, and shall cause each of its respective Subsidiaries to, afford to the other parties and to the Representatives of such other party reasonable access during the period from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement pursuant to Section 8.01, to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Parent, Merger Sub and the Company shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party (i) to the extent not publicly available, a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of securities Laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that either party may withhold (v) prior to the Closing, any valuations of assets and any pricing assumptions, forward pricing estimates, price decks or pricing studies related thereto, (w) prior to Closing, personnel records of such party or any of its Subsidiaries relating to individual performance or evaluation records, medical histories or other information the disclosure of which would violate applicable Law or that in such party’s good faith opinion could subject such party or any of its Subsidiaries to risk of liability, (x) any document or information that is subject to the terms of a confidentiality agreement with a third party (provided that the withholding party shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure), (y) any document or information subject to any attorney-client privilege or attorney work product doctrine (provided that the withholding party shall use its reasonable best efforts to allow for such access or disclosure (or as much of it as possible) in a manner that does not result in a loss of attorney-client privilege or attorney work product determination) or (z) any document or information if, in the judgment of such party, the sharing of such document or information violates applicable Law; and provided further, that neither party has the right to undertake any sampling or testing, including sampling of any environmental media, at any of the properties of the other party without the express written approval of such party, such approval being in the sole discretion of such party. All information exchanged pursuant to this Section 6.02 shall be subject to the confidentiality agreement dated July 26, 2018 between Parent and the Company (the “Confidentiality Agreement”); provided, that, prior to the termination of this Agreement, nothing in Section 14 of the Confidentiality Agreement shall restrict (i) Parent from taking actions contemplated by this Agreement to consummate the Transactions, (ii) Parent from complying with its obligations under this Agreement or (iii) the ability of Parent to propose adjustments or revisions to the terms of this Agreement to the Company Board. From and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement in accordance with Article VIII, each party shall continue to provide access to the other party and its Representatives to the electronic data room relating to the Transactions maintained by or on behalf of it to which the other party and its Representatives were provided access prior to the date of this Agreement.

SECTION 6.03 Required Actions.

(a) Subject to the terms and conditions of this Agreement, each of the parties shall use its reasonable best efforts to consummate and make effective, as soon as reasonably possible, the Transactions, including the Merger.

(b) Without limiting Section 6.03(a), Parent and the Parent Board and the Company and the Company Board, as the case may be, shall use their respective reasonable best efforts to (x) take all action reasonably appropriate to ensure that no takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Merger or any other transaction contemplated by this Agreement and (y) if any takeover statute or similar statute or regulation becomes applicable to this Agreement, the Merger or any other transaction contemplated by this Agreement, take all action reasonably appropriate to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement.

(c) Parent shall take reasonable best efforts to obtain the expiration or early termination of the HSR Act waiting period, including but not limited to (i) jointly proposing with the Company to negotiate, commit to and effect, by consent decree, hold separate order or otherwise, the sale, divestiture, transfer, license, or disposition of, or prohibition or limitation on the ownership or operation by Parent, the Company or any of their respective Subsidiaries of, any portion of the business, properties or assets of Parent, the Company or any of their respective Subsidiaries, (ii) terminating, modifying, or assigning existing relationships, contracts, or obligations of Parent or its Subsidiaries or Affiliates or those relating to any assets, properties, or businesses to be acquired pursuant to this Agreement, (iii) changing or modifying any course of conduct regarding future operations of Parent or its Subsidiaries or Affiliates or the assets, properties, or businesses to be acquired pursuant to this Agreement, or (iv) otherwise taking or committing to take any other action that would limit Parent’s or its Subsidiaries’ or Affiliates’ freedom of action with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to this Agreement (collectively, a “Divestiture Action”); provided that Parent or any Parent Subsidiaries are not obligated to take any Divestiture Action or other action unless such action is expressly conditioned upon and is only effective after the Closing of the Merger and such action would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or operations of Parent and its Subsidiaries from and after the Effective Time, taken as a whole. The Company shall agree to take any Divestiture Action requested by Parent if such actions are only effective after the Effective Time and conditioned upon the consummation of the Merger. In the event that any Divestiture Action is proposed by or acceptable to a Governmental Entity, Parent shall have the right to determine the manner in which to implement the requirement of such Governmental Entity; provided, that in no event shall Parent or the Company (or any of their respective Subsidiaries or other Affiliates) be required to take or effect any such action that is not conditioned upon the consummation of the Merger; provided, further, that Parent shall consult with the Company and give consideration to the views of the Company on all matters relating to any possible Divestiture Action.

(d) In addition, if any action or Proceeding is instituted (or threatened) challenging the Merger or any other transaction contemplated by this Agreement as violating any antitrust, competition, foreign investment, trade regulation or similar Law or if any decree, order, judgment, or injunction (whether temporary, preliminary, or permanent) is entered, enforced, or attempted to be entered or enforced by any Governmental Entity that would make the Merger or any other transaction contemplated by this Agreement illegal or otherwise delay or prohibit the consummation of the Merger or any other transaction contemplated by this Agreement, Parent, its Affiliates and Subsidiaries and the Company, its Affiliates and Subsidiaries, shall use reasonable best efforts to (subject the limitations set forth in Section 6.03(c)) contest and defend any such Claim, cause of action, or Proceeding to avoid entry of, or to have vacated, lifted, reversed, repealed, rescinded, or terminated, any decree, order, judgment, or injunction (whether temporary, preliminary, or permanent) that prohibits, prevents, or restricts consummation of the Merger or any other transaction contemplated by this Agreement. Parent shall be entitled to direct any such action or Proceeding described in this Section 6.03(d); provided, however, that it shall afford the Company a reasonable opportunity to participate therein.

(e) Without limiting the generality of the foregoing, each of Parent and the Company shall:

(i) make or cause to be made, in consultation and cooperation with the other and as promptly as practicable after the date of this Agreement, an appropriate filing of a Notification and Report Form pursuant to the HSR Act relating to the Merger;

(ii) use its reasonable best efforts to furnish to the other all assistance, cooperation and information required for any such registration, declaration, notice, application or filing and in order to achieve the effects set forth in Section 6.03(b);

(iii) give the other reasonable prior notice of any such registration, declaration, notice, application or filing and, to the extent reasonably practicable, of any communication with any Governmental Entity regarding the Merger (including with respect to any of the actions referred to in Section 6.03(c) and in this Section 6.03(e)), and permit the other to review and discuss in advance, and consider in good faith the views of, and secure the participation of, the other in connection with any such registration, declaration, notice, filing, application or communication;

(iv) use its reasonable best efforts to respond as promptly as practicable under the circumstances to any inquiries received from any Governmental Entity or any other authority enforcing applicable antitrust, competition, foreign investment, trade regulation or similar Laws for additional information or documentation in connection with antitrust, competition, foreign investment, trade regulation or similar matters (including a “second request” under the HSR Act), and not extend any waiting period under the HSR Act or enter into any agreement with such Governmental Entities or other authorities not to consummate any of the Transactions, except with the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed;

(v) unless prohibited by applicable Law or by the applicable Governmental Entity, (A) to the extent reasonably practicable, not participate in or attend any meeting, or engage in any substantive conversation with any Governmental Entity in respect of the Merger (including with respect to any of the actions referred to in Section 6.03(c) and in this Section 6.03(e)) without the other, (B) to the extent reasonably practicable, give the other reasonable prior notice of any such meeting or conversation, (C) in the event one party is prohibited by applicable Law or by the applicable Governmental Entity from participating in or attending any such meeting or engaging in any such conversation or a communication is initiated by a Governmental Entity without advance notice, keep the other party reasonably apprised with respect thereto, (D) cooperate in the filing of any substantive memoranda, Parent papers, filings, correspondence or other written communications explaining or defending this Agreement and the Merger, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Entity and (E) furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives, on the one hand, and any Governmental Entity or members of any Governmental Entity’s staff, on the other hand, with respect to this Agreement and the Merger, provided that each party may designate information as “outside counsel only,” and the receiving party agrees to instruct its counsel not to disclose such information to its client.

SECTION 6.04 Equity Awards.

(a) As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee thereof) shall adopt such resolutions as may be required to effect the following:

(i) as of the Effective Time, each Company RSU Award that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, shall vest in full and shall, automatically and without any required action on the part of the holder thereof, be converted into the right to receive:

(1) an amount in cash equal to the product of (A) the Mixed Election Cash Consideration and (B) the number of Company Common Shares subject to such Company RSU Award, without interest, and

(2) a number of shares of Parent Common Stock equal to the product of (A) the number of Company Common Shares subject to such Company RSU Award and (B) the Mixed Election Stock Exchange Ratio, rounded up to the nearest whole share.

(ii) as of the Effective Time, each Company PSU Award that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, shall, automatically and without any required action on the part of the holder thereof, be converted into the right to receive:

(1) an amount in cash equal to the product of (A) the Mixed Election Cash Consideration and (B) the number of Company Common Shares earned under such Company PSU Award (with the number of Company Common Shares deemed earned under such Company PSU Award reasonably determined by the Compensation Committee of the Company Board at least three Business Days prior to the Effective Time after consultation with Parent regarding such performance determination based on actual level of achievement with respect to the applicable performance-based vesting criteria as of the Effective Time in accordance with the terms of the agreements evidencing the Company PSU Awards); provided that, the number of Company Common Shares deemed earned under any Company PSU Award with respect to any performance period scheduled to commence on or after January 1, 2019 shall vest based on maximum level of achievement (assuming a positive share price appreciation), and

(2) a number of shares of Parent Common Stock equal to the product of (A) the number of Company Common Shares earned under such Company PSU Award (with the number of Company Common Shares deemed earned under such Company PSU Award reasonably determined by the Compensation Committee of the Company Board at least three Business Days prior to the Effective Time after consultation with Parent regarding such performance determination based on actual level of achievement with respect to the applicable performance-based vesting criteria as of the Effective Time in accordance with the terms of the agreements evidencing the Company PSU Awards; provided that, the number of Company Common Shares deemed earned under any Company PSU Award with respect to any performance period scheduled to commence on or after January 1, 2019 shall vest based on maximum level of achievement (assuming a positive share price appreciation) and (B) the Mixed Election Stock Exchange Ratio, rounded up to the nearest whole share.

The consideration to be paid pursuant to this Section 6.04(a) with respect to any Company RSU Award or Company PSU Award shall be paid to the holder thereof as promptly as practicable following the Effective Time (but in no event later than two Business Days thereafter), subject to any applicable withholding or other Taxes. All amounts withheld from the consideration to be paid pursuant to this Section 6.04(a) with respect to any Company RSU Award or Company PSU Award shall be withheld from the Mixed Election Cash Consideration.

(b) Notwithstanding anything herein to the contrary, with respect to any Company RSU Award or Company PSU Award that constitutes nonqualified deferred compensation subject to section 409A of the Code and that the Company determines prior to the Effective Time is not eligible to be terminated in accordance with Treasury Regulation § 1.409A-3(j)(4)(ix)(B), such payment shall be made at the earliest time permitted that shall not trigger a Tax or penalty under section 409A of the Code. All rounding described in this Section 6.04 shall be done on an aggregate basis.

(c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon settlement of the Company RSU Awards and Company PSU Awards converted into shares of Parent Common Stock in accordance with this Section 6.04.

SECTION 6.05 Indemnification, Exculpation and Insurance.

(a) Without limiting any additional rights that any director, officer, trustee, or fiduciary may have under any employment or indemnification agreement or under the Company Charter or Company Bylaws, resolution of the Company Board or Company Shareholders, this Agreement or, if applicable, similar Organizational Documents, resolutions or agreements of any of the Company’s Subsidiaries, subject to the terms and conditions set forth herein, from and after the Effective Time, Parent and the Surviving Corporation, jointly and severally, will: (i) indemnify and hold harmless each Person who is now, or has been or becomes at any time prior to the Effective Time, (A) an officer or director of the Company or any of its Subsidiaries or (B) a director, officer, member, trustee or fiduciary of another corporation, foundation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Company or any of its Subsidiaries, together with such Person’s heirs, executors, trustees, fiduciaries and administrators (collectively, the “Indemnified Parties”) to the fullest extent authorized or permitted by applicable Law from and against any losses, claims, damages, liabilities, costs, Indemnification Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) arising out of or in connection with any Claim or Action; and (ii) promptly pay on behalf of or, within 15 days after any request for advancement, advance to each of the Indemnified Parties, any Indemnification Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any Claim or Action in advance of the final disposition of such Claim or Action, including payment on behalf of or advancement to the Indemnified Party of any Indemnification Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security. The indemnification and advancement obligations of Parent and the Surviving Corporation pursuant to this Section 6.05(a) extend to acts or omissions occurring at or before the Effective Time in the capacity as a director or officer of the Company or any of its Subsidiaries and any Claim or Action relating thereto (including with respect to any acts or omissions occurring in connection with the adoption or approval of this Agreement and the consummation of the Transactions, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim or Action relating thereto), and all rights to indemnification and advancement conferred hereunder continue as to any Indemnified Party who has ceased to be a director or officer of the Company or any of its Subsidiaries after the date hereof (with respect to acts or omissions occurring prior to such cessation) and inure to the benefit of such Indemnified Party’s heirs, executors and personal and legal representatives. As used in this Section 6.05: (x) the term “Claim” means any threatened, asserted, pending or completed action or Proceeding, whether instituted by any party hereto, any Governmental Entity or any other person, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism (“Action”) arising out of or pertaining to matters that relate to such Indemnified Party’s duties or service as a director or officer of the Company or of any of its Subsidiaries or as a trustee of (or in a similar capacity with) any compensation and benefit plan of any thereof; (y) the term “Indemnification Expenses” means reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including reasonable experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as reasonable telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification or advancement is sought pursuant to this Section 6.05(a), including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party; and (z) the phrase “to the fullest extent authorized or permitted by applicable Law” includes, but is not limited to (1) to the fullest extent authorized or permitted by any provision of the VSCA, that authorizes or permits additional indemnification by agreement or otherwise, or the corresponding provision of any amendment to or replacement of the VSCA; and (2) to the fullest extent authorized or permitted by any amendments to or replacements of the VSCA, adopted after the date of this Agreement that increase the extent to which an entity may indemnify its directors, officers, trustees, employees, agents, or fiduciaries or persons serving in any capacity in which any Indemnified Party serves. To the extent permitted by Law, any amendment, alteration or repeal of the VSCA, that adversely affects any right of any Indemnified Party will be prospective only and does not limit or eliminate any such right with respect to any Claim or Action involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

(b) In the event that Parent, the Surviving Corporation, LLC Sub or any of their successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, Parent, the Surviving Corporation or LLC Sub, as applicable, shall cause proper provision to be made so that the successors and assigns of Parent, the Surviving Corporation or LLC Sub, as applicable, assume the obligations set forth in this Section 6.05 contemporaneous with the closing of any such consolidation, merger, transfer or conveyance.

(c) On or prior to the Effective Time, Parent shall purchase a “tail” directors’ and officers’ liability insurance policy covering the six-year period from and after the Effective Time for the Company and its current and former directors and officers who are currently covered by the directors’ and officers’ liability insurance coverage currently maintained by the Company from a carrier with the same or better credit rating to the Company’s current directors’ and officers’ liability insurance carrier on terms not less favorable to the insured persons than the directors’ and officers’ liability insurance coverage currently maintained by the Company as of the date of this Agreement with respect to claims arising from facts or events that occurred on or before the Effective Time, except that in no event shall Parent be required to pay with respect to such “tail” policy more than 300% of the aggregate annual premium currently paid by the Company for such insurance (the “Maximum Amount”). If Parent is unable to obtain the “tail” policy described in the foregoing sentence as of the Effective Time, Parent shall cause Surviving Corporation or LLC Sub to provide the current and former directors and officers of the

Company and the Company Subsidiaries with an insurance and indemnification policy (from an insurance carrier with the same or better credit rating as the current insurer) that provides directors’ and officers’ liability insurance for events, acts and omissions occurring at or prior to the Effective Time for an aggregate period of no less than six years from the Effective Time that is not materially less favorable than the Company’s existing policy or, if such coverage is unavailable, the best available coverage; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend for such policies an aggregate premium amount greater than the Maximum Amount.

(d) The provisions of this Section 6.05 (i) shall survive consummation of the Merger and the LLC Sub Merger, (ii) are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs, executors and personal and legal representatives and (iii) are in addition to, and not in substitution for, any other rights to indemnification, advancement, exculpation or contribution that each Indemnified Party may have by contract or otherwise, including under the terms of the respective Organizational Documents of the Company and the Company Subsidiaries.

SECTION 6.06 Fees and Expenses.

(a) Except as provided below, all fees and expenses incurred in connection with this Agreement, the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not such Transactions are consummated.

(b) The Company shall pay to Parent a fee of $45,000,000 (the “Termination Fee”) if:

(i) Parent terminates this Agreement pursuant to Section 8.01(e) (Company Adverse Recommendation Change) or Section 8.01(g) (Breach of Non-Solicitation Covenant);

(ii) the Company terminates this Agreement pursuant to Section 8.01(b)(iv) (Company No Vote) at any time at which Parent would have been permitted to terminate this Agreement pursuant to Section 8.01(e) (Company Adverse Recommendation Change);

(iii) the Company terminates this Agreement pursuant to Section 8.01(i) (Company Entry into a Company Superior Proposal); or

(iv) (A) prior to the Company Shareholders Meeting, a Company Takeover Proposal is made to the Company or is made directly to the Company Shareholders or otherwise becomes publicly known or any Person has publicly announced an intention (whether or not conditional) to make a Company Takeover Proposal, and such Company Takeover Proposal or intended Company Takeover Proposal has not been publicly withdrawn without qualification at least five Business Days prior to (1) the Company Shareholders Meeting or (2) if such Company Shareholders Meeting has not been held at the time of termination, the date of such termination, (B) Parent or the Company, as applicable, terminates this Agreement pursuant to (1) Section 8.01(b)(i) (End Date) (if the Company Shareholders Meeting has

not been held), (2) Section 8.01(b)(iv) (Company No Vote) or (3) Section 8.01(c) (Company Terminable Breach), and (C) within 12 months of such termination, the Company enters into a definitive Contract (other than a confidentiality agreement) with respect to a Company Takeover Proposal (or the Company publicly approves or recommends to the Company Shareholders or otherwise does not oppose, in the case of a tender or exchange offer, a Company Takeover Proposal which is ultimately consummated regardless of whether outside such 12-month period) or consummates a Company Takeover Proposal. For purposes of this Section 6.06(b)(iv)(C) only, the term “Company Takeover Proposal” shall have the meaning assigned to such term in Section 9.03 except that all references to “15%” therein shall be deemed to be references to “50%.”

Any Termination Fee due under this Section 6.06(b) shall be paid by wire transfer of same-day funds to an account designated by Parent (x) in the case of clauses (i) and (ii) above, on the second Business Day immediately following the date of termination of this Agreement, (y) in the case of clause (iii) above, immediately prior to or concurrently with the termination of this Agreement, and (z) in the case of clause (iv) above, on the date of the first to occur of the events referred to in clause (iv)(C) above.

(c) Parent shall pay to the Company the Termination Fee if:

(i) the Company terminates this Agreement pursuant to Section 8.01(f) (Parent Adverse Recommendation Change) or Section 8.01(j) (Breach of Non-Solicitation Covenant);

(ii) Parent terminates this Agreement pursuant to Section 8.01(b)(iii) (Parent No Vote) at any time at which the Company would have been permitted to terminate this Agreement pursuant to Section 8.01(f) (Parent Adverse Recommendation Change);

(iii) Parent terminates this Agreement pursuant to Section 8.01(h) (Parent Entry into a Superior Parent Proposal); or

(iv) (A) prior to the Parent Stockholders Meeting, a Parent Takeover Proposal is made to Parent or is made directly to the Parent Stockholders or otherwise becomes publicly known or any Person has publicly announced an intention (whether or not conditional) to make a Parent Takeover Proposal, and such Parent Takeover Proposal or intended Parent Takeover Proposal has not been publicly withdrawn without qualification at least five Business Days prior to (1) the Parent Stockholders Meeting or (2), if such Parent Stockholders Meeting has not been held at the time of termination, the date of such termination, (B) Parent or the Company, as applicable, terminates this Agreement pursuant to (1) Section 8.01(b)(i) (End Date) (if the Parent Stockholders Meeting has not been held), (2) Section 8.01(b)(iii) (Parent No Vote) or (3) Section 8.01(d) (Parent Terminable Breach), and (C) within 12 months of such termination Parent enters into a definitive Contract (other than a confidentiality agreement) with respect to a Parent Takeover Proposal (or Parent publicly approves or recommends to the Parent Stockholders or otherwise does not oppose, in the case of a tender or exchange offer, a Parent Takeover Proposal which is ultimately consummated regardless of whether outside such 12-month period) or consummates a Parent Takeover Proposal. For purposes of this Section 6.06(c)(iv)(C) only, the term “Parent Takeover Proposal” shall have the meaning assigned to such term in Section 9.03 except that all references to “40%” and “60%” therein shall be deemed to be references to “50%.”

Any Termination Fee due under this Section 6.06(c) shall be paid by wire transfer of same-day funds to an account designated by the Company (x) in the case of clauses (i) and (ii) above, on the second Business Day immediately following the date of termination of this Agreement, (y) in the case of clause (iii) above, immediately prior to or concurrently with the termination of this Agreement, and (z) in the case of clause (iv) above, on the date of the first to occur of the events referenced in clause (iv)(C) above.

(d) Parent and the Company acknowledge and agree that the agreements contained in Section 6.06(b) and Section 6.06(c) are an integral part of the Transactions, and that, without these agreements, neither the Company nor Parent would enter into this Agreement. Accordingly, if Parent fails promptly to pay the amount due pursuant to Section 6.06(c) or the Company fails promptly to pay the amount due pursuant to Section 6.06(b) and, in order to obtain such payment, the Person owed such payment commences a suit, action or other Proceeding that results in a Judgment in its favor for such payment, the Person owing such payment shall pay to the Person owed such payment its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, action or other Proceeding, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate as published by The Wall Street Journal in effect on the date such payment was required to be made. In no event shall either party be obligated to pay more than one Termination Fee pursuant to this Section 6.06. Notwithstanding anything to the contrary in this Agreement, in the event that the Termination Fee becomes due and payable and is actually paid to Parent or the Company in accordance with this Section 6.06, payment of such Termination Fee, as applicable, shall be the sole and exclusive remedy of the non-terminating party and its Affiliates against any other party or such other party’s Affiliates and other Representatives, for any loss or damage based upon, arising out of or relating to this Agreement or the negotiation, execution or performance hereof or the Transactions, except in the case of fraud or Knowing and Intentional Breach of this Agreement. Solely for purposes of establishing the basis for the amount thereof, and without in any way increasing the amount of the Termination Fee, expanding the circumstances in which the Termination Fee is to be paid or restricting or modifying the other rights of any party hereunder, in the event of the valid termination of this Agreement under circumstances in which the Termination Fee is due and payable pursuant to this Section 6.06 and is actually paid, it is agreed that such Termination Fee is liquidated damages, and not a penalty, and the payment thereof in such circumstances is supported by due and sufficient consideration; provided that no payment of a Termination Fee shall be considered in lieu of, or a replacement or substitution for, damages incurred in the event of any fraud or Knowing and Intentional Breach of this Agreement.

SECTION 6.07 Certain Tax Matters. For U.S. federal income Tax purposes, it is intended that (a) the Integrated Mergers, taken together, qualify as a “reorganization” within the meaning of section 368(a) of the Code, (b) with respect to the Integrated Mergers, this Agreement constitutes a “plan of reorganization” within the meaning of Treasury Regulations §§ 1.368-2(g) and 1.368-3(a) and (c) with respect to the Integrated Mergers, Parent, Merger Sub, LLC Sub and the Company each be a “party to a reorganization” within the meaning of section 368(b) of the Code. Each of Parent and the Company shall use its reasonable best efforts to cause the Integrated Mergers to qualify, and will not take (and will use its reasonable best efforts to prevent any Affiliate of such party from taking) any actions that would reasonably be expected to prevent the Integrated Mergers from qualifying, as a reorganization under the provisions of section 368(a) of the Code. Parent and the Company will cooperate with one another and use their respective reasonable best efforts to obtain the opinions of counsel referred to in Section 7.02(c) and Section 7.03(c). In connection with obtaining such opinions, (i) Parent shall deliver to such counsel a duly executed certificate substantially in the form attached hereto as Exhibit B (the “Parent Tax Certificate”) and (ii) the Company shall deliver to such counsel a duly executed certificate substantially in the form attached hereto as Exhibit C (the “Company Tax Certificate”), in each case dated as of the Closing Date (and, if requested, dated as of the date on which the Form S-4 is declared effective by the SEC). Parent and the Company shall provide such other information as reasonably requested by counsel for purposes of rendering the opinions described in Section 7.02(c) and Section 7.03(c), as applicable.

SECTION 6.08 Transaction Litigation. Notwithstanding anything in Section 5.01 of this Agreement to the contrary, in the event any Proceeding by any Governmental Entity or other Person is commenced or, to the Knowledge of the Company or Parent, as applicable, threatened, that questions the validity or legality of the Transactions or seeks damages or injunctive relief in connection therewith, including stockholder litigation (“Transaction Litigation”), the Company or Parent, as applicable, shall promptly (and in any event, within one Business Day) notify the other party orally and in writing of such Transaction Litigation and shall keep the other party reasonably informed with respect to the status thereof. The Company or Parent, as applicable, shall give the other party a reasonable opportunity to participate in the defense or settlement of any Transaction Litigation at the other party’s sole cost and expense and shall consider in good faith the other party’s advice with respect to such Transaction Litigation; provided, that the Company or Parent shall not cease to defend any such Transaction Litigation without the prior written consent of the other party; provided, further, that the Company shall not consent to the entry of any judgment, offer or agree to settle, or take any other material action with respect to such Transaction Litigation without the prior written consent of Parent. Without limiting in any way the parties’ obligations under Section 6.03, each of Parent and the Company shall cooperate, shall cause the Parent Subsidiaries and the Company Subsidiaries, as applicable, to cooperate, and shall use its reasonable best efforts to cause its Representatives to cooperate in the defense against any Transaction Litigation.

SECTION 6.09 Section 16 Matters. Prior to the Effective Time, Parent and the Company each shall take all such steps as may be required to cause (a) any dispositions of Company Common Shares (including derivative securities with respect to Company Common Shares) resulting from the Merger and the other Transactions by each individual who will be subject to the reporting requirements of section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act and (b) any acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the Merger and the other Transactions by each individual who may become or is reasonably expected to become subject to the reporting requirements of section 16(a) of the Exchange Act with respect to Parent at or immediately following the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 6.10 Governance Matters. Prior to the Effective Time, Parent shall take all necessary corporate action so that upon and after the Effective Time (i) the size of the Parent Board is increased by two members and (ii) two members of the Company Board who (A) are mutually agreed upon by Parent and the Company, and (B) would qualify as independent directors under Section 303A.02 of the NYSE Listed Company Manual (the “Company Directors”) are appointed to the Parent Board to fill the vacancies on the Parent Board created by such increase. Parent, through the Parent Board and subject to the Parent Board’s fiduciary duties to the stockholders of Parent, shall take all necessary action to recommend that the Company Directors be elected to the Parent Board in the proxy statement relating to the first annual meeting of the stockholders of Parent following the Closing.

SECTION 6.11 Public Announcements. Except with respect to (i) any Parent Adverse Recommendation Change or Company Adverse Recommendation Change made in accordance with the terms of this Agreement, (ii) any action taken by the Company or the Company Board pursuant to, and in accordance with, Section 5.03, or (iii) any action taken by Parent or the Parent Board pursuant to, and in accordance with, Section 5.02, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other Transactions and shall not issue any such press release or make any such public statement without the prior written approval of the other party, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system; provided, in each case, such party uses reasonable best efforts to afford the other party an opportunity to first review the content of the proposed disclosure and provide reasonable comments thereon which the disclosing party shall consider in good faith. Prior to initiating any written material communications to all employees of the Company or any of the Company Subsidiaries pertaining to the effect of the Transaction on compensation or benefit matters, the Company shall provide Parent with a copy of the intended communication, the Company shall provide Parent a reasonable period of time to review and comment on the communication, and the Company shall consider any timely comments in good faith. The initial press release to be issued with respect to the Transactions shall be a joint press release to be reasonably agreed to by the parties.

SECTION 6.12 Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger and upon the settlement of Company RSU Awards and Company PSU Awards following the Effective Time, to be approved for listing on the NYSE, in each case subject to official notice of issuance, prior to the Closing Date. The Company shall cooperate with Parent in connection with the foregoing, including the provision of information reasonably requested by Parent in connection therewith.

SECTION 6.13 Stock Exchange De-listing. Each of Parent and the Company shall use its reasonable best efforts to cause the Company Common Shares and any other securities of the Company specified by Parent to be de-listed from the NASDAQ and de-registered under the Exchange Act as soon as reasonably practicable following the Effective Time.

SECTION 6.14 Employee Matters.

(a) For a period of one year following the Effective Time, Parent shall provide each individual who is actively employed by the Company or any of the Company Subsidiaries immediately prior to the Effective Time and who continues employment with the Surviving Corporation, LLC Sub or any of their respective Subsidiaries as of the Closing Date (each a “Company Employee”) with (i) a base salary or wage rate and target incentive compensation opportunity (including equity-based compensation) that, in each case, is no less favorable than the base salary or wage rate and target incentive compensation opportunity (including equity-based compensation) in effect for such Company Employee immediately prior to the Effective Time and (ii) health, welfare and retirement benefits that are no less favorable, in the aggregate, than the health, welfare and retirement benefits provided to such Company Employee immediately prior to the Effective Time.

(b) For all purposes (including for purposes of eligibility to participate, vesting and level of benefits, but not for purposes of defined benefit pension accrual or post-employment retiree medical benefits) with respect to the benefit plans maintained by Parent or any Parent Subsidiary providing benefits to any Company Employee after the Closing Date, each Company Employee’s years of service with the Company or any Company Subsidiary (or any predecessor employer of an employee of the Company or any Company Subsidiary, to the extent service with such predecessor employer is recognized by the Company or the applicable Company Subsidiary as of the date of this Agreement) prior to the Effective Time shall be treated as service with Parent or the Parent Subsidiaries; provided, however, that such service need not be recognized to the extent (A) that such recognition would result in any duplication of benefits for the same period of service or (B) not recognized by the Company or a Company Subsidiary, as applicable, under the applicable Company Benefit Plan in which the Company Employee was eligible to participate prior to the Effective Time.

(c) Parent shall, or shall cause the Surviving Corporation or LLC Sub to, provide severance benefits to each Company Employee who is terminated during the period commencing on the Closing Date and ending on the one year anniversary thereof that are at least equal to the severance benefits provided pursuant to the applicable severance benefits plan, agreement, practice or arrangement maintained by the Company or any of the Company Subsidiaries for the benefit of such Company Employee immediately prior to the Effective Time.

(d) For purposes of each benefit plan of Parent or the Parent Subsidiaries, Parent and the Parent Subsidiaries shall use best efforts to (i) cause all pre-existing condition exclusions and actively-at-work requirements of such plans to be waived for each Company Employee and their covered dependents, to the extent such conditions were inapplicable or waived under the comparable benefits plans of the Company or any Company Subsidiary in which such Company Employee participated immediately prior to the Closing Date and (ii) give full credit for all co-payments, coinsurance, maximum out-of-pocket requirements and deductibles to the extent satisfied in the plan year in which the Effective Time occurs (or the year in which Company Employees and their dependents commence participation in the benefit plans of Parent and the Parent Subsidiaries, if later) as if there had been a single continuous employer.

(e) This Section 6.14 shall be binding upon and shall inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.14, express or implied, (i) is intended to confer upon any other person (including any current or former directors, officers, consultants or employees of any of the Company or any Company Subsidiary or, on or after the Effective Time, the Surviving Corporation or any of its Subsidiaries) any rights or remedies of any nature whatsoever, (ii) is intended to be, or shall constitute or be construed as, an amendment to or modification of any employee benefit plan, program, policy, agreement or arrangement of Parent, the Company, the Surviving Corporation or any respective Subsidiary thereof or (iii) obligates Parent or any of the Parent Subsidiaries to retain the employment of any particular employee of the Company or any Company Subsidiary following the Effective Time.

SECTION 6.15 [Reserved]

SECTION 6.16 Financing.

(a) Parent shall use, and shall cause its Affiliates to use, their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable to consummate the Financing as promptly as possible following the date of this Agreement (and, in any event, no later than the Closing Date), including:

(i) (A) maintaining in effect the Commitment Letter and complying with all of their respective obligations thereunder and (B) negotiating, entering into and delivering definitive agreements with respect to the Financing reflecting the terms contained in the Commitment Letter (or with other terms agreed by Parent and the Financing Parties, subject to the restrictions on amendments of the Commitment Letter set forth below), so that such agreements are in effect no later than the Closing Date; and

(ii) satisfying on a timely basis all the conditions to the Financing and the definitive agreements related thereto that are applicable to Parent and its Affiliates.

(b) In the event that all conditions set forth in Section 7.01 and Section 7.03 have been satisfied or waived or, upon funding shall be satisfied or waived, Parent and its Affiliates shall cause the Financing Parties to fund on the Closing Date the Financing, to the extent the proceeds thereof are required to consummate the Merger and the other transactions contemplated hereby, and shall enforce its rights under the Commitment Letter. Parent shall not, and shall cause its Affiliates not to, take or refrain from taking, directly or indirectly, any action that would reasonably be expected to result in a failure of any of the conditions contained in the Commitment Letter or in any definitive agreement related to the Financing. Parent shall not, and shall cause its Affiliates not to, object to the utilization of any “market flex” provisions by any Financing Party.

(c) Parent shall keep the Company reasonably informed, promptly upon request by the Company (and in any event within two Business Days of such request), of the status of Parent’s efforts to obtain the Financing and to satisfy the conditions thereof. Without limiting the foregoing, Parent shall notify the Company promptly (and in any event within two Business Days) if at any time prior to the Closing Date:

(i) the Commitment Letter expires or is terminated for any reason (or if any Person attempts or purports to terminate or repudiate the Commitment Letter, whether or not such attempted or purported termination or repudiation is valid);

(ii) Parent obtains Knowledge of any breach or default, or any event or circumstance that, with or without due notice, lapse of time or both, would reasonably be expected to give rise to any breach or default, by any party to the Commitment Letter or any definitive document related to the Financing of any provisions of the Commitment Letter or any definitive document related to the Financing;

(iii) Parent receives any written communication from any Person with respect to any actual, potential or threatened breach, default, termination or repudiation by any party to the Commitment Letter or any definitive document related to the Financing; or

(iv) any Financing Party refuses to provide or expresses in writing an intent to refuse to provide all or any portion of the Financing contemplated by the Commitment Letter on the terms set forth therein (or expresses in writing that such Person does not intend to enter into all or any portion of definitive documentation related to the Financing or to consummate the transactions contemplated thereby).

(d) Parent may amend, modify, terminate, assign or agree to any waiver under the Commitment Letter without the prior written approval of the Company; provided, that Parent shall not, without the Company’s prior written consent, permit any such amendment, modification, termination, assignment or waiver to be made to any provision of or remedy under the Commitment Letter which would (i) reduce the aggregate amount of the Financing (including by increasing the amount of fees to be paid or original issue discount), (ii) impose new or additional conditions to the Financing or otherwise expand, amend or modify any of the conditions to the Financing or (iii) otherwise expand, amend, modify or waive any provision of the Commitment Letter in a manner that in any such case would reasonably be expected to (A) delay or make less likely the funding of the Financing (or satisfaction of the conditions to the Financing) on the Closing Date, (B) adversely impact the ability of Parent to enforce its rights against the Financing Parties or (C) timely consummate the Merger and the other transactions contemplated hereby. In the event that new commitment letters or fee letters are entered into in accordance with any amendment, replacement, supplement or other modification of the Commitment Letter permitted pursuant to this Section 6.16(d), Parent shall promptly deliver to the Company a true, complete and accurate copy thereof (and in the case of the Fee Letter, redacted in a manner consistent with Section 3.28). For purposes of this Agreement, the terms “Commitment Letter” and “Fee Letter” shall include and mean such documents as amended, supplemented, modified, waived or replaced in compliance with this Section 6.16(d), and references to “Financing” shall include and mean the financing contemplated by the Commitment Letter as so amended, supplemented, modified, waived or replaced, as applicable.

(e) Parent shall pay, or cause to be paid, as the same shall become due and payable, all fees and other amounts that become due and payable under the Commitment Letter.

Notwithstanding anything contained in this Agreement to the contrary, Parent and Merger Sub expressly acknowledge and agree that neither Parent’s, Merger Sub’s nor any of their respective Affiliates’ obligations hereunder are conditioned in any manner upon Parent, Merger Sub or any of their respective Affiliates obtaining the Financing or any other financing.

SECTION 6.17 Financing Cooperation.

(a) From the date hereof until the Closing (or the earlier termination of this Agreement pursuant to Section 8.01), subject to the limitations set forth in this Section 6.17, and unless otherwise agreed by Parent, the Company shall use its reasonable best efforts to and to cause its Representatives to, and shall cause each of its Subsidiaries to use their respective reasonable best efforts to and to cause their respective Representatives to, provide all cooperation reasonably requested by Parent, or as Parent may reasonably determine necessary or advisable, in connection with Parent’s arrangement and closing of the Financing and the satisfaction of the conditions in the Commitment Letter, including using reasonable best efforts to:

(1) furnish Parent and the Financing Parties with the Required Information;

(2) to the extent reasonably requested by Parent or any Financing Party, make senior officers and other key employees of the Company and its Subsidiaries with appropriate authority and expertise available for, with reasonable advance notice and at times and locations reasonably acceptable to the Company, Parent and any applicable Financing Party, and participate in (including preparation for) a reasonable number of meetings, due diligence sessions, drafting sessions, presentations, and sessions with prospective lenders, investors and ratings agencies, including by providing reasonable assistance in the preparation of confidential information memoranda and similar customary documents as may be reasonably requested by Parent or any Financing Party, in each case, with respect to information relating to the Company and its Subsidiaries in connection with customary marketing efforts of Parent for all or any portion of the Financing; provided, however, that any participation in the foregoing by senior officers and other key employees of the Company which may require travel by such persons shall be subject to the Company’s prior approval (such approval not to be unreasonably withheld, conditioned or delayed);

(3) as promptly as practicable after the date hereof, furnish Parent and the Financing Parties with financial and other pertinent information and disclosures with respect to the Company and the Company Subsidiaries (including their businesses, operations, and financial projections), including the Required Information, as is reasonably requested by Parent or any Financing Party and is customarily required for the arrangement and syndication of debt financings similar to the Financing committed pursuant to the Commitment Letter in each case, subject to any confidentiality restrictions binding on the Company or the Company Subsidiaries;

(4) to the extent reasonably requested by Parent or any Financing Party, assist with the preparation of appropriate and customary materials relating to the Company and its Subsidiaries for rating agency presentations, offering documents, bank information memoranda and similar documents reasonably required in connection with the Financing, in each case, with respect to information relating to the Company and the Company Subsidiaries;

(5) (a) direct Grant Thornton LLP and KPMG LLP, as applicable, to provide assistance and cooperation to Parent and the Financing Parties on reasonable and customary terms and consistent with such relevant accountants’ customary practice, including by (x) participating in a reasonable number of drafting sessions and accounting due diligence sessions, (y) providing customary consents to use their audit reports on the consolidated financial statements of the Company as required in any offering documents or in connection with filings made with the SEC related to the Financing in which the consolidated financial statements of the Company are included, and (z) subject to such accountants’ policies and procedures and applicable auditing standards, providing any customary comfort letters (including “negative assurance” comfort) with respect to historical information of the Company and the Company Subsidiaries included in any offering documents related to the Financing in which the consolidated financial statements of the Company are included and (b) to the extent requested by such accountants, provide appropriate representations to such accountants in connection with the foregoing clause (a);

(6) to the extent reasonably requested by Parent, direct DeGolyer and MacNaughton, Wright & Company, Inc. to provide assistance and cooperation to Parent and the Financing Sources on reasonable and customary terms and consistent with such relevant reserve engineer’s customary practice, including by (x) participating in a reasonable number of reserve engineer due diligence sessions, (y) providing customary consents to the use of their report on the Company’s reserves as required in any offering documents or in connection with filings made with the SEC related to the Financing in which such reserve engineer is referenced or reserve information based on such reserve engineer’s report is included and (z) providing any customary reserve engineer letters in connection with any offering document relating to the Financing in which such reserve engineer is referenced or reserve information based on such reserve engineer’s report is included;

(7) to the extent reasonably requested by Parent, deliver information with respect to the Company and its Subsidiaries as is reasonably necessary for Parent to prepare, and reasonably cooperate with Parent in the preparation of, a pro forma consolidated balance sheet of Parent and the Parent subsidiaries (including the Company and the Company Subsidiaries) as of the end of the most recently completed fiscal year or fiscal quarter for which financial statements are included in the Required Information and a related pro forma consolidated statement of income of Parent and its subsidiaries (including the Company and the Company Subsidiaries) for the 12-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 40 days (or 60 days in case such four fiscal quarter period is the end of the Company’s fiscal year) prior to the end of the Marketing Period (it being understood that

Parent shall be responsible for the preparation of such pro forma financial statements, including any pro forma adjustments related to the Financing or otherwise or any actions to be taken on or after the Closing Date and such cooperation by the Company and the Company Subsidiaries shall relate solely to the financial information derived from the historical books and records of the Company and the Company Subsidiaries);

(8) promptly, and in any event five Business Days prior to Closing, provide all information reasonably requested by Parent or the Financing Parties regarding the Company and the Company Subsidiaries under applicable “know your customer”, anti-money laundering rules and regulations and the USA PATRIOT Act of 2001, in each case, requested in writing at least ten days prior to the Closing Date;

(9) to the extent reasonably requested by Parent or any Financing Party, provide reasonable and customary authorization letters to the Financing Parties authorizing the distribution of information relating to the Company and the Company Subsidiaries to prospective lenders subject to customary confidentiality provisions;

(10) in respect of assets of (including equity interests held by) the Company or any Company Subsidiary, assist with the preparation of any pledge and security documents or other definitive financing documents as may be reasonably requested by Parent; provided, that no obligation of the Company or any Company Subsidiary under any such document or agreement shall be effective until the Closing;

(11) deliver (x) customary payoff letters with respect to the Indebtedness under the Company Credit Agreements setting forth (i) the amounts required to repay such Indebtedness (other than contingent indemnification obligations and any letters or credit or hedges that will remain outstanding pursuant to arrangements satisfactory to the letter of credit issuing bank or hedge counterparty, as the case may be) in full on the Closing Date, (ii) the wire transfer instructions for the repayment of such Indebtedness, and (iii) authorization to file all releases necessary to evidence such repayment in full of such Indebtedness and to enable release of all Liens relating thereto, effective upon repayment of such Indebtedness (and confirmation of such receipt) and (y) Lien terminations, releases, UCC termination statements, and other instruments of discharge of Liens requested by the Parent in order to allow for the release of all Liens against the Company or any of its Subsidiaries relating to the Indebtedness under the Company Credit Agreements;

(12) to the extent reasonably requested by Parent, cooperate with Parent to satisfy the conditions precedent to the Financing to the extent within the control of the Company and the Company Subsidiaries, including assisting Parent in procuring public ratings for the Financing or notes to be offered in connection with the Financing and, to the extent reasonably practicable, preparing any “flash” numbers (which may include ranges of management estimates of certain key metrics) with respect to any Financing that occurs after February 1, 2019; and

(13) assist Parent with the establishment of bank and other accounts and blocked account and control agreements of the Company and one or more of its Subsidiaries in connection with the foregoing, in each case to the extent customary and reasonable and provided that no such control agreements shall be effective until Closing and no such new account shall be established prior to Closing, and use commercially reasonable efforts to deliver any borrowing base certificates requested by Parent a reasonable time prior to Closing pursuant to the Commitment Letter.

(b) Notwithstanding anything to the contrary contained in this Agreement (including this Section 6.17):

(i) nothing in this Agreement (including this Section 6.17) shall require any such cooperation to the extent that it would: (A) require the Company or any Company Subsidiary to pay any commitment or other fees, reimburse any expenses or otherwise incur any liabilities or give any indemnities prior to the Closing; (B) unreasonably interfere with the ongoing business or operations of the Company or any Company Subsidiary (it being acknowledged that none of the cooperation specified in Sections 6.17(a)(1) through (13) above would so interfere); (C) require the Company or any Company Subsidiary to enter into or approve any agreement or other documentation effective prior to the Closing or agree to any change or modification of any existing agreement or other documentation that would be effective prior to the Closing except the customary authorization letters referenced in Section 6.17(a)(9) above; (D) require the Company, any of the Company Subsidiaries or any of their respective boards of directors (or equivalent bodies) to approve or authorize the Financing; (E) require any action that would conflict with or violate the Organizational Documents of the Company or any Company Subsidiary, the Company Credit Agreement or any Laws, orders or the contracts governing the existing Indebtedness of the Company or any Company Subsidiary or result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or default under, any contract to which the Company or any Company Subsidiary is a party; (F) cause any representation or warranty or covenant in this Agreement to be breached by the Company or any of its Subsidiaries; (G) cause any director, officer, employee or stockholder of the Company or any of its Subsidiaries to incur any personal liability; (H) provide access to or disclose information that would jeopardize any attorney-client privilege of the Company or any of its Subsidiaries; (I) require the Company or any Company Subsidiary to prepare separate financials for any Company Subsidiary, change any fiscal period, or prepare any financial statements or information with respect to a fiscal period that has not yet ended or has ended less than forty days prior to the date of such request (or, in the case of annual financial statements, sixty days prior to such request) or prepare any financial or other information with respect to the Company and the Company Subsidiaries unless it is derivable from the historical books and records of the Company and the Company Subsidiaries or prepared in the ordinary course of the Company’s financial reporting practice, or to provide any Excluded Information; (J) require the Company or any Company Subsidiary to deliver any legal opinions or reliance letters; or (K) require the Company or any Company Subsidiary to make any filings with the SEC in connection with the Financing (other than in any applicable proxy statement), except for any information included in documents with respect to such Financing, after consultation between Parent and the Company, which may be required to be furnished by the Company on Form 8-K to satisfy the Company’s Regulation FD disclosure obligations; and

(1) no action, liability or obligation (including any obligation to pay any commitment or other fees or reimburse any expenses) of the Company, its Subsidiaries, or any of their respective representatives under any certificate, agreement, arrangement, document or instrument relating to the Financing (other than with respect to customary authorization letters referenced in Section 6.17(a)(9) above) shall be effective until the Closing.

(c) Parent shall (i) promptly upon request by the Company, reimburse the Company for all of its reasonable and documented out-of-pocket fees and expenses (including reasonable and documented out-of-pocket fees and expenses of counsel and accountants) incurred by the Company, any of the Company Subsidiaries, any of its or their representatives in connection with any cooperation contemplated by this Section 6.17 and (ii) indemnify and hold harmless the Company, the Company Subsidiaries and its and their representatives against any Claim, loss, damage, injury, liability, judgment, award, penalty, fine, Tax, cost (including cost of investigation), expense (including fees and expenses of counsel and accountants) or settlement payment incurred as a result of, or in connection with, such cooperation or the Financing and any information used in connection therewith, and such representatives shall be third-party beneficiaries of this Section 6.17, except to the extent suffered or incurred as a result of (x) the bad faith or willful misconduct of the Company or any Company Subsidiary (to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction) or (y) the historical information relating to the Company or any of its Affiliates furnished by the Company or its Affiliates or Representatives of the foregoing Persons. All non-public or other confidential information provided by the Company and its Affiliates and representatives pursuant to this Section 6.17 shall be kept confidential in accordance with Section 6.02, except that Parent shall be permitted to disclose such information to the applicable Financing Parties, rating agencies and prospective lenders during syndication of the Financing subject to the Financing Parties, rating agencies and prospective lenders agreeing to customary confidentiality obligations (which may include customary “click through” language) with respect to such information. The Company and its Subsidiaries hereby consent to the use of their logos, names, and marks in connection with the Financing; provided that such names, marks, and logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company, any of the Company Subsidiaries or the reputation or goodwill of the Company or any of the Company Subsidiaries.

ARTICLE VII

Conditions Precedent

SECTION 7.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Shareholder and Stockholder Approvals. The Parent Stockholder Approval and the Company Shareholder Approval shall have been obtained.

(b) Governmental Approvals. Any waiting period applicable to the Transactions under the HSR Act shall have been terminated or shall have expired.

(c) No Legal Restraints. No applicable Law and no Judgment, preliminary, temporary or permanent, issued by any court or tribunal of competent jurisdiction (collectively, the “Legal Restraints”) shall be in effect that prevents, makes illegal or prohibits the consummation of the Transactions.

(d) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or Proceedings seeking a stop order.

(e) Stock Exchange Listing. The shares of Parent Common Stock to be issued in the Merger and upon the settlement of Company RSU Awards and Company PSU Awards as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

SECTION 7.02 Conditions to Obligations of Parent and Merger Sub. The respective obligations of Parent and Merger Sub to consummate the Merger is further subject to the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company contained in this Agreement (except for the representations and warranties contained in Section 4.03 (Capital Structure), Section 4.04 (Authority, Execution and Delivery, Enforceability), Section 4.08(a) (Company Material Adverse Effect) and Section 4.23 (Brokers’ Fees and Expenses)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) at and as of the date of this Agreement and the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (ii) the representations and warranties of the Company contained in Section 4.03 and Section 4.08(a) shall be true and correct (except, with respect to Section 4.03 for any de minimis inaccuracies) at and as of the date of this Agreement and the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (iii) the representations and warranties of the Company contained in Section 4.04 and Section 4.23 shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) in all material respects at and as of the Closing Date as if made at and as of such time. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed, or complied with, in all material respects all agreements, obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(c) Tax Opinion. Parent shall have received the opinion from Vinson & Elkins L.L.P. (or other counsel with a national reputation and experience in comparable corporate and tax law matters, selected by Parent and reasonably acceptable to the Company) in form and substance reasonably satisfactory to Parent, dated as of the Closing Date (and, if requested, dated as of the date on which the Form S-4 is declared effective by the SEC), to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Integrated Mergers, taken together, will qualify as a “reorganization” within the meaning of section 368(a) of the Code. In rendering the opinion described in this Section 7.02(c), Vinson & Elkins L.L.P (or other counsel with a national reputation and experience in comparable corporate and tax law matters, selected by Parent and reasonably acceptable to the Company) shall have received and may rely upon (and may incorporate by reference) the Parent Tax Certificate and the Company Tax Certificate and such other information reasonably requested by and provided to it by Parent or the Company for purpose of rendering such opinion. The opinion condition referred to in this Section 7.02(c) shall not be waivable after receipt of the Parent Stockholder Approval, unless further stockholder approval of the Parent Stockholders is obtained following additional disclosure.

SECTION 7.03 Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger is further subject to the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub contained in this Agreement (except for the representations and warranties contained in Section 3.03 (Capital Structure), Section 3.04 (Authority, Execution and Delivery, Enforceability), Section 3.08(a) (Parent Material Adverse Effect), and Section 3.23 (Broker’s Fees and Expenses)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) at and as of the date of this Agreement and the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, (ii) the representations and warranties of Parent and Merger Sub contained in Section 3.03 and 3.08(a) shall be true and correct (except, with respect to Section 3.03 for any de minimis inaccuracies) at and as of the date of this Agreement and the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (iii) the representations and warranties of Parent contained in Section 3.04 and Section 3.23 shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) in all material respects at and as of the Closing Date as if made at and as of such time. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed, or complied with, in all material respects all agreements, obligations and covenants required to be performed or complied with by each under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

(c) Tax Opinion. The Company shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP (or other counsel with a national reputation and experience in comparable corporate and tax law matters, selected by the Company and reasonably acceptable to Parent), in form and substance reasonably satisfactory to the Company, dated as of the Closing Date (and, if requested, dated as of the date on which the Form S-4 is declared effective by the SEC), to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Integrated Mergers, taken together, will qualify as a “reorganization” within the meaning of section 368(a) of the Code. In rendering the opinion described in this Section 7.03(c), Skadden, Arps, Slate, Meagher & Flom LLP (or other counsel with a national reputation and experience in comparable corporate and tax law matters, selected by the Company and reasonably acceptable to Parent) shall have received and may rely upon (and may incorporate by reference) the Parent Tax Certificate and the Company Tax Certificate and such other information reasonably requested by and provided to it by Parent or the Company for purpose of rendering such opinion. The opinion condition referred to in this Section 7.03(c) shall not be waivable after receipt of the Company Shareholder Approval, unless further stockholder approval of the Company Shareholders is obtained following additional disclosure.

ARTICLE VIII

Termination, Amendment and Waiver

SECTION 8.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the receipt of the Parent Stockholder Approval or the Company Shareholder Approval, as follows:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company:

(i) if the Merger is not consummated on or before April 30, 2019 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party if such failure of the Merger to occur on or before the End Date is the result of a breach of this Agreement by such party or the failure of any representation or warranty of such party contained in this Agreement to be true and correct;

(ii) if the condition set forth in Section 7.01(c) is not satisfied and the Legal Restraint giving rise to such non-satisfaction shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.01(b)(ii) shall not be available to any party if such failure to satisfy the condition set forth in Section 7.01(c) is the result of the failure of such party to have complied with its obligations pursuant to Section 6.03;

(iii) if the Parent Stockholder Approval is not obtained at the Parent Stockholders Meeting duly convened (unless such Parent Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof); or

(iv) if the Company Shareholder Approval is not obtained at the Company Shareholders Meeting duly convened (unless such Company Shareholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof);

(c) by Parent, if the Company breaches or fails to perform any of its obligations under this Agreement, or if any of the representations or warranties of the Company contained herein fails to be true and correct, which breach or failure (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b) and (ii) is not reasonably capable of being cured by the Company by the End Date or is not cured by the Company within 45 days after receiving written notice from Parent (provided that Parent is not then in breach of any covenant or agreement contained in this Agreement and no representation or warranty of Parent contained herein then fails to be true and correct such that the conditions set forth in Section 7.03(a) or 7.03(b) could not then be satisfied);

(d) by the Company, if Parent or Merger Sub breaches or fails to perform any of its obligations under this Agreement, or if any of the representations or warranties of Parent or Merger Sub contained herein fails to be true and correct, which breach or failure (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b) and (ii) is not reasonably capable of being cured by Parent by the End Date or is not cured by Parent within 45 days after receiving written notice from the Company (provided that the Company is not then in breach of any covenant or agreement contained in this Agreement and no representation or warranty of the Company contained herein then fails to be true and correct such that the conditions set forth in Section 7.02(a) or 7.02(b) could not then be satisfied);

(e) by Parent, if a Company Adverse Recommendation Change shall have occurred (whether or not such Company Adverse Recommendation Change is permitted by this Agreement);

(f) by the Company, if a Parent Adverse Recommendation Change shall have occurred (whether or not such Parent Adverse Recommendation Change is permitted by this Agreement);

(g) by Parent, if the Company, any Company Subsidiaries or any of its or their Representatives shall have materially breached the obligations set forth in Section 5.03;

(h) by Parent, prior to obtaining the Parent Stockholder Approval and if Parent has complied in all material respects with its obligations under Section 5.02, in order to enter into a definitive agreement with respect to a Superior Parent Proposal; provided that any such termination by Parent pursuant to this Section 8.01(h) shall be void and of no force or effect unless Parent tenders payment to the Company of the Termination Fee as required in accordance with Section 6.06(c);

(i) by the Company, prior to obtaining the Company Shareholder Approval and if the Company has complied in all material respects with its obligations under Section 5.03, in order to enter into a definitive agreement with respect to a Superior Company Proposal; provided that any such termination by the Company pursuant to this Section 8.01(i) shall be void and of no force or effect unless the Company tenders payment to Parent of the Termination Fee as required in accordance with Section 6.06(b); or

(j) by the Company, if Parent, any Parent Subsidiaries or any of its or their Representatives shall have materially breached the obligations set forth in Section 5.02.

The party desiring to terminate this Agreement pursuant to this Section 8.01 shall give written notice of such termination to the other party or parties in accordance with Section 9.02, specifying the provision of this Agreement pursuant to which such termination is effected.

SECTION 8.02 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the second to last sentence of Section 6.02, Section 6.06, this Section 8.02 and Article IX, which provisions shall survive such termination, and no such termination shall relieve any party from any liability for fraud or Knowing and Intentional Breach of this Agreement.

SECTION 8.03 Amendment. Prior to the Effective Time, this Agreement may be amended by the parties at any time before or after receipt of the Parent Stockholder Approval or the Company Shareholder Approval; provided, however, that (i) after receipt of the Parent Stockholder Approval, there shall be made no amendment that by Law requires further approval by the Parent Stockholders without the further approval of such stockholders and (ii) after receipt of the Company Shareholder Approval, there shall be made no amendment that by Law requires further approval by the Company Shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. To the extent any amendment of Section 6.06(b), Section 6.16, this Section 8.03, Section 8.04, Section 9.07(b), or Section 9.12 (or amendment of any other provision of this Agreement that would modify the substance of any such section in any material respect) is sought that is adverse in any material respect to the rights of the Financing Related Parties, the prior written consent of the adversely affected Financing Related Parties shall be required before such amendment is rendered effective.

SECTION 8.04 Extension; Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties made by the other parties contained in this Agreement or in any document delivered by the other parties pursuant to this Agreement, (iii) waive compliance with any covenants and agreements of the other parties contained in this Agreement or (iv) waive the satisfaction by the other parties of any of the conditions to such party’s obligations contained in this Agreement. No extension or waiver by Parent shall require the approval of the Parent Stockholders unless such approval is required by Law, and no extension or waiver by the Company shall require the approval of the Company Shareholders unless such approval is required by Law. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. To the extent any waiver of Section 6.06(b), Section 6.16, Section 8.03, this Section 8.04, Section 9.07(b), or Section 9.12 (or waiver of any other provision of this Agreement that would modify the substance of any such section in any material respect) is sought that is adverse in any material respect to the rights of the Financing Related Parties, the prior written consent of the adversely affected Financing Related Parties shall be required before such waiver is rendered effective.

SECTION 8.05 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require, in the case of Parent or the Company, action by such party’s Board of Directors or the duly authorized designee of such party’s Board of Directors.

ARTICLE IX

General Provisions

SECTION 9.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

SECTION 9.02 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) if delivered in person; (b) if transmitted by facsimile (but only upon confirmation of transmission by the transmitting equipment); (c) if transmitted by electronic mail (“e-mail”) (but only if confirmation of receipt of such e-mail is requested and received); or (d) if transmitted by national overnight courier, in each case, at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Parent, Merger Sub or LLC Sub, to:

Denbury Resources Inc.

5320 Legacy Dr.

Plano, TX 75024

Phone: 972-673-2000

E-mail: jim.matthews@denbury.com

Attention:	Executive Vice President, Chief Administrative Officer,
General Counsel and Secretary

with a copy (which copy shall not constitute notice) to:

Vinson & Elkins L.L.P.

1001 Fannin Street

Suite 2500

Houston, TX 77002

Phone: (713) 758-2222

Facsimile: (713) 758-2346

E-mail:	JFloyd@velaw.com
SGill@velaw.com
Attention:	Jeffery B. Floyd
Stephen M. Gill

(b)	if to the Company, to:

Penn Virginia Corporation

16285 Park Ten Place, Suite 500

Houston, TX 77084

Phone: 713-722-6500

E-mail:	katie.ryan@pennvirginia.com
Attention:	Vice President, Chief Legal Counsel and Corporate
Secretary

with a copy to (which copy shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue

Suite 1400

Palo Alto, California 94301

Phone: (650) 470.4500

Facsimile: (650) 470.4570

E-mail:	Leif.King@skadden.com
Frank.Bayouth@skadden.com
Attention:	Leif B. King
Frank E. Bayouth

and with a copy to (which copy shall not constitute notice):

Gibson, Dunn & Crutcher LLP

811 Main Street

Suite 3000

Houston, TX 77002

Phone: (346) 718.6600

Facsimile: (346) 718.6620

E-mail:	hholmes@gibsondunn.com
Attention:	Hillary H. Holmes

All such notices shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day.

SECTION 9.03 Definitions. For purposes of this Agreement:

“Acquisition Agreement” means any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, alliance agreement or partnership agreement or similar agreement relating to any merger, amalgamation, share exchange, tender offer, exchange offer, recapitalization, consolidation, sale of assets or otherwise, joint venture, business combination or other similar transaction.

“Action” has the meaning given to it in Section 6.05(a).

An “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” has the meaning given to it in the Preamble.

“Annual Compensation Opportunity” means, for any particular employee in any year, such employee’s base salary and target bonus for such year.

“Articles of Merger” has the meaning given to it in Section 1.03(a).

“Available Cash Election Amount” has the meaning given to it in Section 2.01(b)(ii).

“Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Virginia or such other court as may have jurisdiction over the Chapter 11 Cases.

“Book-Entry Shares” has the meaning given to it in Section 2.01(b).

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York City.

“Cash Election” has the meaning given to it in Section 2.01(b)(ii).

“Cash Election Amount” has the meaning given to it in Section 2.01(b)(ii).

“Cash Election Consideration” has the meaning given to it in Section 2.01(b)(ii).

“Cash Election Share” has the meaning given to it in Section 2.01(b)(ii).

“Cash Election Shortfall Amount” has the meaning given to it in Section 2.01(b)(iv).

“Cash Election Shortfall Number” has the meaning given to it in Section 2.01(b)(iv).

“Cash Fraction” has the meaning given to it in Section 2.01(b)(ii).

“Cash Proration Amount” has the meaning given to it in Section 2.01(b)(iii).

“Certificate” has the meaning given to it in Section 2.01(b)(iv).

“Chapter 11 Cases” means the Chapter 11 bankruptcy cases of the Company, its wholly owned Subsidiaries, and certain of its other affiliates, jointly administered by the Bankruptcy Court as Case No. 16-32395.

“Chapter 11 Plan” means the Chapter 11 Plan of Reorganization of Penn Virginia Corporation and its Subsidiary debtors, as confirmed by the Bankruptcy Court on August 11, 2016.

“Claim” has the meaning given to it in Section 6.05(a).

“Closing” has the meaning given to it in Section 1.02.

“Closing Date” has the meaning given to it in Section 1.02.

“Code” has the meaning given to it in the Recitals.

“Collective Bargaining Agreements” has the meaning given to it in Section 3.11(a).

“Commitment Letter” has the meaning given to it in Section 3.28.

“Company” has the meaning given to it in the Preamble.

“Company Acceptable Confidentiality Agreement” has the meaning given to it in Section 5.03(b).

“Company Adverse Recommendation Change” has the meaning given to it in Section 5.03(d).

“Company Benefit Plan” means (a) each “employee benefit plan” (within the meaning of section 3(3) of ERISA), and (b) each other employment agreement, bonus, incentive, deferred compensation, stock option, stock purchase or other equity or equity-based compensation, profit sharing, savings, pension, retirement, supplemental retirement, disability, insurance, vacation, post-retirement or employment health or medical, severance, change in control, retention or termination and other similar fringe, welfare or other employee benefit plan, program, policy or arrangement (whether or not in writing), in each case, (i) which is maintained or contributed to for the benefit of or relating to any Company Personnel or (ii) with respect to which the Company or any Subsidiary has or may have any liability.

“Company Board” has the meaning given to it in the Recitals.

“Company Bylaws” has the meaning given to it in Section 4.01.

“Company Capital Stock” has the meaning given to it in Section 4.03(a).

“Company Charter” has the meaning given to it in Section 4.01.

“Company Common Share” has the meaning given to it in Section 2.01(a).

“Company Credit Agreements” means, collectively, the (a) Credit Agreement, dated as of September 12, 2016, by and among Penn Virginia Holding Corp., the Company, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and issuing lender, as amended, restated, amended and restated, modified, supplemented, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time (in each case, without limitation to amount), and (b) Credit Agreement, dated as of September 29, 2017, by and among Penn Virginia Holding Corp., as borrower, the Company, the lenders party thereto and Jefferies Finance LLC, as administrative agent, collateral agent and sole lead arranger, in each case as amended.

“Company Credit Facilities” means, collectively, the Company Credit Agreements, all guaranties and security documents related thereto and all hedges and letters of credit allowed to be secured by the collateral securing the Company Credit Agreements.

“Company Directors” has the meaning given to it in Section 6.10.

“Company Disclosure Letter” has the meaning given to it in Article IV.

“Company Employee” has the meaning given to it in Section 6.14(a).

“Company Financial Advisor” has the meaning given to it in Section 4.23.

“Company Independent Petroleum Engineers” has the meaning given to it in Section 4.15(a).

“Company Intervening Event” means a material event, fact, circumstance, development or occurrence that is not known (or if known, the magnitude of consequences of which were not known) to or by the Company Board as of the date of this Agreement, which event, fact, circumstance, development or occurrence becomes known to or by the Company Board prior to obtaining the Company Shareholder Approval; provided, however, that in no event shall (a) the receipt, existence or terms of an actual or possible Company Takeover Proposal, (b) the fact that the Company or any Company Subsidiary exceeds internal or published projections or guidance or (c) the trading price of the Company Common Shares or the Parent Common Stock constitute a Company Intervening Event (it being understood that the facts or occurrences giving rise to or contributing to such results referred to in clause (b) or the trading prices referred to in clause (c) may be taken into account in determining whether a Company Intervening Event has occurred).

“Company Leases” has the meaning given to it in Section 4.19(d).

“Company Material Adverse Effect” means a Material Adverse Effect with respect to the Company.

“Company Material Contract” has the meaning given to it in Section 4.17(a).

“Company Notice of Intervening Event “ has the meaning given to it in Section 5.03(f).

“Company Notice of Superior Proposal” has the meaning given to it in Section 5.03(e).

“Company Permits” has the meaning given to it in Section 4.21.

“Company Personnel” means any current or former director, officer, consultant, independent contractor or employee of the Company or any Company Subsidiary.

“Company Preferred Stock” has the meaning given to it in Section 4.03(a).

“Company Property” has the meaning given to it in Section 4.19(a).

“Company PSU Award” means each restricted stock unit that is (i) subject in whole or in part to performance-based vesting and (ii) payable in Company Common Shares or the value of which is determined with reference to the value of Company Common Shares.

“Company Recommendation” has the meaning given to it in the Recitals.

“Company Related Party Transaction” has the meaning given to it in Section 4.26.

“Company Reporting Documents” has the meaning given to it in Section 4.06(a).

“Company Reserve Report” has the meaning given to it in Section 4.15(a).

“Company RSU Award” means each restricted stock unit that is (i) subject solely to service-based vesting and (ii) payable in Company Common Shares or the value of which is determined with reference to the value of Company Common Shares.

“Company Shareholder Approval” has the meaning given to it in Section 4.04(c).

“Company Shareholders” has the meaning given to it in the Recitals.

“Company Shareholders Meeting” has the meaning given to it in Section 4.04(b).

“Company Stock Plan” means the Company 2016 Management Incentive Plan as in effect on the date hereof.

“Company Subsidiaries” has the meaning given to it in Section 4.01.

“Company Takeover Proposal” means any proposal or offer (whether or not in writing) made by any Person or Persons other than Parent or its Subsidiaries, with respect to any (i) merger, amalgamation, consolidation, share exchange, other business combination, recapitalization or similar transaction involving the Company, (ii) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, amalgamation, consolidation, share exchange, other business combination, recapitalization, partnership, joint venture, sale of capital stock of, or other equity interests in, a Company Subsidiary or otherwise)

of any business or assets of the Company or the Company Subsidiaries representing 15% or more of the consolidated revenues, consolidated net income or consolidated assets (by book or fair market value) of the Company or securities convertible into or exchangeable for or representing 15% or more of the total outstanding voting power of the Company, (iii) transaction in which any Person (or the stockholders of any Person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the total outstanding voting power of the Company or (iv) combination of the foregoing (in each case, other than the Merger).

“Company Tax Certificate” has the meaning given to it in Section 6.07.

“Company Voting Debt” has the meaning given to it in Section 4.03(b).

“Compliant” means, with respect to the Required Information, that such Required Information (i) does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Information, in the light of the circumstances in which it is used, not misleading and (ii) complies in all material respects with all requirements of Regulation S-K and Regulation S-X under the Securities Act applicable to a registered public offering of equity or non-convertible debt securities on a registration statement on Form S-3 by Parent to finance an acquisition of the Company (other than requirements that would require any Excluded Information to be provided) that are applicable to such Required Information.

“Confidentiality Agreement” has the meaning given to it in Section 6.02.

“Consent” has the meaning given to it in Section 3.05(b).

“Contracts” means any contracts, agreements, licenses, sublicenses, subcontracts, commitments, sale or purchase orders, indentures, notes, bonds, loans, mortgages, deeds of trust, instruments, operating agreements, unitization, pooling, and communitization agreements, joint development agreements, exploration agreements, participation agreements, declarations and orders, area of mutual interest agreements, joint venture agreements, farmin and farmout agreements, exchange agreements, purchase and sale agreements, and similar agreements to those referenced above and all other arrangements or undertakings of any nature, whether written or oral, including any exhibits, annexes, appendices or attachments thereto, and any amendments, modifications, supplements, extensions or renewals thereof; provided, however, the defined term “Contracts” shall not include the Oil and Gas Leases or Rights-of-Way.

“COPAS” means the accounting standards promulgated by the Council of Petroleum Accountants Society.

“Debt Letters” has the meaning given to it in Section 3.28.

“Defensible Title” means that title of the Company and the Company Subsidiaries in and to the Oil and Gas Properties set forth on the Company Reserve Report that, as of the Closing Date, and subject to Permitted Liens:

(a) entitles the Company or one or more of its Subsidiaries, in aggregate, to receive a net revenue interest in any Well or Future Location in the Company Reserve Report not less than the net revenue interest percentage shown for such Oil and Gas Property in the Company Reserve Report, except, in each case, (i) any decreases in connection with those operations in which the Company or a Company Subsidiary may elect after the date hereof to be a non-consenting co-owner, and (ii) any decreases resulting from the establishment or amendment, after the date hereof, of pools or units, and (iii) decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries;

(b) as to any Well or Future Location, obligates the Company and the Company Subsidiaries, in the aggregate, to bear a working interest no greater than the working interest shown for such Well in the Company Reserve Report, except (i) increases that are accompanied by at least a proportionate increase in the Company’s and the Company Subsidiaries’ aggregate net revenue interest therein, and (ii) for increases resulting from contribution requirements with respect to defaulting or non-consenting co-owners under applicable operating agreements or Laws that are accompanied by at least a proportionate increase in the Company’s and the Company Subsidiaries’ aggregate net revenue interest therein; and

(c) is free and clear of Liens, conditions, encroachments, easements, rights of way, restrictions, burdens and/or irregularities.

“Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities (including natural gas, natural gas liquids, crude oil and condensate), bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any put, call, or other option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

“DGCL” has the meaning given to it in Section 3.03(b).

“Disclosable Parent Takeover Proposals” has the meaning given to it in Section 5.02(c).

“Divestiture Action” has the meaning given to it in Section 6.03(c).

“DTC” has the meaning given to it in Section 2.03(c).

“Effective Time” has the meaning given to it in Section 1.03(a).

“Election Deadline” has the meaning given to it in Section 2.02(b).

“Election Form” has the meaning given to it in Section 2.02(a).

“Election Period” has the meaning given to it in Section 2.02(b).

“e-mail” has the meaning given to it in Section 9.02.

“End Date” has the meaning given to it in Section 8.01(b)(i).

“Environmental Claims” means any and all administrative, regulatory or judicial suits, actions, other proceedings, demands, investigations, Judgments, directives, Liens or written notices of noncompliance or violation by or from any Person alleging liability of any kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resource damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (A) the presence or Release of, or exposure to, any Hazardous Material at any location or (B) the failure to comply with any Environmental Law.

“Environmental Law” means any Law, Judgment, legally binding agreement or Permit issued, promulgated or entered into by or with any Governmental Entity relating to pollution, the environment (including ambient air, surface water, ground water, land surface or subsurface strata), natural resources (including the protection of endangered or threatened species) or occupational health and workplace safety, including any and all Laws and Permits relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials or otherwise relating to the treatment, storage, disposal, transport or handling of Hazardous Materials.

“Environmental Permits” has the meaning given to it in Section 3.16.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person under common control with the Company or Parent, as applicable, within the meaning of Section 414(b), (c), or (m) of the Code or Section 4001 of ERISA.

“Exchange Act” has the meaning given to it in Section 3.05(b).

“Exchange Agent” has the meaning given to it in Section 2.03(a).

“Exchange Fund” has the meaning given to it in Section 2.03(a).

“Exchange Ratio” has the meaning given to it in Section 2.01(b)(iii).

“Excluded Information” means (A) consolidated financial statements (to the extent not so provided in SEC filings), “segment reporting” (to the extent not so provided in SEC filings), separate Subsidiary financial statements and financial statements and data that would be required by Rule 3-05 (unless previously filed by the Company with the SEC), 3-10 or 3-16 of Regulation S-X under the Securities Act, (B) information regarding officers or directors prior to consummation of the Merger (except biographical information if any of such persons will remain officers or directors after consummation of the Merger), executive compensation and related party disclosure or any Compensation Discussion and Analysis or information required by Item 302 (to the extent not so provided in SEC filings) or 402 of Regulation S-K under the Securities Act and any other information that would be required by Part III of Form 10-K (except to the extent previously filed with the SEC), (C) any description of all or any component of the Financing, including any such description to be included in liquidity and capital resources disclosure or any “description of notes” or “description of other indebtedness”, or other information customarily provided by the Financing Parties or their counsel, (D) risk factors relating to all or any component of the Financing, (E) information regarding affiliate transactions that may exist following consummation of the Merger (unless the Company or any Company Subsidiary was party to any such transactions prior to consummation of the Merger), (F) information regarding any post-Closing pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments (excluding information that is historical financial information of the Company and is derivable by the Company from the books and records of the Company or any Company Subsidiary), (G) information necessary for the preparation of any projected or forward-looking financial statements or information that is not derivable by the Company from the books and records of the Company or any Company Subsidiary or (H) in the case of a Rule 144A financing, other information customarily excluded from a Rule 144A offering memorandum.

“Fee Letter” has the meaning given to it in Section 3.28.

“Filed Company Reporting Documents” has the meaning given to it in Article IV.

“Filed Parent Reporting Documents” has the meaning given to it in Article III.

“Financing” has the meaning given to it in Section 3.28.

“Financing Parties” means the Persons who have provided or do provide the Financing, including any Persons (other than Parent or any Parent Subsidiary or any Affiliate thereof) named in any debt commitment letters, joinder agreements, indentures or credit agreements or similar agreements entered into in connection therewith or relating thereto.

“Financing Related Parties” means the Financing Sources, each Financing Source’s respective Affiliates, and the Financing Sources’ and their respective Affiliates’ officers, directors, employees and representatives, controlling persons, agents, advisors, counsels and consultants and their respective successors and assigns, excluding in each case, the Company (in each case other than Parent or its Affiliates).

“Form S-4” has the meaning given to it in Section 3.05(b).

“Future Location” means any future well location listed or identified in the Company Reserve Report, including any proved undeveloped, probable undeveloped, continent or otherwise.

“GAAP” has the meaning given to it in Section 3.06(b).

“Governmental Entity” has the meaning given to it in Section 3.05(b).

“Hazardous Materials” means any petroleum hydrocarbons, petroleum products, petroleum substances, hydraulic fracturing chemicals, natural gas, crude oil, or any components, fractions or derivatives thereof, radioactive materials or wastes, asbestos in any form, polychlorinated biphenyls, urea formaldehyde, radon, hazardous or toxic substances and any other pollutant, contaminant, chemical, material, substance or waste that is prohibited, limited or regulated under any Environmental Law.

“HSR Act” has the meaning given to it in Section 3.05(b).

“Hydrocarbons” means crude oil, natural gas, condensate, drip gas and natural gas liquids, coalbed gas, ethane, propane, iso-butane, nor-butane, gasoline, scrubber liquids and other liquid or gaseous hydrocarbons or other substances (including minerals or gases), or any combination thereof, produced or associated therewith.

“Imbalances” means any over-production, under-production, over-delivery, under-delivery or similar imbalance of Hydrocarbons produced from or allocated to the Oil and Gas Properties, regardless of whether such over-production, under-production, over-delivery, under-delivery or similar imbalance arises at the wellhead, pipeline, gathering system, transportation system, processing plant or other location, including any imbalances under gas balancing or similar agreements, imbalances under processing agreements and imbalances under gathering or transportation agreements.

“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all capitalized lease obligations of such Person or obligations of such Person to pay the deferred and unpaid purchase price of property or equipment, (iv) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person, (v) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of any other Person or to purchase the obligations or property of any other Person, (vi) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination) or (vii) letters of credit, bank guarantees and other similar contractual obligations entered into by or on behalf of such Person; provided, however, that trade payables shall not constitute Indebtedness for the purposes of this Agreement.

“Indemnification Expenses” has the meaning given to it in Section 6.05(a).

“Indemnified Parties” has the meaning given to it in Section 6.05(a).

“Integrated Mergers” has the meaning given to it in the Recitals.

“Intellectual Property” means any and all proprietary, industrial and intellectual property rights, under the law of any jurisdiction or rights under international treaties, both statutory and common law rights, including: (i) patents and applications for same, and extensions, divisions, continuations, continuations-in-part, reexaminations, and reissues thereof; (ii) trademarks, service marks, trade names, slogans, domain names, logos, trade dress and other identifiers of source, and registrations and applications for registrations thereof (including all goodwill associated with the foregoing); (iii) copyrights, moral rights, database rights, other rights in works of authorship and registrations and applications for registration of the foregoing; and (iv) trade secrets, know-how, and rights in confidential information, including designs, formulations, concepts, compilations of information, methods, techniques, procedures, and processes, whether or not patentable.

“Investment Company Act” has the meaning given to it in Section 3.25(a).

“IRS” means the U.S. Internal Revenue Service.

“Joint Proxy Statement” has the meaning given to it in Section 6.01(a).

“Judgment” has the meaning given to it in Section 3.05(a).

“Knowing and Intentional Breach” means a material breach that is a consequence of an act undertaken by the breaching party with the Knowledge that the undertaking of such act would, or would be reasonably expected to, cause a material breach of this Agreement

“Knowledge” means, (a) with respect to the Company, the actual knowledge of the following officers of the Company: John Brooks, Steven Hartman, Benjamin Mathis, Katie Ryan and Jill Zivley, and (b) with respect to Parent, the actual knowledge of Christian Kendall, Mark Allen, James Matthews, David Sheppard and Jenny Cochran, in each of (a) and (b) after making due inquiry of the other executives and managers of such Person having primary responsibility for such matter.

“Law” has the meaning given to it in Section 3.05(a).

“Legal Restraints” has the meaning given to it in Section 7.01(c).

“Lender” has the meaning given to it in Section 3.28.

“Letter of Transmittal” has the meaning given to it in Section 2.03(b).

“Liens” has the meaning given to it in Section 3.02(a).

“LLC Sub” has the meaning given to it in the Recitals.

“LLC Sub Articles of Merger” has the meaning given to it in Section 1.03(b).

“LLC Sub Merger” has the meaning given to it in the Recitals.

“Mailing Date” has the meaning given to it in Section 2.02(a).

“Marketing Period” means a 15 consecutive Business Day period (starting with the first day of such period and through and ending with the last day of such period) that shall begin on the later of (a) the date the Joint Proxy Statement is first mailed to each of the Company Shareholders and the Parent Stockholders and (b) the date that the Company has delivered the Required Information to Parent; provided that (x) November 22, 2018, November 23, 2018,

January 21, 2019 and February 18, 2019 shall not be counted as Business Days for such 15 consecutive Business Day period (it being understood that such exclusions shall not restart such 15 consecutive Business Day period) and (y) such consecutive 15 Business Day period shall either be completed on or prior to December 21, 2018 or commence no earlier than January 2, 2019; provided, further that, if the Company shall in good faith believe that it has provided the Required Information to Parent, the Company may deliver to Parent a written notice to that effect (stating the date on which it believes it completed such delivery), in which case the Company shall be deemed to have delivered the Required Information on the date specified in such notice, unless Parent in good faith believes that the Company has not completed the delivery of Required Information and, within two Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with specificity the Required Information that has not been delivered), in which case the Required Information shall be deemed to be delivered immediately upon delivery by the Company of the Required Information reasonably addressing the points contained in the notice. The Marketing Period shall end on any earlier date prior to the expiration of the 15 consecutive Business Day period described above if the full amount of the Financing is consummated on such earlier date. The Marketing Period shall not commence or be deemed to have commenced if, after the date hereof and prior to the completion of such 15 consecutive Business Day period, notwithstanding anything in this definition to the contrary:

(i) the Company determines to restate any financial statements included in the Required Information or any such restatement is under consideration(in each case, excluding any such restatement or other changes in financial statements, including as a result of changes in accounting standards, disclosed prior to the date of this Agreement), in which case, the Marketing Period shall not commence unless and until such restatement has been completed and delivered to Parent or, for a restatement under consideration, if the Company has determined that such a restatement is not required;

(ii) the Company’s applicable independent auditor shall have withdrawn any audit opinion with respect to any financial statements included in the Required Information, in which case the Marketing Period shall not be deemed to commence unless and until a new audit opinion is issued with respect to such financial statements for the applicable periods by the Company’s applicable independent auditor or another independent public accounting firm reasonably acceptable to Parent and such audit opinion has been issued to the Company; or

(iii) any such Required Information shall not be Compliant, in which case the Marketing Period shall not be deemed to commence unless and until such Required Information is updated or supplemented in order to be Compliant.

“Material Adverse Effect” with respect to any Person means any fact, circumstance, effect, change, event or development that (a) would reasonably be expected to prevent, materially delay or materially impair the ability of such Person or its Subsidiaries to consummate the Transactions or (b) materially adversely affects the business, properties, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole, excluding with respect to clause (b) only any fact, circumstance, effect, change, event or development to the extent that it results from or arises out of (i) changes in condition or developments generally applicable to the oil and gas industry in the United States or any area or areas where the assets are located, including any increase in operating costs or capital expenses or any reduction in drilling activity or production, changes in Law or regulation affecting such industries, (ii) general economic or political conditions or securities, credit, financial or other capital markets conditions (including changes generally in supply, demand, price levels, interest rates, changes in the price of any commodity (including Hydrocarbons) or general market prices, changes in the cost of fuel, sand or proppants and changes in exchange rates), in each case in the United States or any foreign jurisdiction, (iii) any failure, in and of itself, by such Person to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings, production or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect), (iv) the execution and delivery of this Agreement or the public announcement of the Merger or any of the other Transactions (other than with respect to any representation or warranty that is intended to address the consequences of the execution or delivery of this Agreement or the announcement of the Transaction), (v) any change, in and of itself, in the market price or trading volume of such Person’s securities (it being understood that the facts or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect), (vi) any change in applicable Law, COPAS or GAAP (or authoritative interpretation thereof), (vii) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (viii) natural declines in well performance or reclassification or recalculation of reserves in the ordinary course of business, (ix) seasonal reductions in revenues and/or earnings of such Person or any of its Subsidiaries in the ordinary course of their respective businesses, (x) any Proceeding brought or threatened by the Company Shareholders or the Parent Stockholders (whether on behalf of the Company, Parent or otherwise) asserting allegations of breach of fiduciary duty relating to (A) this Agreement or violations of securities Laws in connection with the Company Reporting Documents or the Parent Reporting Documents or (B) otherwise arising out of or relating to this Agreement and the Transactions or (xi) any actions taken or omitted to be taken by a party to this Agreement at the written direction of the other party, provided any such directed action or omission is not contemplated or required by the express terms of this Agreement (for the avoidance of doubt any action by, or omission of, a party for which such party sought or requested, and the other party provided, consent shall not be deemed to be “at the written direction of” such party), except in the case of clauses (i), (ii), (vi) and (vii), to the extent such effect has a materially disproportionate effect on such Person and its Subsidiaries, taken as a whole, relative to other similarly situated Persons in the industries in which such Person and any of its Subsidiaries operate.

“Maximum Amount” has the meaning given to it in Section 6.05(c).

“Merger” has the meaning given to it in the Recitals.

“Merger Consideration” has the meaning given to it in Section 2.01(b).

“Merger Sub” has the meaning given to it in the Preamble.

“Merger Sub Bylaws” has the meaning given to it in Section 3.01.

“Merger Sub Charter” has the meaning given to it in Section 3.01.

“Mixed Consideration” has the meaning given to it in Section 2.01(b)(i).

“Mixed Consideration Election Share” has the meaning given to it in Section 2.01(b)(i).

“Mixed Election” has the meaning given to it in Section 2.01(b)(i).

“Mixed Election Cash Consideration” has the meaning given to it in Section 2.01(b)(i).

“Mixed Election Stock Exchange Ratio” has the meaning given to it in Section 2.01(b)(i).

“No Election Share” has the meaning given to it in Section 2.02(b).

“NYSE” has the meaning given to it in Section 2.03(h).

“Oil and Gas Leases” means all Hydrocarbon and mineral leases and subleases, royalties, overriding royalties, net profits interests, mineral fee interests, carried interests, and other rights to Hydrocarbons in place, and mineral servitudes, and all leases, subleases, licenses or other occupancy or similar agreements under which a Person acquires or obtains operating rights in and to Hydrocarbons or any other real property which is material to the operation of such Person’s business.

“Oil and Gas Properties” means all interests in and rights with respect to (a) material oil, gas, mineral, and similar properties of any kind and nature, including working, leasehold and mineral interests and operating rights and royalties, overriding royalties, production payments, net profit interests and other non-working interests and non-operating interests (including all Oil and Gas Leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations and concessions and (b) all Wells located on or producing from such leases and properties.

“Organizational Documents” means (a) with respect to a corporation, the charter, articles or certificate of incorporation, as applicable, and bylaws thereof, (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (c) with respect to a partnership, the certificate of formation and the partnership agreement, and (d) with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.

“Parent” has the meaning given to it in the Preamble.

“Parent Acceptable Confidentiality Agreement” has the meaning given to it in Section 5.02(b).

“Parent Adverse Recommendation Change” has the meaning given to it in Section 5.02(d).

“Parent Benefit Plan” means each (a) each “employee benefit plan” (within the meaning of section 3(3) of ERISA), and (b) each other employment agreement, bonus, incentive, deferred compensation, stock option, stock purchase or other equity or equity-based compensation, profit sharing, savings, pension, retirement, supplemental retirement, disability, insurance, vacation, post-retirement or employment health or medical, severance, change in control, retention or termination and other similar fringe, welfare or other employee benefit plan, program, policy or arrangement (whether or not in writing), in each case, (i) which is maintained or contributed to for the benefit of or relating to any Parent Personnel or (ii) with respect to which Parent or any Subsidiary has or may have any liability.

“Parent Board” has the meaning given to it in the Recitals.

“Parent Bylaws” has the meaning given to it in Section 3.01.

“Parent Capital Stock” has the meaning given to it in Section 3.03(a).

“Parent Charter” has the meaning given to it in Section 3.01.

“Parent Charter Amendment” has the meaning given to it in the Recitals.

“Parent Common Stock” has the meaning given to it in the Recitals.

“Parent Credit Agreement” means the Amended and Restated Credit Agreement, dated as of December 9, 2014, by and among Parent, as borrower, JPMorgan Chase Bank, N.A. as administrative agent, and the lenders party thereto, as amended through the date hereof.

“Parent Disclosure Letter” has the meaning given to it in Article III.

“Parent Financial Advisor” has the meaning given to it in Section 3.23.

“Parent Indentures” means, collectively, the (a) Indenture for 6 3⁄8% Senior Subordinated Notes due 2021, dated as of February 17, 2011, by and among Parent, certain of its Subsidiaries, and Wells Fargo Bank, National Association, as Trustee, (b) Indenture for 4 5⁄8% Senior Subordinated Notes due 2023, dated as of February 5, 2013, by and among Parent, certain of its Subsidiaries, and Wells Fargo Bank, National Association, as Trustee, (c) Indenture for 5 1⁄2% Senior Subordinated Notes due 2022, dated as of April 30, 2014, by and among Parent, certain of its Subsidiaries, and Wells Fargo Bank, National Association, as Trustee, (d) Indenture for 9% Senior Secured Second Lien Notes due 2021, dated as of May 10, 2016, by and among Parent, certain of its Subsidiaries, and Wilmington Trust, National Association, as Trustee and Collateral Trustee, (e) Indenture for 9 1⁄4% Senior Secured Second Lien Notes due 2022, dated as of December 6, 2017, by and among Parent, certain of its Subsidiaries, and Wilmington Trust, National Association, as Trustee and Collateral Trustee, and (f) Indenture for 7 1⁄2% Senior Secured Second Lien Notes due 2024, dated as of August 21, 2018, among Parent, certain of its Subsidiaries, and Wilmington Trust, National Association, as Trustee and Collateral Trustee, in each case as such indenture may be supplemented.

“Parent Independent Petroleum Engineers” has the meaning given to it in Section 3.15(a).

“Parent Intervening Event” means a material event, fact, circumstance, development or occurrence that is not known (or if known, the magnitude of consequences of which were not known) to or by the Parent Board as of the date of this Agreement, which event, fact, circumstance, development or occurrence becomes known to or by the Parent Board prior to obtaining the Parent Stockholder Approval; provided, however, that in no event shall (a) the receipt, existence or terms of an actual or possible Parent Takeover Proposal, (b) the fact that Parent or any Parent Subsidiary exceeds internal or published projections or guidance or (c) the trading price of the Company Common Shares or the Parent Common Stock constitute a Parent Intervening Event (it being understood that the facts or occurrences giving rise to or contributing to such results referred to in clause (b) or the trading prices referred to in clause (c) may be taken into account in determining whether a Parent Intervening Event has occurred).

“Parent Leases” has the meaning given to it in Section 3.19(b).

“Parent Material Adverse Effect” means a Material Adverse Effect with respect to Parent.

“Parent Material Contract” has the meaning given to it in Section 3.17(a).

“Parent Notice of Intervening Event” has the meaning given to it in Section 5.02(f).

“Parent Notice of Superior Proposal” has the meaning given to it in Section 5.02(e).

“Parent Performance RSU Award” means each restricted stock unit that is (i) subject to vesting based on the attainment of certain performance criteria and (ii) payable in shares of Parent Common Stock or the value of which is determined with reference to the value of shares of Parent Common Stock.

“Parent Permits” has the meaning given to it in Section 3.21.

“Parent Personnel” means any current or former director, officer, consultant or employee of Parent or any Parent Subsidiary.

“Parent Preferred Stock” has the meaning given to it in Section 3.03(a).

“Parent Property” has the meaning given to it in Section 3.19(a).

“Parent Recommendation” has the meaning given to it in the Recitals.

“Parent Related Party Transaction” has the meaning given to it in Section 3.26.

“Parent Reporting Documents” has the meaning given to it in Section 3.06(a).

“Parent Reserve Report” has the meaning given to it in Section 3.15(a).

“Parent Restricted Stock” means a share of Parent Common Stock granted under the Parent Stock Plan that is subject to certain restrictions and a risk of forfeiture.

“Parent Restricted Stock Unit” means a right, granted under the Parent Stock Plan, to receive shares of Parent Common Stock, cash or a combination thereof at the end of a specified period.

“Parent SAR” means a right, granted under the Parent Stock Plan, to receive shares of Parent Common Stock as specified in the Parent Stock Plan.

“Parent Stock Plan” means the Parent 2004 Omnibus Stock and Incentive Plan, as amended and restated effective as of May 24, 2017.

“Parent Stockholder Approval” has the meaning given to it in Section 3.04(d).

“Parent Stockholders” has the meaning given to it in the Recitals.

“Parent Stockholders Meeting” has the meaning given to it in Section 3.04(b).

“Parent Subsidiaries” has the meaning given to it in Section 3.01.

“Parent Takeover Proposal” means any proposal or offer (whether or not in writing) made by any Person or Persons other than the Company or the Company Subsidiaries with respect to any (i) merger, amalgamation, consolidation, share exchange, other business combination, recapitalization or similar transaction involving Parent in which the Parent Stockholders will own less than 60% of the voting power of the surviving company upon consummation, (ii) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, amalgamation, consolidation, share exchange, other business combination, recapitalization, partnership, joint venture, sale of capital stock of, or other equity interests in, a Parent Subsidiary or otherwise) of any business or assets of Parent or the Parent Subsidiaries representing 40% or more of the consolidated revenues, consolidated net income or consolidated assets (by book or fair market value) of Parent or securities convertible into or exchangeable for or representing 40% or more of the total Parent Common Stock, (iii) transaction in which any Person (or the stockholders of any Person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 40% or more of the total outstanding voting power of Parent or (iv) combination of the foregoing (in each case, other than the Merger).

“Parent Tax Certificate” has the meaning given to it in Section 6.07.

“Parent Voting Debt” has the meaning given to it in Section 3.03(b).

“Permits” has the meaning given to it in Section 3.21.

“Permitted Liens” means:

(a) to the extent not applicable to the Transactions or otherwise waived prior to the Effective Time, preferential purchase rights, rights of first refusal, purchase options and similar rights granted pursuant to any Contracts or Oil and Gas Leases, including joint operating agreements, joint ownership agreements, stockholders agreements, organic documents and other similar agreements and documents;

(b) contractual or statutory mechanic’s, materialmen’s, warehouseman’s, journeyman’s and carrier’s liens and other similar Liens arising in the ordinary course of business for amounts not yet delinquent and Liens for Taxes or assessments or other governmental charges that are not yet delinquent or, in all instances, if delinquent, that are being contested in good faith in the ordinary course of business and for which adequate reserves have been established in accordance with GAAP by the applicable party;

(c) Production Burdens payable to third parties that are deducted in the calculation of discounted present value in the Company Reserve Report or the Parent Reserve Report, as applicable, and any Production Burdens payable to third parties affecting any Oil and Gas Property that was acquired subsequent to the date of the Company Reserve Report or the date of the Parent Reserve Report, as applicable, so long as such Production Burdens do not reduce the net revenue interest of the applicable party, in the aggregate, in the applicable Oil and Gas Properties below that set forth in the Company Reserve Report or the Parent Reserve Report, as applicable;

(d) Liens arising in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements, Oil and Gas Leases, farm-out agreements, division orders, contracts for the sale, purchase, transportation, processing or exchange of oil, gas or other Hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements, development agreements, joint ownership arrangements and other agreements that are customary in the oil and gas business, provided, however, that, in each case, such Lien (i) secures obligations that are not Indebtedness or a deferred purchase price and are not delinquent and (ii) would not be reasonably expected to have a Material Adverse Effect, on the value, use or operation of the property encumbered thereby;

(e) such Liens as the Company (in the case of Liens with respect to properties or assets of Parent or its Subsidiaries) or Parent (in the case of Liens with respect to properties or assets of the Company or its Subsidiaries), as applicable, may have expressly waived in writing;

(f) all easements, zoning restrictions, Rights-of-Way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and Rights-of-Way, on, over or in respect of any of the properties of the Company or Parent, as applicable, or any of their respective Subsidiaries, that are customarily granted in the oil and gas industry and do not materially interfere with the operation, value or use of the property or asset affected;

(g) any Lien discharged at or prior to the Effective Time (including Liens securing any Indebtedness that will be paid off in connection with Closing);

(h) Liens imposed or promulgated by applicable Law or any Governmental Entity with respect to real property, including zoning, building or similar restrictions;

(i) Liens, exceptions, defects or irregularities in title, easements, imperfections of title, claims, charges, security interests, Rights-of-Way, covenants, restrictions and other similar matters that would be accepted by a reasonably prudent purchaser of oil and gas interests, that would not reduce the net revenue interest share of the Company or Parent, as applicable, or such party’s Subsidiaries, in any Oil and Gas Lease below the net revenue interest share shown in the Company Reserve Report or Parent Reserve Reports, as applicable, with respect to such lease, or increase the working interest of the Company or Parent, as applicable, or of such party’s Subsidiaries, in any Oil and Gas Lease above the working interest shown on the Company Reserve Report or Parent Reserve Reports, as applicable, with respect to such lease;

(j) Liens arising in the ordinary course of business consistent with past practice under the Parent Credit Agreement, with respect to Parent, and the Company Credit Agreements, with respect to the Company;

(k) Liens relating to intercompany borrowings among the Company and its wholly owned Subsidiaries;

(l) all secured obligations related to the Company Credit Facilities, including all hedges and letters of credit allowed to be secured by the collateral securing the Company Credit Agreements;

(m) all secured obligations related to the Parent Credit Agreement or Parent Indentures, including all hedges and letters of credit allowed to be secured by the collateral securing any indebtedness under the Parent Credit Agreement or Parent Indentures; and

(n) Liens arising under or pursuant to the organizational documents of the Company or any of its Subsidiaries.

“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

“Proceeding” means any action, charge, arbitration, audit, hearing, investigation, inquiry, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity.

“Production Burdens” means any royalties (including lessor’s royalties), overriding royalties, production payments, net profit interests or other burdens upon, measured by or payable out of oil, gas or mineral production.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, depositing, dumping or disposing into the indoor or outdoor or within any building, structure, facility or fixture.

“Representatives” means, with respect to any Person, the officers, directors, employees, accountants, consultants, agents, legal counsel, financial advisors and other representatives of such Person.

“Required Information” means (a) unaudited condensed consolidated balance sheets for the Company as of the end of, and related statements of operations, comprehensive income (loss) and cash flows for the Company for, the fiscal quarter ended September 30, 2018 and each subsequent fiscal quarter (other than the fourth fiscal quarter in any fiscal year) ended after December 31, 2018 and at least forty days prior to the end of the Marketing Period and, in the case of the statements of operations, comprehensive income (loss) and cash flows, for the corresponding fiscal quarter of the prior fiscal year (with respect to which independent auditors have performed a SAS 100 review), and (b) in the event that the Marketing Period will end on a date that is more than sixty days following December 31, 2018, audited condensed consolidated balance sheets for the Company as of December 31, 2018 and 2017, and related statements of operations, comprehensive income (loss), shareholders’ equity and cash flows for the Company for, the three fiscal years ended December 31, 2018; provided that nothing in clauses (a) and (b) shall include or require any Excluded Information.

“Reserved Shares” means the approximately 80,000 Company Common Shares to be distributed in accordance with the Chapter 11 Plan.

“Rights-of-Way” has the meaning given to it in Section 3.14.

“SCC” has the meaning given to it in Section 1.03(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” has the meaning given to it in Section 3.05(b).

“Share Issuance” has the meaning given to it in the Recitals.

“Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (i) the sum of the value of all “liabilities of such Person, including contingent and other liabilities” as of such date, and the capital of such Person as computed in accordance with applicable Law as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that shall be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) such Person shall not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged after such date, and (c) such Person shall be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” mean that such Person shall be able to generate enough cash from operations, asset dispositions or refinancings, or a combination thereof, to meet its obligations as they become due.

“SOX” has the meaning given to it in Section 3.06(d).

“Stock Consideration” has the meaning given to it in Section 2.01(b)(iii).

“Stock Election” has the meaning given to it in Section 2.01(b)(iii).

“Stock Election Consideration” has the meaning given to it in Section 2.01(b)(iii).

“Stock Election Share” has the meaning given to it in Section 2.01(b)(iii).

“Strategic Value Partners Entities” means Strategic Value Partners, LLC, SVP Special Situations III LLC, SVP Special Situations III-A LLC, Strategic Value Master Fund, Ltd., Strategic Value Special Situations Fund III, L.P. and Strategic Value Opportunities Fund, L.P.

A “Subsidiary” of any Person means any other Person, whether incorporated or unincorporated, of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, (a) more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, (b) a general partner interest or (c) a managing member interest.

“Superior Company Proposal” means any unsolicited, bona fide written proposal made after the date of this Agreement that did not result from a material breach of the non-solicitation provisions of Section 5.03 made by a third party or group pursuant to which such third party (or in a merger or consolidation, the stockholders of such third party) or group would acquire, directly or indirectly, more than 50% of the Company Common Shares or 50% or more of the assets of the Company and the Company Subsidiaries, taken as a whole (based on the fair market value thereof), (i) on terms which the Company Board determines in good faith (after consultation with its outside counsel and its financial advisor) to be on terms more favorable from a financial point of view to the holders of Company Common Shares than the Merger, taking into account the material terms and conditions of such offer (including the material legal, financial and regulatory aspects of the proposal) and this Agreement (including any changes proposed by Parent to the terms of this Agreement), (ii) that the Company Board determines is otherwise reasonably likely to be consummated on the terms proposed taking into account all material legal, financial, regulatory and other aspects of such proposal deemed relevant by the Company Board and (iii) for which financing, if applicable, is fully committed or reasonably determined to be available by the Company Board.

“Superior Parent Proposal” means any unsolicited bona fide written proposal made after the date of this Agreement that did not result from a material breach of the non-solicitation provisions of Section 5.02 made by a third party or group pursuant to which such third party (or in a merger or consolidation involving such party, the stockholders of such third party) or group would acquire, directly or indirectly, more than 50% of the Parent Common Stock or 50% or more of the assets of Parent and the Parent Subsidiaries, taken as a whole (based on the fair market value thereof), (i) on terms which the Parent Board determines in good faith (after consultation with its outside counsel and its financial advisor) to be on terms more favorable from a financial point of view to the holders of Parent Common Stock than the Merger, taking into account all the material terms and conditions of such offer (including the material legal, financial and regulatory aspects of the proposal) and this Agreement (including any changes proposed by the Company to the terms of this Agreement), (ii) that the Parent Board determines is otherwise reasonably likely to be consummated on the terms proposed taking into account all material legal, financial, regulatory and other aspects of such proposal deemed relevant by the Parent Board and (iii) for which financing, if applicable, is fully committed or reasonably determined to be available by the Parent Board.

“Surviving Corporation” has the meaning given to it in Section 1.01(a).

“Tax Return” means any return, declaration, statement, report, schedule, form, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Entity in connection with the determination, assessment, collection or administration of any Taxes, including any schedule or attachment thereto and any amendment thereof.

“Taxes” means any and all taxes, duties, levies or other similar governmental assessments, charges and fees of any kind, including, but not limited to, income, estimated, business, occupation, corporate, gross receipts, transfer, stamp, employment, occupancy, license, severance, capital, production, ad valorem, excise, property, sales, use, turnover, value added and franchise taxes, deductions, withholdings and custom duties, imposed directly or through withholding by any Governmental Entity, whether disputed or not, together with all interest, penalties, and additions to tax imposed with respect thereto.

“Termination Fee” has the meaning given to it in Section 6.06(b).

“Transaction Litigation” has the meaning given to it in Section 6.08.

“Transactions” has the meaning given to it in the Recitals.

“Treasury Regulations” means the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, temporary or final Treasury Regulations.

“VLLCA” has the meaning given to it in the Recitals.

“Voting Agreements” has the meaning given to it in the Recitals.

“VSCA” has the meaning given to it in the Recitals.

“Wells” means all oil or gas wells, whether producing, operating, shut-in or temporarily abandoned, located on an Oil and Gas Lease or any pooled, communitized or unitized acreage that includes all or a part of such Oil and Gas Lease or otherwise associated with an Oil and Gas Property of the applicable Person or any of its Subsidiaries, together with all oil, gas and mineral production from such well.

SECTION 9.04 Interpretation. When a reference is made in this Agreement to an Exhibit, an Article or a Section, such reference shall be to an Exhibit, an Article or a Section of this Agreement unless otherwise indicated. The table of contents, index of defined terms and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. Any reference herein to any statute shall also be deemed to refer to all rules and regulations promulgated thereunder. The words “this Agreement”, “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless so limited. The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any Contract or Law defined or referred to herein means such Contract or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated and, in the case of any Contract listed in the Parent Disclosure Letter or the Company Disclosure Letter, only if such amendment, modification or supplement is also listed in the Parent Disclosure Letter or the Company Disclosure Letter, as applicable. Except as the context may otherwise require, any references to (i) any Governmental Entity include any successor to that Governmental Entity and (ii) “days” means calendar days; when calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. References to a Person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. The specification of any dollar amount in the representations and warranties or otherwise in this Agreement or in the Company Disclosure Letter or Parent Disclosure Letter is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the parties to determine whether any obligation, item or matter (whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement. Unless the context otherwise requires, all references to a specific time shall refer to Central time. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted it is of no application and is hereby expressly waived.

SECTION 9.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or by public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the Transactions is not affected in any manner materially adverse to any party or such party waives its rights under this Section 9.05 with respect thereto. Upon any determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible.

SECTION 9.06 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (including by facsimile or electronic image scan) to the other parties.

SECTION 9.07 Entire Agreement; No Third-Party Beneficiaries.

(a) This Agreement, taken together with the Parent Disclosure Letter, the Company Disclosure Letter and the Confidentiality Agreement, (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the Transactions and (ii) except for Section 6.05, is not intended to confer, and does not confer, upon any Person other than the parties any rights or remedies.

(b) Except for the representations and warranties contained in Article III, the Company acknowledges that none of Parent, Merger Sub, the Parent Subsidiaries or any other Person on behalf of Parent makes any other express or implied representation or warranty in connection with the Transactions. Except for the representations and warranties contained in Article IV, Parent and Merger Sub acknowledge that none of the Company, the Company Subsidiaries or any other Person on behalf of the Company makes any other express or implied representation or warranty in connection with the Transactions. Notwithstanding the foregoing, the Financing Related Parties shall be express third-party beneficiaries of, and shall be entitled to rely upon, Section 8.03, Section 8.04, this Section 9.07(b), Section 9.08, Section 9.11 and Section 9.12.

SECTION 9.08 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS OF THE STATE OF DELAWARE, EXCEPT TO THE EXTENT THAT THE VSCA IS MANDATORILY APPLICABLE TO ANY PROVISION OF THIS AGREEMENT; PROVIDED THAT, NOTWITHSTANDING THE FOREGOING, ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT (WHETHER AT LAW OR IN EQUITY, WHETHER IN CONTRACT, IN TORT, STATUTE OR OTHERWISE) AGAINST ANY FINANCING PARTY IN ANY WAY RELATING TO THE DEBT LETTERS OR THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY, SHALL BE EXCLUSIVELY GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.09 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the two immediately preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

SECTION 9.10 Specific Enforcement; Consent to Jurisdiction.

(a) The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Article VIII, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in clause (i) of the first sentence of Section 9.10(b), without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

(b) Each of the parties (i) consents to submit for itself and its property to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware and any appellate court thereof, or, if the Court of Chancery of the State of Delaware or the Delaware Supreme Court determines that, notwithstanding section 111 of the DGCL, the Court of Chancery does not have or should not exercise subject matter jurisdiction over such matter, any Delaware state court or any federal court located in the State of Delaware and any appellate court thereof in the event any dispute arises out of this Agreement, the Merger or any of the other Transactions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement, the Merger or any of the other Transactions in any court other than as provided in clause (i) of this Section 9.10(b), (iv) agrees that service of process or summons by registered mail addressed to them at their respective addresses provided herein shall be effective service of process against them for any such Proceeding brought in any such court, (v) agrees to waive and hereby waives, to the fullest extent permitted by applicable Law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Proceeding in any such court, and (vi) agrees that a final and unappealable judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

SECTION 9.11 Waiver of Jury Trial. Each party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other Proceeding arising out of this Agreement, the Merger, any of the other Transactions, or any claims described in Section 9.12(b). Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or other Proceeding, seek to enforce the foregoing waiver, (ii) understands and has considered the implications of this waiver, (iii) makes this waiver voluntarily and (iv) acknowledges that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 9.11.

SECTION 9.12 No Recourse.

(a) Notwithstanding anything that may be expressed or implied in this Agreement or any related document or agreement, and notwithstanding the fact that any party may be a partnership or limited liability company, each party, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that (i) no Persons other than the parties hereto will have any obligation hereunder and (ii) no Financing Related Party shall have any liability or obligation to the parties hereto with respect to this Agreement or with respect to any claim or cause of action (whether in contract or in tort, in applicable Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate to: (A) this Agreement or the transactions contemplated hereunder, (B) the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), (C) any breach or violation of this Agreement, and (D) any failure of the transactions contemplated hereunder to be consummated, it being expressly agreed and acknowledged by the parties hereto that no personal liability or losses whatsoever shall attach to, be imposed on or otherwise be incurred by any Financing Related Party, as such, arising under, out of, in connection with or related to the items in the immediately preceding clauses (A) through (D). No party to this Agreement or any of their respective Affiliates, or any of its Affiliates nor any of their respective Representatives, shall (i) have any rights or claims against any Financing Related Party (solely in their respective capacities as Financing Parties) in connection with this Agreement or any other agreement contemplated by, or entered into in connection with, the acquisitions contemplated by this Agreement or otherwise, including any commitments by the Financing Related Parties in respect of financing the transactions contemplated by this Agreement, (ii) seek to enforce this Agreement against any Financing Related Party (solely in their respective capacities as Financing Parties) or (iii) bring any claim or cause of action against any Financing Related Party (solely in their respective capacities as Financing Parties) under this Agreement or any other agreement contemplated by, or entered into in connection with, the acquisitions contemplated by this Agreement or otherwise, including any commitments by the Financing Parties in respect of financing the Transactions; provided that nothing in this Section 9.12 shall limit the liability or obligations of the Financing Parties to Parent (and its successors and assigns) under the Debt Letters. In addition, in no event will any Financing Related Party be liable for consequential, special, exemplary, punitive or indirect damages (including any loss of profits, business or anticipated savings) or damages of a tortious nature in connection with the Financing.

(b) Notwithstanding anything in this Agreement to the contrary, to the extent the provisions of Section 9.12(a) are determined by a court of competent jurisdiction to not be enforceable, the parties hereto acknowledge and irrevocably agree (i) that any Proceeding, whether involving claims in law or in equity, whether in contract or in tort or otherwise, involving the Financing Related Parties and relating to the Transactions or any related document or agreement, the Financing or the performance of services thereunder or related thereto shall be subject to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, New York, New York, and any appellate court thereof and each party hereto submits for itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such court, (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Proceeding in any other court, (iii) that service of process or summons by registered mail addressed to them at their respective addresses provided herein shall be effective service of process against them for any such Proceeding brought in any such court, (iv) to waive and hereby waive, to the fullest extent permitted by applicable Law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Proceeding in any such court, (v) that a final and unappealable judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; and (vi) that any such Proceedings shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.

SECTION 9.13 Waiver of Immunity. To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such party hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement; provided, however, that this provision does not, and shall not be deemed to, modify the exclusive jurisdiction provisions in Section 9.10(b) and Section 9.12(b) of this Agreement.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, Parent, Merger Sub, LLC Sub and the Company have duly executed this Agreement as of the date first written above.

DENBURY RESOURCES INC.

By	/s/ Christian S. Kendall
	Name:	Christian S. Kendall
	Title:	President and Chief Executive Officer

DRAGON MERGER SUB INC.

By	/s/ Christian S. Kendall
	Name:	Christian S. Kendall
	Title:	President and Chief Executive Officer

DR SUB LLC

By	/s/ Christian S. Kendall
	Name:	Christian S. Kendall
	Title:	President and Chief Executive Officer

PENN VIRGINIA CORPORATION

By	/s/ John A. Brooks
	Name:	John A. Brooks
	Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Parent Charter Amendment

[See attached.]

CERTIFICATE OF AMENDMENT

OF

SECOND RESTATED CERTIFICATE OF INCORPORATION

OF

DENBURY RESOURCES INC.

[•], 20[•]

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Denbury Resources Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation duly adopted resolutions proposing an amendment of the Second Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) declaring such amendment to be advisable and submitting such amendment to the stockholders of the Corporation for consideration thereof.

SECOND: That thereafter, a special meeting of the stockholders of the Corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the first sentence of the first paragraph of Article IV of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 1,009,000,000 shares, consisting of: (i) 984,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), and (ii) 25,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”).”

(Signature Page Follows)

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by James S. Matthews, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of the Corporation, as of the date first written above.

DENBURY RESOURCES INC.

By:
Name:	James S. Matthews
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

SIGNATURE PAGE TO

CERTIFICATE OF AMENDMENT OF

SECOND RESTATED CERTIFICATE OF INCORPORATION OF

DENBURY RESOURCES INC.

EXHIBIT B

Parent Tax Certificate

[See attached.]

OFFICER’S CERTIFICATE

OF

DENBURY RESOURCES INC.

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036-6522

Ladies and Gentlemen:

In connection with the opinions (the “Opinions”) to be delivered by Vinson & Elkins LLP (“Vinson & Elkins”) and Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) pursuant to Section 7.02(c) and Section 7.03(c), respectively, of the Agreement and Plan of Merger (the “Agreement”)1 dated as of October 28, 2018, by and among Denbury Resources Inc., a Delaware corporation (“Parent”), Dragon Merger Sub, Inc., a Virginia corporation (“Merger Sub”), DR Sub LLC, a Virginia limited liability company (“LLC Sub”), and Penn Virginia Corporation, a Virginia corporation (“Company”), regarding certain U.S. federal income tax consequences of the Integrated Mergers, you have requested certain representations from Parent, Merger Sub and LLC Sub. This officer’s certificate (the “Officer’s Certificate”) is being provided to you in response to that request. Except as otherwise provided, all “section” references are to the Internal Revenue Code of 1986, as amended (the “Code”), and all “Treasury Regulations section” references are to the Treasury regulations promulgated under the Code.

Recognizing and acknowledging that Vinson & Elkins and Skadden will rely on the representations and statements set forth in this Officer’s Certificate in delivering their respective Opinions, and that such Opinions will be based upon an assumption that all of the representations and statements set forth herein are true, accurate, and complete without regard to any qualification as to knowledge, belief, or otherwise, the undersigned, an officer of Parent, hereby represents and certifies, on behalf of Parent, Merger Sub and LLC Sub, that the statements and representations contained herein are true, correct and complete in all respects as of the date hereof, and will be true, correct and complete in all respects through the subsequent periods specified herein (except that, with respect to any facts or statements regarding Company, whether or not such facts or statements are qualified by knowledge, the undersigned hereby certifies and represents on behalf of Parent, Merger Sub and LLC Sub only that the undersigned is not aware that such facts or statements are not true, correct, or complete):

1.

The undersigned is authorized to make all of the representations set forth herein on behalf of Parent, Merger Sub and LLC Sub. The undersigned is familiar with the matters set forth herein and has made such investigations of factual matters as the undersigned has deemed reasonably necessary for the purpose of making the representations and statements herein.

[1]

Terms used herein shall have the meanings ascribed to them in, and shall be interpreted in accordance with, the applicable U.S. federal income tax law and regulations. All capitalized terms used but not defined herein shall have the meaning specified, either directly or by reference, in the Agreement.

2.

The information and facts relating to the Integrated Mergers and all related transactions (including all representations, warranties, covenants and undertakings) set forth in the Agreement and the registration statement (File No. [•]) of Parent on Form S-4, including the joint proxy statement/prospectus contained therein, filed with the Securities and Exchange Commission (as amended through the date hereof, the “Registration Statement”), insofar as such information relates to (i) Parent, Merger Sub and LLC Sub and (ii) the plans or intentions of Parent, Merger Sub and LLC Sub, are true, correct and complete in all material respects.

3.

The Agreement (including exhibits and schedules thereto), the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of Parent, Merger Sub, LLC Sub and Company with respect to the Integrated Mergers, and there are no other written or oral agreements regarding the Integrated Mergers other than those expressly referred to in the Agreement, the Registration Statement and the other documents described in the Registration Statement. The Integrated Mergers will be consummated solely in compliance with the Agreement, and neither Parent, Merger Sub nor LLC Sub has any plan or intention to waive or modify, and has not waived or modified, any of the material terms or conditions in the Agreement. The Integrated Mergers are being effected for the business reasons described in the Registration Statement. The Integrated Mergers form part of, and are being undertaken pursuant to, an integrated overall plan.

4.	The Merger Consideration was arrived at as a result of arm’s length negotiations between the board of directors of Parent and the board of directors of Company.

5.

At the signing date of the Agreement, the aggregate fair market value of the Parent common stock provided in the Merger will be at least 45 percent of the fair market value of the total consideration to be received by the holders of Company common stock pursuant to the Merger, including, for purposes of this representation, amounts payable in lieu of fractional shares (such determination to be calculated using the price $[•] per Parent common stock, which is the average of the high and low sales prices of Parent common stock on [•]).

2

6.

Neither Parent nor any corporation related[2] to Parent has any plan, intention, obligation, agreement or understanding to, and will not in connection with the Integrated Mergers, directly or indirectly through any transaction, agreement or arrangement with any other person (including by derivative transactions such as equity swaps which would have the economic effect of an acquisition) redeem or repurchase any Parent common stock issued to shareholders of Company in the Merger or make any extraordinary distribution in respect of such Parent common stock. Additionally, prior to and in connection with the Integrated Mergers, neither Parent nor any corporation related to Parent has acquired Company common stock. For purposes of this representation, a corporation that owns an interest in an entity that is taxed as a partnership or is a disregarded entity will be treated as owning or acquiring its share of any stock owned or acquired, as the case may be, by the partnership or disregarded entity and as having furnished its share of any consideration furnished by the partnership or disregarded entity to acquire the stock, in each case, in accordance with its interest in the partnership or disregarded entity. Notwithstanding the foregoing, consistent with Revenue Ruling 99-58, 1999-2 C.B. 701, Parent may modify a pre-existing open market stock repurchase program that is effected through brokers with the repurchases made at the prevailing market price under the following conditions: (i) after the modification, repurchases will continue to be made only on the open market through brokers at the prevailing market price; (ii) neither the program nor the modification was a matter negotiated with Company or former Company stockholders; (iii) there is no understanding between Parent and any stockholder of Company that such stockholder’s ownership of Parent common stock received in the Merger will be transitory; (iv) Parent does not know the identity of a seller of Parent common stock; (v) a former Company stockholder who received Parent common stock in the Merger and subsequently sold such stock would not know, to the knowledge of Parent, whether Parent was the buyer, and Parent will use its best efforts to ensure that such Company stockholders would not know whether Parent was the buyer; (vi) without regard to the repurchase program, a market exists for the Parent common stock issued to the former Company stockholders in the Merger and there will be sales of Parent common stock on such open market; and (vii) the number of shares repurchased will not exceed the total number of shares of Parent common stock issued and outstanding prior to the Integrated Mergers or the number of shares of Parent common stock received by Company stockholders in the Merger.

7.

There is no understanding between Parent or any person related to Parent, on the one hand, and Company, any person related to Company or any of their respective stockholders, on the other hand, that any Company stockholder’s ownership of Parent common stock issued in the Merger would be transitory.

8.

In connection with the Integrated Mergers, no dividends or distributions will be made to the former Company shareholders by Parent other than regular, normal dividends or distributions made to all holders of Parent common stock.

[2]

For purposes of this Officer’s Certificate, a related corporation is a corporation that either (i) is in a group of corporations where the common parent owns at least 80% of the voting power and value of the stock of one member and every other corporation in the group (except the common parent) is owned at least 80% by vote and value by another corporation in the group or (ii) has at least 50% of its total voting power or total equity value directly or indirectly owned by Parent (applying the attribution rules of section 318 of the Code as modified pursuant to section 304(c)(3)(B) of the Code). Corporations will be treated as related if the relationship described in (i) or (ii) above exists immediately before or immediately after the acquisition in question or where the relationship is created in connection with the Integrated Mergers.

3

9.

Parent has no plan or intention (i) to merge LLC Sub with or into another corporation or entity (other than Parent or an entity that is disregarded as separate from Parent for U.S. federal income tax purposes); (ii) to sell, transfer or otherwise dispose of the membership interests of LLC Sub; or (iii) to cause LLC Sub to sell, distribute, transfer or otherwise dispose of any of its assets following the Integrated Mergers (except for dispositions of such assets (a) made in the ordinary course of business and/or (b) transfers permitted by Treasury Regulations section 1.368-2(k)).

10.

Except as otherwise provided in Section 6.06 of the Agreement, Parent, Merger Sub, LLC Sub, Company, and the stockholders of Company will each pay their respective expenses, if any, incurred in connection with the Integrated Mergers.

11.

There is no intercorporate indebtedness existing between Parent or any of its subsidiaries (including Merger Sub and LLC Sub), on the one hand, and Company or any of its subsidiaries, on the other hand, that was issued, acquired or will be settled at a discount.

12.

Following the Integrated Mergers, Parent (or a member of its “qualified group” as defined in Treasury Regulations section 1.368-1(d)(4)(ii)) will continue the “historic business” of Company or use a “significant portion” of Company’s “historic business assets” in a business, in each case as such terms are used in Treasury Regulations section 1.368-1(d).

13.

Neither Parent nor Merger Sub is an “investment company,” as defined in sections 368(a)(2)(F)(iii) and (iv) (i.e., a regulated investment company, a real estate investment trust, or a corporation 50 percent or more of the value of whose total assets (excluding cash and cash equivalents) are stock and securities and 80 percent or more of whose total assets are assets held for investment). In making the 50 percent and 80 percent determinations, (i) stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary’s assets, and (ii) a corporation shall be considered to be a subsidiary if the parent owns 50 percent or more of the combined voting power of all classes of stock entitled to vote, or 50 percent or more of the total value of shares of all classes of stock outstanding.

14.	None of Parent, Merger Sub or LLC Sub is, or will be at the Effective Time, under the jurisdiction of a court in a “title 11 or similar case” within the meaning of section 368(a)(3)(A).

15.

Immediately after the Integrated Mergers, the aggregate fair market value of the assets of Company will equal or exceed the sum of its liabilities, plus (without duplication) the amount of liabilities, if any, to which such assets are subject.

16.

Merger Sub will have no liabilities assumed by Company and will not transfer to Company any assets subject to liabilities in the Merger. To the knowledge of Parent, the liabilities of Company to be assumed by LLC Sub and the liabilities to which the transferred assets of Company are subject have been incurred by Company in the ordinary course of business.

17.

The payment of cash, if any, in lieu of fractional shares of Parent common stock represents a mere mechanical rounding off solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger

4

to Company stockholders instead of issuing fractional shares of Parent common stock will not exceed one percent of the total consideration that will be issued in the Merger to Company stockholders in exchange for their shares of Company common stock. The fractional share interests of each Company stockholder will be aggregated, and no Company stockholder, with the possible exception of stockholders whose holdings are in multiple accounts or with multiple brokers, will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of Parent common stock.

18.

None of the compensation received (or to be received) by any stockholder-employee of Company will be separate consideration for, or allocable to, any Company common stock held by such stockholder-employee; none of the shares of Parent common stock received in the Merger by any stockholder-employees was (or will be) separate consideration for, or allocable to, any employment agreement; and the compensation paid (or to be paid) to any stockholder-employees of Company was (or will be) for services actually rendered or to be rendered and was (or will be) commensurate with amounts paid to third parties bargaining at arm’s-length for similar services.

19.

Merger Sub and LLC Sub are entities newly-formed for purposes of participating in the Integrated Mergers, and, at no time prior to the Effective Time, have Merger Sub or LLC Sub owned any assets (other than nominal assets contributed upon formation), incurred any indebtedness for money borrowed, issued equity to any person other than Parent or engaged in any trade or business activities or operations.

20.

Merger Sub and LLC Sub are, and at all times through the effective time of the LLC Sub Merger and immediately following the effective time of the LLC Sub Merger will be, direct, wholly-owned subsidiaries of Parent.

21.

LLC Sub is, and at all times through the effective time of the LLC Sub Merger and immediately following the effective time of the LLC Sub Merger will be, disregarded as separate from Parent for U.S. federal income tax purposes. Neither Parent nor LLC Sub will file an election pursuant to Treasury Regulations section 301.7701-3 to cause LLC Sub to be treated as other than an entity disregarded as separate from Parent for U.S. federal income tax purposes. In addition, Parent has no plan or intention to take any other action (or cause LLC Sub to take any other action) that would cause LLC Sub to be treated as other than an entity disregarded as separate from Parent for U.S. federal income tax purposes.

22.	No equity interests in Merger Sub or LLC Sub will be issued pursuant to the Integrated Mergers.

23.	There will be no dissenter or appraisal rights in connection with the Integrated Mergers under the VSCA or the VLLCA.

24.

Parent will not (and will cause its Affiliates, including, after the Merger, Company, not to) take any position on any U.S. federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Integrated Mergers, taken together, as a single integrated transaction qualifying as a

5

reorganization within the meaning of section 368(a) and the Treasury Regulations promulgated thereunder, except to the extent required by a “determination” (as defined in section 1313(a)(1) or any comparable provision of applicable state or local income or franchise tax law).

The undersigned acknowledges that the Opinions will be (i) based on the accuracy of the facts, representations, and covenants set forth herein, all of which will be assumed to be true, correct and complete without regard to any qualification as to knowledge or belief, on the accuracy of the Form S-4 and on the accuracy of the facts, representations, and covenants and the satisfaction of the covenants and obligations contained in the Agreement and the other documents related thereto and (ii) subject to certain limitations and qualifications, including that they may not be relied upon if any such facts, representations, or covenants are not accurate or if any such covenants or obligations are not satisfied.

The undersigned recognizes that the Opinions will not address any tax consequences of the Integrated Mergers or any action taken in connection therewith except as expressly set forth in the Opinions.

The undersigned hereby undertakes to promptly and timely inform Vinson & Elkins and Skadden if the undersigned should have reason to believe that any of the facts, representations, or covenants herein become untrue, incorrect or incomplete.

[SIGNATURE PAGE FOLLOWS]

6

IN WITNESS WHEREOF, I have, on behalf of Parent, Merger Sub and LLC Sub, caused this Officer’s Certificate to be executed on this          day of              2018.

Denbury Resources Inc.

By:

Name:

Title:

7

EXHIBIT C

Company Tax Certificate

[See attached.]

OFFICER’S CERTIFICATE

OF

PENN VIRGINIA CORPORATION

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036-6522

Ladies and Gentlemen:

In connection with the opinions (the “Opinions”) to be delivered by Vinson & Elkins LLP (“Vinson & Elkins”) and Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) pursuant to Section 7.02(c) and Section 7.03(c), respectively, of the Agreement and Plan of Merger (the “Agreement”)1 dated as of October 28, 2018, by and among Denbury Resources, Inc., a Delaware corporation (“Parent”), Dragon Merger Sub Inc., a Virginia corporation (“Merger Sub”), DR Sub LLC, a Virginia limited liability company (“LLC Sub”), and Penn Virginia Corporation, a Virginia corporation (the “Company”), regarding certain U.S. federal income tax consequences of the Integrated Mergers, you have requested certain representations from the Company. This officer’s certificate (the “Officer’s Certificate”) is being provided to you in response to that request. Except as otherwise provided, all “section” references are to the Internal Revenue Code of 1986, as amended (the “Code”) and all “Treasury Regulations section” references are to the Treasury regulations promulgated under the Code.

Recognizing and acknowledging that Vinson & Elkins and Skadden will rely on the representations and statements set forth in this Officer’s Certificate in delivering their respective Opinions, and that such Opinions will be based upon an assumption that all of the representations and statements set forth herein are true, accurate, and complete without regard to any qualification as to knowledge, belief, or otherwise, the undersigned, an officer of the Company, hereby represents and certifies, on behalf of the Company, that the statements and representations contained herein are true, correct and complete in all respects as of the date hereof, and will be true, correct and complete in all respects through the subsequent periods specified herein (except that, with respect to any facts or statements regarding Parent, Merger Sub and LLC Sub, whether or not such facts or statements are qualified by knowledge, the undersigned hereby certifies and represents on behalf of the Company only that the undersigned is not aware that such facts or statements are not true, correct, or complete):

1.

The undersigned is authorized to make all of the representations set forth herein on behalf of the Company. The undersigned is familiar with the matters set forth herein and has made such investigations of factual matters as the undersigned has deemed reasonably necessary for the purpose of making the representations and statements herein.

[1]

Terms used herein shall have the meanings ascribed to them in, and shall be interpreted in accordance with, the applicable U.S. federal income tax law and regulations. All capitalized terms used but not defined herein shall have the meaning specified, either directly or by reference, in the Agreement.

2.

The information and facts relating to the Integrated Mergers and all related transactions (including all representations, warranties, covenants and undertakings) set forth in the Agreement and the registration statement (File No. [•]) of Parent on Form S-4, including the joint proxy statement/prospectus contained therein, filed with the Securities and Exchange Commission (as amended through the date hereof, the “Registration Statement”), insofar as such information relates to (i) the Company and (ii) the plans or intentions of the Company, are true, correct and complete in all material respects.

3.

The Agreement (including exhibits and schedules thereto), the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of Parent, Merger Sub, LLC Sub and the Company with respect to the Integrated Mergers, and there are no other written or oral agreements regarding the Integrated Mergers other than those expressly referred to in the Agreement, the Registration Statement and the other documents described in the Registration Statement. The Integrated Mergers will be consummated solely in compliance with the Agreement, and the Company has no plan or intention to waive or modify, and has not waived or modified, any of the material terms or conditions in the Agreement. The Integrated Mergers are being effected for the business reasons described in the Registration Statement. The Integrated Mergers form part of, and are being undertaken pursuant to, an integrated overall plan.

4.	The Merger Consideration was arrived at as a result of arm’s length negotiations between the board of directors of Parent and the board of directors of the Company.

5.

At the signing date of the Agreement, the aggregate fair market value of the Parent common stock provided in the Merger will be at least 45 percent of the fair market value of the total consideration to be received by the holders of Company common stock pursuant to the Merger, including, for purposes of this representation, amounts payable in lieu of fractional shares (such determination to be calculated using the price $[•] per Parent common stock, which is the average of the high and low sales prices of Parent common stock on [•]).

2

6.

None of the Company, any corporation related to the Company,[2] and any person acting as an intermediary for the Company or a related person has redeemed or acquired, nor will it redeem or acquire, any Company common stock, directly or indirectly. The Company has not made, and in connection with or in contemplation of the Integrated Mergers or otherwise as part of a plan of which the Integrated Mergers are a part will not cause to be made, directly or indirectly, any distributions on its stock (other than dividends made in the ordinary course of business). For purposes of this representation, a corporation that owns an interest in an entity that is taxed as a partnership or disregarded entity will be treated as owning or acquiring its share of any stock owned or acquired, as the case may be, by the partnership or disregarded entity and as having furnished its share of any consideration furnished by the partnership or disregarded entity to acquire the stock, in each case, in accordance with its interest in the partnership or disregarded entity.

7.

To the knowledge of the Company, there is no plan or intention on the part of stockholders of the Company to sell, exchange or otherwise transfer ownership of (including by derivative transactions such as an equity swap which would have the economic effect of a transfer of ownership) any Parent common stock received in the Merger to Parent, or any corporation related to Parent, directly or indirectly (including through third parties in connection with a plan to so transfer ownership), other than fractional shares of Parent common stock for which holders of Company common stock receive cash in the Merger. For purposes of this representation, a corporation that owns an interest in an entity that is taxed as a partnership or is a disregarded entity will be treated as owning or acquiring its share of any stock owned or acquired, as the case may be, by the partnership or disregarded entity and as having furnished its share of any consideration furnished by the partnership or disregarded entity to acquire the stock, in each case, in accordance with its interest in the partnership. Notwithstanding the foregoing, consistent with Revenue Ruling 99-58, 1999-2 C.B. 701, Parent may modify a pre-existing open market stock repurchase program that is effected through brokers with the repurchases made at the prevailing market price under the following conditions: (i) after the modification, repurchases will continue to be made only on the open market through brokers at the prevailing market price; (ii) neither the program nor the modification was a matter negotiated with the Company or former Company stockholders; (iii) there is no understanding between Parent and any stockholder of the Company that such stockholder’s ownership of Parent common stock received in the Merger will be transitory; (iv) Parent does not know the identity of a seller of Parent common stock; (v) a former Company stockholder who received Parent common stock in the Merger and subsequently sold such stock would not know, to the knowledge of Parent, whether Parent was the buyer, and Parent will use its best efforts to ensure that such Company stockholders would not know whether Parent was the buyer; (vi) without regard to the repurchase program, a market exists for the Parent common stock issued to the former Company stockholders in the Merger and there will be sales of Parent common stock on such open market; and (vii) the number of shares repurchased will not exceed the total number of shares of Parent common stock issued and outstanding prior to the Integrated Mergers or the number of shares of Parent common stock received by Company stockholders in the Merger.

8.

There is no understanding between the Company or any person related to the Company (or, to the knowledge of the Company, any of their respective stockholders), on the one hand, and Parent or any person related to Parent, on the other hand, that any Company stockholder’s ownership of Parent common stock issued in the Merger would be transitory.

[2]

For purposes of this Officer’s Certificate, a related corporation is a corporation that either (i) is in a group of corporations where the common parent owns at least 80% of the voting power and value of the stock of one member and every other corporation in the group (except the common parent) is owned at least 80% by vote and value by another corporation in the group or (ii) has at least 50% of its total voting power or total equity value directly or indirectly owned by Company (applying the attribution rules of section 318 of the Code as modified pursuant to section 304(c)(3)(B) of the Code). Corporations will be treated as related if the relationship described in (i) or (ii) above exists immediately before or immediately after the acquisition in question or where the relationship is created in connection with the Integrated Mergers.

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9.

Except as otherwise provided in Section 6.06 of the Agreement, Parent, Merger Sub, LLC Sub, the Company, and the stockholders of the Company will each pay their respective expenses, if any, incurred in connection with the Integrated Mergers.

10.

There is no intercorporate indebtedness existing between Parent or any of its subsidiaries (including Merger Sub and LLC Sub), on the one hand, and the Company or any of its subsidiaries, on the other hand, that was issued, acquired or will be settled at a discount.

11.

In connection with the Integrated Mergers, any outstanding warrants, options, convertible securities or any type of right pursuant to which any person could acquire Company common stock will be cancelled, converted or assumed by Parent in accordance with the Agreement.

12.

The Company conducts a “historic business” for purposes of Treasury Regulations section 1.368-1(d), and no assets of the Company have been sold, transferred, or otherwise disposed of that would prevent Parent or a member of its “qualified group” (as defined in Treasury Regulations section 1.368-1(d)(4)(ii)) from continuing such “historic business” or from using a “significant portion” of the Company’s “historic business assets” in a business (in each case as such terms are used in Treasury Regulations section 1.368-1(d)) following the Integrated Mergers.

13.

The Company is not an “investment company,” as defined in sections 368(a)(2)(F)(iii) and (iv) (i.e., a regulated investment company, a real estate investment trust, or a corporation 50 percent or more of the value of whose total assets (excluding cash and cash equivalents) are stock and securities and 80 percent or more of whose total assets are assets held for investment). In making the 50 percent and 80 percent determinations, (i) stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary’s assets, and (ii) a corporation shall be considered to be a subsidiary if the parent owns 50 percent or more of the combined voting power of all classes of stock entitled to vote, or 50 percent or more of the total value of shares of all classes of stock outstanding.

14.	The Integrated Mergers are not occurring pursuant to a plan of reorganization approved by a court in a “title 11 or similar case” within the meaning of section 368(a)(3)(A).

15.

The liabilities of the Company to be assumed by LLC Sub and the liabilities to which the transferred assets of the Company are subject have been incurred by the Company in the ordinary course of business.

16.

On the date of the Merger, the aggregate fair market value of the assets of the Company will equal or exceed the sum of its liabilities, plus (without duplication) the amount of liabilities, if any, to which such assets are subject.

17.	No Company subsidiary owns, or has owned, any shares of Company common stock.

4

18.

The Company has no (and, at the time of the Merger, will not have any) issued and outstanding stock (or any other interest treated as stock for U.S. federal income tax purposes) other than Company common stock.

19.

All of the Company’s currently outstanding financial positions that it has ever treated as debt for U.S. federal income tax purposes (by deducting interest or otherwise) are properly classified as debt rather than as equity for such purposes and have not been treated as other than debt for any other purpose.

20.

The payment of cash, if any, in lieu of fractional shares of Parent common stock represents a mere mechanical rounding off solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to Company stockholders instead of issuing fractional shares of Parent common stock will not exceed one percent of the total consideration that will be issued in the Merger to Company stockholders in exchange for their shares of Company common stock. The fractional share interests of each Company stockholder will be aggregated, and no Company stockholder, with the possible exception of stockholders whose holdings are in multiple accounts or with multiple brokers, will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of Parent common stock.

21.

None of the compensation received (or to be received) by any stockholder-employee of the Company will be separate consideration for, or allocable to, any Company common stock held by such stockholder-employee; none of the shares of Parent common stock received in the Merger by any stockholder-employees was (or will be) separate consideration for, or allocable to, any employment agreement; and the compensation paid (or to be paid) to any stockholder-employees of the Company was (or will be) for services actually rendered or to be rendered and was (or will be) commensurate with amounts paid to third parties bargaining at arm’s-length for similar services.

22.	There will be no dissenter or appraisal rights in connection with the Integrated Mergers under the VSCA or the VLLCA.

23.

The Company will not (and will cause its Affiliates not to), prior to the Effective Time, take any position on any U.S. federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Integrated Mergers, taken together, as a single integrated transaction qualifying as a reorganization within the meaning of section 368(a) and the Treasury Regulations promulgated thereunder, except to the extent required by a “determination” (as defined in section 1313(a)(1) or any comparable provision of applicable state or local income or franchise tax law).

The undersigned acknowledges that the Opinions will be (i) based on the accuracy of the facts, representations, and covenants set forth herein, all of which will be assumed to be true, correct and complete without regard to any qualification as to knowledge or belief, on the accuracy of the Form S-4 and on the accuracy of the facts, representations, and covenants and the satisfaction of the covenants and obligations contained in the Agreement and the other documents related thereto and (ii) subject to certain limitations and qualifications including that they may not be relied upon if any such facts, representations, or covenants are not accurate or if any such covenants or obligations are not satisfied.

5

The undersigned recognizes that the Opinions will not address any tax consequences of the Integrated Mergers or any action taken in connection therewith except as expressly set forth in the Opinions.

The undersigned hereby undertakes to promptly and timely inform Vinson & Elkins and Skadden if the undersigned should have reason to believe that any of the facts, representations, or covenants herein become untrue, incorrect or incomplete.

[SIGNATURE PAGE FOLLOWS]

6

IN WITNESS WHEREOF, I have, on behalf of the Company, caused this Officer’s Certificate to be executed on this          day of            2018.

PENN VIRGINIA CORPORATION

By:

Name:

Title:

7